     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE   , 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

      GROVE WORLDWIDE LLC              GROVE CAPITAL, INC.
 (Exact name of registrant as     (Exact name of registrant as
   specified in its charter)        specified in its charter)

           DELAWARE                         DELAWARE
(State or other jurisdiction of  (State or other jurisdiction of
incorporation or organization)   incorporation or organization)

             6719                             6799
 (Primary Standard Industrial     (Primary Standard Industrial
  Classification Code Number)      Classification Code Number)

          23-2955766                       25-1806448
(I.R.S. Employer Identification  (I.R.S. Employer Identification
            Number)                          Number)

   1565 BUCHANAN TRAIL EAST         1565 BUCHANAN TRAIL EAST
SHADY GROVE, PENNSYLVANIA 17256  SHADY GROVE, PENNSYLVANIA 17256
        (717) 597-8121                   (717) 597-8121
 (Address, including zip code,    (Address, including zip code,
and telephone number, including  and telephone number, including
  area code, of registrant's       area code, of registrant's
 principal executive offices)     principal executive offices)

                              SALVATORE J. BONANNO
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              GROVE WORLDWIDE LLC
                            1565 BUCHANAN TRAIL EAST
                        SHADY GROVE, PENNSYLVANIA 17256
                                 (717) 597-8121

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH A COPY TO:
                             MARK S. BERGMAN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 373-3000
                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                         ------------------------------

    If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box.                               / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                         / / ______

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                / / ______
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED               BE REGISTERED         PER UNIT(1)       OFFERING PRICE(1)    REGISTRATION FEE
9 1/4% Senior Subordinated Notes due 2008.....     $225,000,000             100%             $225,000,000            $66,375
Senior Subordinated Guarantees(2).............          --                   --                   --                   N/A
    Total.....................................     $225,000,000             100%             $225,000,000            $66,375

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The 9 1/4% Senior Subordinated Notes due 2008 are guaranteed by the Subsidiary Guarantors (as defined on page 1) on a senior subordinated basis. No separate consideration will be paid in respect to these guarantees pursuant to Rule 457(n).
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                          STATE OR OTHER
                                           JURISDICTION       PRIMARY STANDARD        IRS EMPLOYER
                                                OF        INDUSTRIAL CLASSIFICATION  IDENTIFICATION
NAME                                      INCORPORATION          CODE NUMBER             NUMBER
----------------------------------------  --------------  -------------------------  --------------
Grove U.S. LLC (a)......................     Delaware                  3531             23-2955767

Grove Finance LLC (a)...................     Delaware                  6799             25-1806573

Crane Acquisition Corp. (a).............     Delaware                  6719             52-2089451

Crane Holding Inc. (a)..................     Delaware                  6719             51-0305209

National Crane Corporation (a)..........     Delaware                  3531             22-2196756

                                             ADDRESS, INCLUDING ZIP CODE, AND
                                             TELEPHONE NUMBER, INCLUDING AREA
                                             CODE, OF REGISTRANTS' PRINCIPAL
NAME                                                EXECUTIVE OFFICES
----------------------------------------  --------------------------------------
Grove U.S. LLC (a)......................  1565 Buchanan Trail East
                                          Shady Grove, Pennsylvania 17256
                                          (717) 597-8121
Grove Finance LLC (a)...................  1565 Buchanan Trail East
                                          Shady Grove, Pennsylvania 17256
                                          (717) 597-8121
Crane Acquisition Corp. (a).............  11200 Number 148
                                          Waverly, Nebraska 6846
                                          (402) 786-6300
Crane Holding Inc. (a)..................  11200 Number 148
                                          Waverly, Nebraska 6846
                                          (402) 786-6300
National Crane Corporation (a)..........  11200 Number 148
                                          Waverly, Nebraska 6846
                                          (402) 786-6300

--------------------------

(a) The Notes (as defined on page 1) are guaranteed fully and unconditionally, on a joint and several basis, by each of the direct and indirect wholly-owned domestic subsidiaries of Grove Worldwide LLC (other than Grove Capital, Inc.) (the "Subsidiary Guarantors").

                   SUBJECT TO COMPLETION, DATED JUNE   , 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS
                                  $225,000,000

                              GROVE WORLDWIDE LLC

                              GROVE CAPITAL, INC.

                            OFFER TO EXCHANGE THEIR
     9 1/4% SENIOR SUBORDINATED NOTES DUE 2008, WHICH HAVE BEEN REGISTERED
                           UNDER THE SECURITIES ACT,
 FOR ANY AND ALL OF THEIR OUTSTANDING 9 1/4% SENIOR SUBORDINATED NOTES DUE 2008

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON                , 1998, UNLESS EXTENDED

    Grove Worldwide LLC, a Delaware limited liability company (the "Company" or "Grove"), and Grove Capital, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Grove Capital" and, together with the Company, the "Issuers"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer") up to $225,000,000 in aggregate principal amount of their 9 1/4% Senior Subordinated Notes Due 2008 (the "Exchange Notes") for a like principal amount of their outstanding 9 1/4% Senior Subordinated Notes Due 2008 that were issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") (the "Senior Subordinated Notes" and, together with the Exchange Notes, the "Notes").

    The terms of the Exchange Notes will be the same in all material respects (including principal amount, interest rate, maturity and ranking) as the terms of the Senior Subordinated Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes have been registered under the Securities Act, and therefore will not be subject to certain restrictions on transfer applicable to the Senior Subordinated Notes and will not be entitled to registration rights except under certain limited circumstances. The Exchange Notes will be issued under the Indenture (as defined on page 3) governing the Senior Subordinated Notes. The Senior Subordinated Notes are, and the Exchange Notes will be, general unsecured obligations of the Issuers, will rank subordinate in right of payment to all Senior Debt and rank equal in right of payment to any future senior subordinated indebtedness of the Issuers and senior in right of payment to subordinated indebtedness of the Issuers. The Issuers' obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the existing domestic subsidiaries of the Company except Grove Capital (the "Subsidiary Guarantors"). The Subsidiary Guarantees will rank subordinate in right of payment to all Senior Debt of each Subsidiary Guarantor, including each Subsidiary Guarantor's guarantee of indebtedness under the New Credit Facility (as defined on page 10). The Notes and the Subsidiary Guarantees will be effectively subordinated to all indebtedness, including trade payables, of the Company's subsidiaries that are not Subsidiary Guarantors. As of March 28, 1998, after giving effect to the Transactions (as defined on page 10), the Notes would have been subordinated to $219.4 million of Senior Debt and effectively subordinated to $91.9 million of liabilities of the Company's subsidiaries that are not Subsidiary Guarantors.

                                                        (CONTINUED ON NEXT PAGE)

                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE EXCHANGE NOTES.
                             ---------------------
  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS         , 1998.

(CONTINUED FROM COVER)

    The Senior Subordinated Notes were originally issued and sold on April 29, 1998 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A of the Securities Act (the "Initial Offering"). Accordingly, the Senior Subordinated Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations provided to third parties by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission"), the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Senior Subordinated Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of the Securities Act (an "Affiliate") or (ii) a broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Each Affiliate that receives the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act, and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Subordinated Notes where such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers and the Subsidiary Guarantors have agreed that, for a period of one year after the Expiration Date (as defined below), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Exchange Notes constitute new issues of securities with no established public trading market. The Issuers do not intend to apply for listing of the Exchange Notes on any national securities exchange or for their quotation through the Nasdaq Stock Market, Inc. Therefore, there can be no assurance as to the development or liquidity of any trading market for the Exchange Notes. Any Senior Subordinated Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Senior Subordinated Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Senior Subordinated Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Senior Subordinated Notes will continue to be subject to the existing restrictions on transfer thereof and the Issuers will have no further obligation to register such Senior Subordinated Notes under the Securities Act except under certain limited circumstances. See "Description of Notes--Registration Rights; Liquidated Damages."

    The Senior Subordinated Notes currently trade in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Senior Subordinated Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the Exchange Notes will not be eligible for PORTAL trading.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Subordinated Notes being tendered or accepted for exchange. The
Exchange Offer will expire at 5:00 p.m., New York City time, on        , 1998,
unless extended (the "Expiration Date"). The date of acceptance for exchange of the Senior Subordinated Notes ( the "Exchange Date") will be the Expiration Date, upon surrender of the Senior Subordinated Notes tendered. Senior Subordinated Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

    The Issuers will not receive any proceeds from this Exchange Offer and no underwriter is being utilized in connection with this Exchange Offer.

                             AVAILABLE INFORMATION

    Upon the effectiveness of this Registration Statement, the Issuers and the Subsidiary Guarantors will become subject to the periodic reporting and to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Company will file reports, proxy statements and other information with the Commission. Reports, proxy and information statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    No separate financial statements of the Subsidiary Guarantors and Grove Capital are included herein. The Company considers that such financial statements would not be material to holders of the Notes because: (i) this Registration Statement does include, (a) in the notes to the audited combined financial statements of the Company, supplemental financial information, setting forth on a combined basis, balance sheets, statements of operations and cash flows information for the Subsidiary Guarantors, the Non-Guarantor Subsidiaries (as defined) and the Company and (b) in the notes to the unaudited combined financial statements of the Company, supplemental financial information, setting forth on a combined basis, balance sheets, statements of operations and cash flows information for the Subsidiary Guarantors and Grove Capital, the Non-Guarantor Subsidiaries and the Company; and (ii) the above-mentioned notes provide sufficient detail to allow investors to determine the nature of the assets held by, and the operations and cash flows of the Subsidiary Guarantors and Grove Capital.

    The Issuers are required by the terms of the Indenture dated as of April 29, 1998, by and among the Issuers, the Subsidiary Guarantors and the United States Trust Company of New York (the "Trustee"), under which the Senior Subordinated Notes were issued and under which the Exchange Notes are to be issued (the "Indenture"), to furnish to the Trustee and holders of the Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, (i) at all times the Commission does not accept the filings provided for in the preceding sentence or (ii) such filings provided for in the preceding sentence do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, then, in each case, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

    This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Issuers and the Subsidiary Guarantors with the Commission under the Securities

Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, Grove Capital, the Subsidiary Guarantors and the Exchange Notes. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements under "Prospectus Summary," "Risk Factors," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "anticipates," "expects," "estimates," "intends," "plans," "projects," and "outlook") are not historical facts and may be forward-looking. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, cost savings, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, cost savings, performance or achievements expressed or implied by such forward-looking statements, and accordingly, such statements should be read in conjunction with and are qualified in their entirety by reference to, such risks, uncertainties and other factors, which are discussed throughout this Prospectus. Such factors include, among others, the following: (i) substantial leverage and ability to service debt; (ii) changing market trends in the mobile hydraulic crane, aerial work platform and truck-mounted crane industries; (iii) general economic and business conditions including a prolonged or substantial recession; (iv) the ability of the Company to implement its business strategy and maintain and enhance its competitive strengths; (v) the ability of the Company to implement the Operations Improvement Program (as defined); (vi) the ability of the Company to obtain financing for general corporate purposes; (vii) competition; (viii) availability of key personnel; (ix) industry overcapacity; and (x) changes in, or the failure to comply with, government regulations. See "Risk Factors." As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements, and neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. Any forward-looking statements contained herein speak solely as of the date on which such statements are made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.

                            MARKET AND INDUSTRY DATA

    Certain market data used in this Prospectus was obtained through Company research, surveys or studies purchased by the Company and conducted by third parties and from industry and general publications together with management estimates. The Company has not independently verified market data provided by third parties or industry or general publications. Similarly, management estimates, while believed by the Company to be reliable, have not been verified by any independent sources and no assurance can be given that such data is accurate in all material respects. Prospective investors are urged to read this Prospectus in its entirety.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND COMBINED FINANCIAL STATEMENTS OF THE GROVE COMPANIES, THE PREDECESSOR TO THE COMPANY, INCLUDING THE NOTES THERETO (THE "FINANCIAL STATEMENTS"), INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE NOTED, THE "COMPANY" OR "GROVE" REFERS TO GROVE WORLDWIDE LLC AND ITS SUBSIDIARIES AND INCLUDES THE ACQUIRED BUSINESS (AS DEFINED). THE COMPANY'S FISCAL YEAR ENDS ON THE SATURDAY CLOSEST TO THE LAST DAY OF SEPTEMBER. REFERENCES TO FISCAL 1993, FISCAL 1994, FISCAL 1995, FISCAL 1996 AND FISCAL 1997 REFER TO THE FISCAL YEARS ENDED OCTOBER 2, 1993, OCTOBER 1, 1994, SEPTEMBER 30, 1995, SEPTEMBER 28, 1996 AND SEPTEMBER 27, 1997, RESPECTIVELY. REFERENCES TO HISTORICAL FINANCIAL INFORMATION ARE TO THE HISTORICAL COMBINED FINANCIAL RESULTS OF THE ACQUIRED BUSINESS. SEE "THE TRANSACTIONS--THE ACQUISITION." THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INHERENTLY INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE SET FORTH UNDER "THE COMPANY--BUSINESS STRATEGY" AND "RISK FACTORS." CERTAIN MARKET DATA USED IN THIS PROSPECTUS REFLECT MANAGEMENT ESTIMATES; WHILE SUCH ESTIMATES ARE BELIEVED TO BE RELIABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH DATA IS ACCURATE IN ALL MATERIAL RESPECTS. PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                  THE COMPANY

    Grove Worldwide is a leading international designer, manufacturer and marketer of a comprehensive line of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. In North America, Grove Crane, the Company's largest operating division, has a number one market position and a 45% market share. The Company's products are used in a wide variety of applications by commercial and residential building contractors, as well as by industrial, municipal and military end-users. The Company's products are marketed to independent equipment rental companies and directly to end-users under three widely recognized brand names--GROVE CRANE, GROVE MANLIFT and NATIONAL CRANE. The Company believes it has achieved a leading position in each of its principal markets due to its: (i) strong brand name and reputation for quality products;
(ii) superior customer service; (iii) established network of distributors; (iv) broad product line; and (v) commitment to superior engineering design and product innovation. For the twelve months ended March 28, 1998, the Company generated net sales of $853.5 million and pro forma EBITDA (as defined herein) of $85.0 million.

    The Company's products are sold in over 50 countries primarily through an established, global network of approximately 240 independent distributors. The Company's major markets are North America (67% of fiscal 1997 new equipment sales), Europe (23% of fiscal 1997 new equipment sales), Asia (7% of fiscal 1997 net sales) and Latin America (3% of fiscal 1997 new equipment sales). The Company markets its products through three operating divisions:

- GROVE CRANE (approximately 69% of fiscal 1997 net sales) designs and manufactures over 40 models of mobile hydraulic cranes. The Company's mobile hydraulic cranes, which are used primarily in industrial, commercial and public works construction, are capable of reaching maximum heights of 372 feet and lifting up to 300 tons. From fiscal 1993 to fiscal 1997, Grove Crane's net sales (including acquisitions) increased from $290 million to $587 million, representing a compound annual growth rate ("CAGR") of 19.4%.

- GROVE MANLIFT (approximately 23% of fiscal 1997 net sales) designs and manufactures over 60 models of aerial work platforms. The Company's aerial work platforms, which are used primarily in industrial, commercial and construction applications, are capable of lifting people to maximum working heights ranging from 19 to 131 feet. Aerial work platforms elevate workers and their materials more safely, quickly and easily than alternative methods such as scaffolding and ladders. From fiscal 1993 to fiscal 1997, Grove Manlift's net sales (including acquisitions) increased from $57 million to $199 million, representing a CAGR of 36.8%.

- NATIONAL CRANE (approximately 8% of fiscal 1997 net sales) designs and manufactures over 14 models of telescoping and 12 models of articulating truck-mounted cranes. The Company's telescoping and articulating cranes, which are used primarily in industrial, commercial, public works and construction applications, are capable of reaching maximum heights of 166 feet and lifting up to 36 tons. Telescoping and articulating cranes are mounted on a standard truck chassis or on a pedestal at a fixed location. From fiscal 1993 to fiscal 1997, National Crane's net sales increased from $40 million to $71 million, representing a CAGR of 15.4%.

COMPETITIVE STRENGTHS

    The Company believes that it benefits from the following competitive strengths:

- LEADING MARKET POSITIONS. The Company believes that its three operating divisions have established a leading position in each of their principal markets.

                                                                                MARKET
DIVISION              PRODUCTS                          PRINCIPAL MARKETS     POSITION(1)        MARKET SHARE(1)
--------------------  --------------------------------  -----------------  -----------------  ---------------------
Grove Crane           Mobile Hydraulic Cranes           North America              1                       45%
                                                        Europe                     2                       17%

Grove Manlift         Aerial Work Platforms             North America              2                       11%
                                                        Europe                     2                       21%

National Crane        Truck-Mounted Cranes:
                        Telescoping                     North America              1                       43%
                        Articulating                    North America              4                       13%(2)

- STRONG BRAND NAME AND REPUTATION FOR QUALITY PRODUCTS. The Company has created significant brand equity as a result of its innovative designs, quality products and product reliability. With over 100,000 units sold during the past 50 years, the Company believes that it currently has one of the industry's largest installed bases of cranes and aerial work platforms. The quality of the Company's products and the value of its brand name are reflected in the North American marketplace, where the Company believes that its cranes generally command premium prices and have higher residual values than comparable products manufactured by its competitors. For example, Grove Crane's products typically have residual values in excess of 50% of their original cost after five years, which management believes is significantly greater than the average residual value of its competitors' products.

- SUPERIOR CUSTOMER SERVICE. The Company is committed to providing superior training, sales and service support to its distributors and end-users as a standard part of its sales and marketing effort. Management believes that no other major competitor matches the extent and quality of its customer support services and that such services significantly contribute to the Company's ability to charge premium prices for its products. In addition, the Company has focused on providing ready availability of service parts. For example, in fiscal 1997, the Company shipped over 80% of its replacement parts worldwide within 24 hours after receipt of an order. After-market sales for parts and services accounted for 12% of the Company's net sales and 26% of gross profits in fiscal 1997. Such sales typically have higher gross margins and are less cyclical than new equipment sales.

- ESTABLISHED NETWORK OF DISTRIBUTORS. The Company benefits from an established base of approximately 240 independent distributors located in 50 countries around the world. Over two-thirds of Grove Crane's North American distributors have sold the Company's products for over 10 years.

------------------------------

(1) All market share data are based on units shipped during fiscal 1997, except for data on Grove Manlift's share of the North American aerial work platform market, which are based on fiscal 1997 revenues. With respect to aerial work platforms, management believes that because the Company primarily competes in the North American market for larger, high-end aerial work platforms, comparisons based on revenues are more appropriate. Market data were derived from industry statistics together with management estimates and including, as applicable, management assumptions regarding unit price.

(2) In the United States, the Company has a number three market position and a 17% market share. National Crane has only a nominal presence in the Canadian market for articulating cranes.

- BROAD PRODUCT LINE. The Company believes it has the broadest product line in the industry, with 10 product categories and over 120 models offered by its three operating divisions. Management believes the breadth of the Company's product offerings enables it to more effectively serve the equipment rental market, which management estimates represents approximately 80% of the Company's net sales. The Company's broad product line allows it to satisfy the rental market's demand for models addressing specific end-user needs, while also providing customers the opportunity to save on support, maintenance and training costs by purchasing from a single manufacturer.

BUSINESS STRATEGY

    As a result of the Acquisition (as defined), the Company is operated on a stand-alone basis rather than as part of a larger diversified enterprise. The Company's management team expects to capitalize on the experience and expertise of new senior management as it implements the Operations Improvement Program in cooperation with the George Group Inc. ("George Group"), an acquisition and management consulting firm that applies strategic and operations management expertise to manufacturing businesses. Management is led by Salvatore J. Bonanno who joined the Company in March 1998 from Foamex International Inc., where he led an organizational restructuring designed to reduce manufacturing and overhead costs. The Company will implement the Operations Improvement Program and the other key elements of the Company's business strategy described below in order to reach its objective of increased net sales and EBITDA.

- OPERATIONS IMPROVEMENT PROGRAM. The Company, in cooperation with the George Group, has developed a comprehensive program (the "Operations Improvement Program") which it believes will enable the Company to reduce its annual costs by approximately $35 million to $50 million and achieve significant working capital efficiencies by fiscal 2001. The Operations Improvement Program is intended to improve the Company's operating efficiency and margins by: (i) rationalizing product lines; (ii) reducing manufacturing costs; and (iii) reducing selling, general and administrative expenses. In addition, the Company believes the Operations Improvement Program should enable it to reduce its working capital requirements by decreasing inventory levels by approximately $40 million to $50 million.

- CONTINUE TO PROVIDE SUPERIOR PRODUCTS. The Company has maintained a commitment to superior engineering design and technological innovation. The Company believes that it has the most extensive engineering capability in the crane industry, with a dedicated engineering group focusing on developing innovative, high performance, low maintenance products that satisfy the demands of its customers. Together with the Company's manufacturing and marketing staff, these engineers seek to utilize new technologies and effectively introduce new products. For example, the Company has introduced lighter booms with greater lifting capacity, electronic controls that facilitate operations and product features that enhance safety and increase versatility. The Company believes that the greater sophistication of its products contributes to its ability to sustain higher residual values. The Company intends to intensify its efforts to design products that meet evolving customer needs while reducing manufacturing costs and the period from product conception to introduction.

- EXPAND EXISTING INTERNATIONAL BUSINESS. The Company intends to leverage its significant brand equity and strong distribution network to opportunistically expand its existing international business. As an industry leader, the Company believes it is well-positioned to increase sales internationally as infrastructure development in existing and emerging markets stimulates demand for cranes and aerial work platforms. In 1995, the Company expanded its product offerings and strengthened its manufacturing and distribution presence in Europe by acquiring the mobile hydraulic crane business of Krupp in Germany and the aerial work platform business of Delta Systemes SA ("Delta") in France. In addition, all but one of the Company's manufacturing facilities have received ISO 9001 certifications, which enhances the Company's international marketing efforts.

- CAPITALIZE ON THE GROWTH OF THE WORLDWIDE AERIAL WORK PLATFORM MARKET. The Company seeks to capitalize on the increasing recognition by end-users worldwide that aerial work platforms are economical and safe alternatives to scaffolding and ladders. The North American aerial work platform industry experienced a CAGR in total unit shipments from 1992 to 1997 of 32%. In 1997, approximately 41,000 aerial work platforms were shipped in North America while only 13,000 units were shipped in markets outside of North America. The Company expects to generate increased sales of aerial work platforms in international markets as international end-users recognize the productivity and safety advantages of aerial work platforms.

THE OPERATIONS IMPROVEMENT PROGRAM

    The Company, in cooperation with George Group, has developed a comprehensive program which it believes will enable it to reduce its annual costs by approximately $35 million to $50 million and achieve significant working capital efficiencies by fiscal 2001. The Operations Improvement Program is intended to improve the Company's operating efficiency and its margins by: (i) rationalizing product lines; (ii) reducing manufacturing costs; and (iii) reducing selling, general and administrative expenses. In addition, the Company believes the Operations Improvement Program should enable it to reduce its working capital requirements by decreasing inventory levels by approximately $40 million to $50 million. It is expected that these cost savings will be offset by non-recurring costs of up to approximately $25 million associated with the implementation of the Operations Improvement Program, plus consulting fees payable to George Group. Estimates of potential cost savings and implementation costs are inherently uncertain and the description of the Operations Improvement Program should be read in conjunction with "Special Note Regarding Forward Looking Statements" and "Risk Factors--Realization of Benefits of Operations Improvement Program." The key components of the Operations Improvement Program are as follows:

    RATIONALIZE PRODUCT LINES. The Company expects to implement a product line rationalization program which will position it to reduce both operating costs and working capital requirements without diminishing the advantages derived from its broad product line. The Company will monitor product line data to enable it to simplify its engineering processes by reducing the number of models and manufacturing components, standardizing options and using platform design concepts. The Company believes this program will enable it to eliminate certain models that have low demand, low margins or features and capabilities that are redundant with other models.

    REDUCE MANUFACTURING COSTS. Management intends to reduce the annual costs of goods sold by approximately $25 million to $30 million by fiscal 2001 by rationalizing its product line and undertaking the following initiatives to improve the Company's manufacturing process:

- Accelerate the recently initiated Design for Manufacturing and Assembly ("DFMA") program and continue to implement value analysis programs. These established techniques are designed to lower material and labor costs by redesigning products, incorporating more standardized components and allowing a simplified fabrication and assembly process. Initial efforts during fiscal 1997 resulted in a 28% reduction in labor costs for a test model.

- Consolidate sourcing by using fewer suppliers to fulfill the Company's global requirements. As a result of its product rationalization and DFMA programs, the Company expects to purchase a greater volume of fewer components, enabling it to significantly reduce its vendor base and benefit from increased sourcing leverage.

- Implement other procedures to reduce manufacturing costs, including: (i) improving planning and scheduling by introducing continuous flow manufacturing principles and integrating the Company's new management information system;
  (ii) improving product flow and reducing cycle time in order to increase manufacturing flexibility and capacity; and (iii) shifting the production of certain models and components to facilities where they can be more efficiently produced.

        REDUCE SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Management believes it can reduce annual selling, general and administrative expenses by approximately $10 million to $20 million by fiscal 2001 by reducing redundant functions across facilities, utilizing the Company's new management information system and streamlining existing business processes, including redesigning sales and administrative functions. See
    "Business--Management Information System."

        REDUCE WORKING CAPITAL REQUIREMENTS. Management believes the Operations Improvement Program will enable the Company to reduce its working capital requirements by reducing inventory levels by approximately $40 million to $50 million. The Company expects to reduce its inventory levels primarily as a result of: (i) improved manufacturing processes; (ii) the shifting of production of certain models and components to facilities where they can be more efficiently produced; and (iii) product rationalization.

                                THE TRANSACTIONS

THE ACQUISITION

    On March 10, 1998, the Company, entered into an agreement (together with the related agreements, the "Acquisition Agreement") to acquire, through certain of its subsidiaries, the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses of Hanson Funding (G) PLC ("Hanson") and certain of its subsidiaries (the "Acquired Business"), for aggregate cash consideration of approximately $583.0 million plus certain assumed liabilities, subject to a post-closing net worth adjustment (the "Acquisition").

    On April 29, 1998 (the "Closing Date"), pursuant to the Acquisition Agreement, the Company acquired the Acquired Business. Cash funding requirements to consummate the Acquisition, including the payment of related fees and expenses, were approximately $604.5 million, which were provided by: (i) $209.5 million of borrowings under a new $325.0 million credit facility (the "New Credit Facility"); (ii) $225.0 million of estimated gross proceeds to the Company from the offering of the Senior Subordinated Notes; (iii) the issuance by Grove Holdings LLC, a Delaware limited liability company ("Holdings"), of $50.0 million in gross proceeds of its 11 5/8% Senior Discount Debentures due 2009 (the "Debentures"); and (iv) the issuance of $120.0 million of limited liability company membership interests of Holdings (the "Holdings Equity Issuance") (collectively, the "Financings"). At the Closing, Holdings contributed (the "Equity Contribution") the net proceeds from the Holdings Equity Issuance and the Debenture offering to the Company. The Acquisition, the Financings and the application of the proceeds of the Financings are hereinafter referred to as the "Transactions." See "The Transactions."

THE INVESTOR GROUP

    Keystone, Inc. and its related parties ("Keystone"), FW Strategic Partners, L.P. ("Strategic Partners"), certain minority investors and certain principals of, and an entity formed by certain employees of, the George Group and certain other investors (together with Keystone, Strategic Partners, the minority investors and the George Group, the "Investor Group") beneficially own in the aggregate, through Grove Investors LLC ("Grove Investors"), all of the outstanding membership interests of Holdings. Keystone is the principal investment entity of Robert M. Bass. Since 1985, Keystone and associated entities have directly and indirectly sponsored over 30 leveraged acquisitions valued in the aggregate at more than $6.0 billion. These acquisitions have included, among others, American Savings Bank, F.A., Bell & Howell Company, CapStar Hotel Company, Ivex Packaging Corporation, National Reinsurance Corporation, Reliant Building Products, Inc., Specialty Foods Corporation, Stage Stores, Inc., and Williams Scotsman, Inc. Strategic Partners is a Delaware limited partnership formed to invest primarily in public and private debt and equity securities. George Group is an acquisition and management consulting firm that applies its strategic and operations management expertise to manufacturing businesses. George Group has established an exclusive relationship with Keystone to pursue leveraged acquisitions of companies in which George Group's operational expertise may significantly reduce costs and increase revenue, cash flow and return on invested capital. As part of their on-going relationship, in May 1997, Keystone, Strategic Partners, certain other parties and George Group completed the acquisition of Reliant Building Products, Inc.

GROVE CAPITAL, INC.

    Grove Capital was organized as a direct wholly owned subsidiary of Grove for the purpose of acting as a co-issuer of the Notes and is also a co-registrant of the Registration Statement. This was done so that certain institutional investors to whom the Senior Subordinated Notes were marketed and that might otherwise have been restricted in their ability to purchase debt securities issued by a limited liability company, such as Grove, by reason of the legal investment laws of their states of organization or their charter documents, would be able to invest in the Senior Subordinated Notes. Grove Capital has no assets, no liabilities (other than the Notes and as a borrower under the New Credit Facility), no operations and will not have any revenues and is prohibited from engaging in any business activities. As a result, holders of the Notes should not expect Grove Capital to participate in servicing the interest and principal obligations on the Notes.

                               THE EXCHANGE OFFER

ISSUERS.....................................  The Exchange Notes will be joint and several obligations of the Company and Grove Capital.
                                              Grove Capital is a Delaware corporation and
                                              wholly owned subsidiary of the Company formed
                                              in connection with the Offering. Grove Capital
                                              has no assets, no liabilities (other than the
                                              Notes and as a borrower under the New Credit
                                              Facility) and no operations and is prohibited
                                              from engaging in any business activities.

THE EXCHANGE OFFER..........................  The Issuers are offering to exchange up to
                                              $225,000,000 aggregate principal amount of
                                              their 9 1/4% Senior Subordinated Notes due
                                              2008 for a like principal amount of their
                                              outstanding 9 1/4% Senior Subordinated Notes
                                              due 2008 that were issued and sold on April
                                              29, 1998 in reliance upon an exemption from
                                              registration under the Securities Act. The
                                              terms of the Exchange Notes will be identical
                                              in all material respects (including principal
                                              amount, interest rate, maturity and ranking)
                                              to the terms of the Senior Subordinated Notes
                                              for which they may be exchanged pursuant to
                                              the Exchange Offer, except that the Exchange
                                              Notes will be registered under the Securities
                                              Act and therefore will not be subject to
                                              certain restrictions on transfer and will not
                                              be entitled to registration rights except
                                              under certain limited circumstances. See "The
                                              Exchange Offer-- Terms of the Exchange."

EXPIRATION DATE.............................  The Exchange Offer will expire at 5:00 p.m.,
                                              New York City time, on            , 1998
                                              unless extended (the "Expiration Date").

EXCHANGE DATE...............................  The first date the Senior Subordinated Notes will be accepted for exchange will be the
                                              Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER............  The obligation of the Issuers to consummate the Exchange Offer is subject to certain
                                              customary conditions which may be waived by
                                              the Issuers. See "The Exchange Offer--Certain
                                              Conditions to the Exchange Offer." The
                                              Exchange Offer is not conditioned upon any
                                              minimum aggregate principal amount of Senior
                                              Subordinated Notes being tendered for
                                              exchange. The Issuers reserve the right to
                                              terminate or amend the Exchange Offer at any
                                              time prior to the Expiration Date upon the
                                              occurrence of any such condition.

WITHDRAWAL RIGHTS...........................  Tenders may be withdrawn at any time prior to the Expiration Date. Any Senior Subordinated
                                              Notes not accepted for any reason will be
                                              returned without expense to the tendering
                                              holders thereof as promptly

                                              as practicable after the expiration or
                                              termination of the Exchange Offer.

PROCEDURES FOR TENDERING SENIOR SUBORDINATED
  NOTES.....................................  Unless a tender of Senior Subordinated Notes is effected pursuant to the procedures for
                                              book-entry transfer as provided herein, each
                                              holder of Senior Subordinated Notes wishing to
                                              accept the Exchange Offer must complete, sign
                                              and date a Letter of Transmittal, or a
                                              facsimile thereof, in accordance with the
                                              instructions contained herein and therein, and
                                              mail or otherwise deliver such Letter of
                                              Transmittal, or such facsimile, together with
                                              such Senior Subordinated Notes or in
                                              compliance with the specified procedures for
                                              guaranteed delivery of Senior Subordinated
                                              Notes, and any other required documentation,
                                              to the Exchange Agent at the address set forth
                                              herein. Holders of Senior Subordinated Notes
                                              registered in the name of a broker, dealer,
                                              commercial bank, trust company or other
                                              nominee are urged to contact such person
                                              promptly if they wish to tender Senior
                                              Subordinated Notes pursuant to the Exchange
                                              Offer. See "Risk Factors--Adverse Consequences
                                              of Failure To Exchange" and "The Exchange
                                              Offer--Procedures for Tendering Senior
                                              Subordinated Notes."

                                              Letters of Transmittal and certificates
                                              representing Senior Subordinated Notes should
                                              not be sent to the Issuers. Such documents
                                              should only be sent to the Exchange Agent.
                                              Questions regarding how to tender and requests
                                              for information should be directed to the
                                              Exchange Agent. See "Risk Factors--Adverse
                                              Consequences of Failure To Exchange" and "The
                                              Exchange Offer--Exchange Agent."

FEDERAL INCOME TAX CONSEQUENCES.............  In the opinion of Paul, Weiss, Rifkind,
                                              Wharton & Garrison, counsel to the Issuers,
                                              the exchange of Senior Subordinated Notes for
                                              Exchange Notes by holders will not constitute
                                              an exchange for federal income tax purposes,
                                              and U.S. holders will not realize any gain or
                                              loss upon receipt of Exchange Notes. See
                                              "Certain Federal Income Tax Considerations."

EFFECT ON HOLDERS OF THE SENIOR SUBORDINATED
  NOTES.....................................  As a result of the making of the Exchange
                                              Offer, and upon acceptance for exchange of all
                                              validly tendered Senior Subordinated Notes
                                              pursuant to the terms of this Exchange Offer,
                                              the Issuers will have fulfilled covenants
                                              contained in the terms of the Senior
                                              Subordinated Notes and the Registration Rights
                                              Agreement (the "Registration Rights
                                              Agreement")

                                              dated April 29, 1998 between the Company,
                                              Grove Capital, the Subsidiary Guarantors and
                                              Donaldson, Lufkin & Jenrette Securities
                                              Corporation ("DLJ"), Chase Securities Inc.
                                              ("Chase Securities") and BancBoston Securities
                                              Inc. ("BancBoston Securities" and, together
                                              with DLJ and Chase Securities, the "Initial
                                              Purchasers") and, accordingly, the holders of
                                              the Senior Subordinated Notes will have no
                                              further registration or other rights under the
                                              Registration Rights Agreement, except under
                                              certain limited circumstances. See
                                              "Description of Notes-- Registration Rights;
                                              Liquidated Damages." Holders of the Senior
                                              Subordinated Notes who do not tender their
                                              Senior Subordinated Notes in the Exchange
                                              Offer will continue to hold such Senior
                                              Subordinated Notes and will be entitled to all
                                              the rights and limitations applicable thereto
                                              under the Indenture. All untendered, and
                                              tendered but unaccepted, Senior Subordinated
                                              Notes will continue to be subject to the
                                              restrictions on transfer provided for in the
                                              Senior Subordinated Notes and the Indenture.
                                              To the extent that Senior Subordinated Notes
                                              are tendered and accepted in the Exchange
                                              Offer, the trading market, if any, for the
                                              Senior Subordinated Notes could be adversely
                                              affected. See "Risk Factors--Adverse
                                              Consequences of Failure to Exchange."

EXCHANGE AGENT..............................  The United States Trust Company of New York is
                                              serving as exchange agent (the "Exchange
                                              Agent") in connection with the Exchange Offer.
                                              See "The Exchange Offer--Exchange Agent."

RESALE OF EXCHANGE NOTES....................  Based upon interpretations by the Staff issued to third parties, the Issuers believe that
                                              Exchange Notes issued pursuant to the Exchange
                                              Offer in exchange for the Senior Subordinated
                                              Notes may be offered for resale, resold and
                                              otherwise transferred by holders thereof
                                              (other than any holder which is (i) an
                                              Affiliate of the Company or (ii) a
                                              broker-dealer that purchases Notes from the
                                              Issuers to resell pursuant to Rule 144A or any
                                              other available exemption) without compliance
                                              with the registration and prospectus delivery
                                              provisions of the Securities Act, provided
                                              that such Exchange Notes are acquired in the
                                              ordinary course of such holder's business and
                                              such holder has no arrangement or
                                              understanding with any person to participate
                                              in the distribution of such Exchange Notes and
                                              neither such holder nor any other such person
                                              is engaging in or intends to engage in a
                                              distribution of such Exchange Notes. Each
                                              Affiliate that receives the Exchange Notes
                                              must comply with the registration and
                                              prospectus delivery

                                              requirements of the Securities Act to the
                                              extent applicable. In addition, each
                                              broker-dealer that receives Exchange Notes for
                                              its own account pursuant to the Exchange Offer
                                              may be deemed to be an "underwriter" within
                                              the meaning of the Securities Act, and must
                                              acknowledge that it will deliver a prospectus
                                              meeting the requirements of the Securities Act
                                              in connection with any resale of such Exchange
                                              Notes. This Prospectus, as it may be amended
                                              or supplemented from time to time, may be used
                                              by a broker-dealer in connection with resales
                                              of Exchange Notes received in exchange for
                                              Senior Subordinated Notes where such Senior
                                              Subordinated Notes were acquired by such
                                              broker-dealer as a result of market-making or
                                              other trading activities. See "The Exchange
                                              Offer--Resale of Exchange Notes."

                          TERMS OF THE EXCHANGE NOTES

    The Exchange Offer applies to $225,000,000 aggregate principal amount of the Senior Subordinated Notes. The form and terms of the Exchange Notes are the same in all material respects as the form and terms of the Senior Subordinated Notes except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Senior Subordinated Notes and will be entitled to the benefit of the Indenture. See "Description of Notes."

THE EXCHANGE NOTES..........................  $225,000,000 aggregate principal amount of
                                              9 1/4% Senior Subordinated Notes due 2008.

MATURITY DATE...............................  May 1, 2008.

INTEREST PAYMENT DATES......................  May 1 and November 1 of each year, commencing on November 1, 1998.

SINKING FUND................................  None.

OPTIONAL REDEMPTION.........................  The Exchange Notes will be redeemable at the option of the Issuers, in whole or in part, at
                                              any time on or after May 1, 2003 in cash at
                                              the redemption prices set forth herein, plus
                                              accrued and unpaid interest and Liquidated
                                              Damages (as defined), if any, thereon to the
                                              date of redemption. In addition, at any time
                                              prior to May 1, 2001, the Issuers may on any
                                              one or more occasions redeem up to 35% of the
                                              aggregate principal amount of Exchange Notes
                                              originally issued at a redemption price equal
                                              to 109.250% of the principal amount thereof,
                                              plus accrued and unpaid interest and
                                              Liquidated Damages, if any, thereon to the
                                              redemption date, with the net cash proceeds of
                                              one or more Public Equity Offerings (as
                                              defined); PROVIDED that at least 65% of the
                                              aggregate principal amount of Exchange Notes
                                              originally issued remains outstanding

                                              immediately after the occurrence of any such
                                              redemption. See "Description of
                                              Notes--Optional Redemption."

CHANGE OF CONTROL...........................  Upon the occurrence of a Change of Control, each holder of Exchange Notes will have the
                                              right to require the Issuers to repurchase all
                                              or any part of such holder's Exchange Notes at
                                              an offer price in cash equal to 101% of the
                                              aggregate principal amount thereof, plus
                                              accrued and unpaid interest and Liquidated
                                              Damages, if any, thereon to the date of
                                              purchase. See "Description of Notes--
                                              Repurchase at the Option of Holders--Change of
                                              Control." There can be no assurance that, in
                                              the event of a Change of Control, the Issuers
                                              would have sufficient funds to purchase all
                                              Exchange Notes tendered. See "Risk
                                              Factors--Limitations on Ability to Make Change
                                              of Control Payment."

SUBSIDIARY GUARANTORS.......................  The Exchange Notes will be fully, unconditionally, jointly and severally
                                              guaranteed on a senior subordinated basis by
                                              the Subsidiary Guarantors.

SUBORDINATION...............................  The Exchange Notes will be general unsecured obligations of the Issuers, will rank
                                              subordinate in right of payment to all Senior
                                              Debt and will rank equal in right of payment
                                              with any future senior subordinated
                                              indebtedness of the Issuers and senior in
                                              right of payment to all subordinated
                                              Indebtedness. The Subsidiary Guarantees will
                                              rank subordinate in right of payment to all
                                              Senior Debt of each Subsidiary Guarantor,
                                              including each Subsidiary Guarantor's
                                              guarantee of indebtedness under the New Credit
                                              Facility. The Exchange Notes and the
                                              Subsidiary Guarantees will be effectively
                                              subordinated to all indebtedness, including
                                              trade payables, of the Company's subsidiaries
                                              that are not Subsidiary Guarantors. As of
                                              March 28, 1998, the Notes were subordinated to
                                              $219.4 million of Senior Debt and effectively
                                              subordinated to $91.9 million of liabilities
                                              of the Company's subsidiaries that are not
                                              Subsidiary Guarantors.

CERTAIN COVENANTS...........................  The Indenture contains certain covenants that will limit, among other things, the ability of
                                              the Issuers to: (i) pay dividends, redeem
                                              capital stock or make certain other restricted
                                              payments or investments, (ii) incur additional
                                              indebtedness or issue certain preferred equity
                                              interests, (iii) merge, consolidate or sell
                                              all or substantially all of its assets, (iv)
                                              create liens on assets and (v) enter into
                                              certain transactions with affiliates or
                                              related persons. See "Description of
                                              Notes--Certain Covenants." The restrictions
                                              placed

                                              on Holdings and its subsidiaries in the
                                              indenture governing the Debentures (the
                                              "Debenture Indenture") will be substantially
                                              the same as those applicable to the Company
                                              and its subsidiaries under the Indenture;
                                              however, additional indebtedness of Holdings
                                              (including that represented by the Debentures)
                                              will have the effect of making the covenants
                                              contained in the Debenture Indenture that are
                                              applicable to the Company and its subsidiaries
                                              more restrictive than the corresponding
                                              covenants contained in the Indenture. However,
                                              all these limitations and prohibitions are
                                              subject to a number of qualifications and
                                              exceptions. See "Description of Notes--Certain
                                              Covenants."

ABSENCE OF PUBLIC MARKET....................  There is no public market for the Exchange
                                              Notes, and the Exchange Notes will not be
                                              listed on any securities exchange or quotation
                                              system. The Company has been advised by the
                                              Initial Purchasers that, following
                                              consummation of the Exchange Offer, the
                                              Initial Purchasers intend to make a market in
                                              the Exchange Notes; however, any market-making
                                              may be discontinued at any time without
                                              notice. If an active public market does not
                                              develop, the market price and liquidity of the
                                              Exchange Notes may be adversely affected. See
                                              "Risk Factors--Absence of Public Market for
                                              Exchange Notes."

                                              The Senior Subordinated Notes currently trade
                                              in the PORTAL market. Following commencement
                                              of the Exchange Offer but prior to its
                                              consummation, the Senior Subordinated Notes
                                              may continue to be traded in the PORTAL
                                              market. Following consummation of the Exchange
                                              Offer, the Exchange Notes will not be eligible
                                              for PORTAL trading.

    For definitions of certain capitalized terms used herein, see "Description of Notes."

    HOLDERS OF SENIOR SUBORDINATED NOTES AND PROSPECTIVE PURCHASERS OF EXCHANGE NOTES SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH IN THIS PROSPECTUS AND, IN PARTICULAR, SHOULD EVALUATE THE SPECIFIC FACTORS SET FORTH UNDER "RISK FACTORS" FOR RISKS ASSOCIATED WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES. SEE "RISK FACTORS."

                            ------------------------

    The principal executive offices of the Issuers, Grove US LLC and Grove Finance are located at 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256. The telephone number of the Issuers, Grove US LLC and Grove Finance's executive offices is (717) 597-8121. The principal executive offices of Crane Acquisition Corp., Crane Holding Inc. and National Crane Corporation are located at 11200 Number 148, Waverly, Nebraska 6846. The telephone number of the Crane Acquisition Corp., Crane Holding Inc. and National Crane Corporation's executive office is (402) 786-6300.

            SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The following table presents summary: (i) historical combined financial data of the Company for fiscal 1993, fiscal 1994, fiscal 1995, fiscal 1996, fiscal 1997 and the six months ended March 27, 1997 and March 28, 1998; (ii) pro forma combined data of the Company for fiscal 1997 and the six months ended March 28, 1998; and (iii) historical and pro forma combined balance sheet data of the Company as of March 28, 1998. The Company's fiscal year ends on the Saturday closest to the last day of September. The summary historical combined financial data for fiscal 1993, fiscal 1994 and the six months ended March 27, 1997 and March 28, 1998 were derived from unaudited historical combined financial statements. The pro forma combined financial data for fiscal 1997 and the six months ended March 28, 1998 give effect to the Transactions as if they had occurred at the beginning of fiscal 1997. The pro forma balance sheet data at March 28, 1998 give effect to the Transactions as if they had occurred on March 28, 1998. The pro forma financial data are unaudited and do not purport to represent what the Company's results of operations or financial position would have been if the Transactions had been completed as of the date or for the periods presented, nor does such data purport to represent the results of operations for any future period. The summary financial data set forth below should be read in conjunction with "The Transactions," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical combined financial statements and pro forma combined financial data of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                              FISCAL YEAR                               SIX MONTHS ENDED
                                         -----------------------------------------------------  --------------------------------
                                           1993       1994       1995       1996       1997     MARCH 27, 1997   MARCH 28, 1998
                                         ---------  ---------  ---------  ---------  ---------  ---------------  ---------------
STATEMENT OF OPERATIONS DATA(1):
  Net sales............................  $ 387,373  $ 393,526  $ 503,815  $ 794,209  $ 856,812     $ 409,206        $ 405,903
  Gross profit.........................     95,225     87,991    126,589    185,079    203,273        93,012           84,566
  Operating expenses...................     86,077     80,752     88,216    134,459    135,382        64,000           66,674
  Operating profit.....................      9,148      7,239     38,373     50,620     67,891        29,012           17,892
  Net income (loss)....................     (5,358)    (4,942)    16,769     25,448     42,220        17,221            3,248
OTHER DATA:
  EBITDA(2)............................     37,948     29,006     55,594     78,704     93,850        39,141           28,450
  Depreciation and amortization(3).....     13,093     13,258     13,765     17,313     17,985         8,855            9,384
  Capital expenditures(4)..............      4,672      6,042      7,385     19,443     32,491        13,895           15,197
  Sales backlog at end of period(5)....     63,084    109,350    208,152    185,237    229,513       296,422          279,085
PRO FORMA DATA:
  Pro forma EBITDA(6)..................                                              $  95,254                      $  29,584
  Cash interest expense(7).............                                                 38,339                         19,029
  Ratio of pro forma EBITDA to cash
    interest expense...................                                                   2.5x
  Ratio of total debt to pro forma
    EBITDA(8)..........................                                                   4.6x

                                                                                                AS OF MARCH 28, 1998
                                                                                              ------------------------
                                                                                                ACTUAL      PRO FORMA
                                                                                              -----------  -----------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................................................   $   4,085    $   4,085
  Total assets..............................................................................     855,251      888,232
  Total debt................................................................................       9,904      444,404
  Total invested capital....................................................................     570,484      168,000

------------------------------

(1) The financial results of Krupp and Delta have been included since their respective dates of acquisition on August 30, 1995 and November 30, 1995, respectively.

(2) EBITDA represents operating profit plus (i) depreciation and amortization (exclusive of depreciation on equipment held for rent), (ii) management fees paid to Hanson, (iii) restructuring charges, principally related to redundancy costs of facility reorganizations, (iv) business process reengineering and training costs associated with installation of the Company's new management information system (the "MIS") and (v) an adjustment to eliminate the effect of units sold with residual value guarantees which have been accounted for as operating leases and recognize the gross profit on such units in the period in which such units were shipped. While EBITDA should not be construed as a substitute for operating profit or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles ("GAAP"), it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. In addition, the Company believes that certain investors find EBITDA to be a useful tool for measuring the ability of the Company to service its debt. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. The components of EBITDA are set forth below for the periods indicated:

                                                        FISCAL YEAR ENDED                            SIX MONTHS ENDED
                                      -----------------------------------------------------  --------------------------------
                                        1993       1994       1995       1996       1997     MARCH 27, 1997   MARCH 28, 1998
                                      ---------  ---------  ---------  ---------  ---------  ---------------  ---------------
Operating profit....................  $   9,148  $   7,239  $  38,373  $  50,620  $  67,891     $  29,012        $  17,892
Depreciation and amortization.......     13,093     13,258     13,765     17,313     17,985         8,855            9,384
Management fees paid to Hanson......      9,800      3,300      3,390      5,655      2,176            --              162
Restructuring charges from facility
  reorganizations...................      5,900      5,100         --         --      1,960            --               --
Expenses associated with new MIS
  installation......................         --         --         --      2,723      1,283           581              142
Impact of units sold accounted for
  as operating leases...............          7        109         66      2,393      2,555           693              870
                                      ---------  ---------  ---------  ---------  ---------       -------          -------
EBITDA..............................  $  37,948  $  29,006  $  55,594  $  78,704  $  93,850     $  39,141        $  28,450
                                      ---------  ---------  ---------  ---------  ---------       -------          -------
                                      ---------  ---------  ---------  ---------  ---------       -------          -------

(3) Depreciation and amortization excludes depreciation on equipment held for rent.

(4) Includes expenditures on the Company's new MIS of approximately $4,300 in fiscal 1996, approximately $14,000 in fiscal 1997, approximately $7,200 for the six months ended March 27, 1997 and approximately $7,900 for the six months ended March 28, 1998.

(5) Sales backlog includes firm orders for new equipment and replacement parts. Data with respect to backlog is unaudited for all periods presented.

(6) As a result of the Acquisition, the Company has had to replace certain administrative functions previously provided by Hanson. Management estimates that the cost of replacing these functions will be less than $1,000 in the first twelve months following the Acquisition ("Stand-alone Costs"). Since the Acquisition, no further management fees have been paid to Hanson. Pro forma EBITDA represents EBITDA adjusted to take account of (i) Stand-alone Costs and (ii) reductions in corporate overhead. Management expects that reductions in corporate overhead will result from, among other things, (i) the elimination of the senior management long-term incentive plan and certain other perquisites, (ii) lower pension and postretirement benefit expense due to purchase accounting adjustments and (iii) the elimination of professional fees and other expenses associated with the sale of the Company. The Company intends to replace the long-term incentive plan with a stock option plan which will provide for the granting of stock options to certain members of senior management at fair market value. See "Unaudited Pro Forma Combined Financial Data."

   The adjustments to EBITDA resulting in pro forma EBITDA are set forth below for the periods indicated:

                                                                      FISCAL YEAR ENDED   SIX MONTHS ENDED
                                                                     SEPTEMBER 27, 1997    MARCH 28, 1998
                                                                     -------------------  -----------------
EBITDA.............................................................       $  93,850           $  28,450
Reduction in corporate overhead, net...............................           2,404               1,634
Stand-alone costs..................................................          (1,000)               (500)
                                                                            -------             -------
Pro forma EBITDA...................................................       $  95,254           $  29,584
                                                                            -------             -------
                                                                            -------             -------

   In addition to the cost savings reflected in the pro forma financial statements, the Company believes it can achieve $35,000 to $50,000 of annual cost savings by fiscal 2001. These additional cost savings, which depend upon the Company's ability to implement certain improvements, relate to manufacturing productivity improvements, better supplies procurement and SG&A reductions. It is expected that cost savings during the four fiscal years ending September 29, 2001 will be offset by non-recurring costs of up to approximately $25,000 associated with the implementation of the Operations Improvements Program. See "Special Note Regarding Forward Looking Statements," "Business--The Operations Improvement Program" and "Risk Factors-- Realization of Benefits of Operations Improvement Program."

(7) Cash interest expense represents total interest expense less amortization of deferred financing costs. Interest rates with respect to borrowings under the New Credit Facility are variable. A 25-basis point increase in interest rates on borrowings under the New Credit Facility would increase pro forma interest expense by $500 annually.

(8) The ratio of total debt to pro forma EBITDA was calculated based on pro forma total debt as of March 28, 1998 of $444,404 million. See "Capitalization."

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS TOGETHER WITH THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO EXCHANGE THE SENIOR SUBORDINATED NOTES. CERTAIN STATEMENTS IN THIS PROSPECTUS (INCLUDING CERTAIN OF THE FOLLOWING FACTORS) CONSTITUTE FORWARD-LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS."

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

    The Issuers incurred substantial indebtedness in connection with the Transactions and are highly leveraged. As of March 28, 1998 on a pro forma basis after giving effect to the Transactions, the Issuers would have had total indebtedness of $444.4 million, and the Company's ratio of earnings to fixed charges would have been 1.8 to 1.0 for fiscal 1997. On a pro forma basis after giving effect to the Transactions, cash interest expense for fiscal 1997 would have been $38.3 million. The Company may incur additional indebtedness in the future, subject to limitations imposed by the Indenture, the Indenture relating to the Debentures (the "Debenture Indenture"), the New Credit Facility and certain other agreements. See "The Transactions--The Acquisition," "Capitalization," "Description of Notes" and "Unaudited Pro Forma Combined Financial Statements."

    The Company's ability to make scheduled payments of principal of, or pay interest on, or to refinance its indebtedness depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors beyond its control. Furthermore, all or a portion of the principal payments at maturity on the Notes may require refinancing. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or to make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    The degree to which the Issuers are leveraged could have significant consequences to the Issuers and the holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of interest on the Notes and its other existing indebtedness (including indebtedness under the New Credit Facility), thereby reducing the funds available to the Company for other purposes; (iii) certain indebtedness under the New Credit Facility are at variable rates of interest, which would cause the Company to be vulnerable to increases in interest rates;
(iv) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; and
(v) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business. See "Description of Certain Indebtedness--New Credit Facility" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."

SUBORDINATION

    The Notes are subordinated in right of payment to all current and future Senior Debt of the Issuers and the Subsidiary Guarantors. As of March 28, 1998, on a pro forma basis after giving effect to the Transactions, the Notes would have been subordinated to approximately $219.4 million of Senior Debt and effectively subordinated to approximately $91.9 million of liabilities of the Company's subsidiaries that are not Subsidiary Guarantors. See Note 19 of Notes to Combined Financial Statements and Note 6 of Notes to Unaudited Condensed Combined Financial Statements. As of April 29, 1998, approximately $111.2 million was available for additional borrowing under the New Credit Facility. Upon any distribution to creditors of the Issuers in a liquidation or dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their property, the holders of

Senior Debt will be entitled to be paid in full in cash before any payment may be made with respect to the Notes, except holders of Notes may receive Permitted Junior Securities (as defined). In addition, the subordination provisions of the Indenture provide that payments with respect to the Notes will be blocked in the event of a payment default on Senior Debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Senior Debt. In the event of a bankruptcy, liquidation or reorganization of the Issuers, holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Issuers that is deemed to be of the same class as the Notes, and potentially with all other general creditors of the Issuers, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Issuers. Holders of indebtedness of, and trade creditors of, subsidiaries of the Company that are not Subsidiary Guarantors, would generally be entitled to payment of their claims from the assets of the affected subsidiaries before such assets were made available for distribution to creditors of the Company. The New Credit Facility and the Indenture does permit the incurrence of additional indebtedness by the Company and its subsidiaries and the Indenture does not require those subsidiaries that do not guarantee the New Credit Facility to guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of a subsidiary that is not a Subsidiary Guarantor, holders of any such subsidiary's indebtedness will have a claim to the assets of the subsidiary that is prior to the Company's interest in those assets. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than the holders of Senior Debt. See "Description of Notes--Subordination."

    The Company may be required to refinance all or a portion of the New Credit Facility at or prior to its maturity, which is prior to the maturity of the Notes. Potential measures to raise cash may include the sale of assets or equity. However, the Company's ability to raise funds by selling assets is restricted by the New Credit Facility, and its ability to effect equity financings is dependent on results of operations and market conditions. In the event that the Company is unable to refinance the New Credit Facility or raise funds through asset sales, sales of equity or otherwise, the Issuers' ability to pay principal of and interest on the Notes would be adversely affected.

    If the Issuers were unable to repay borrowings under the New Credit Facility, the lenders thereunder could proceed against their collateral. If the indebtedness under the New Credit Facility were to be accelerated, there can be no assurance that the assets of the Company and its subsidiaries would be sufficient to repay in full such indebtedness and the other indebtedness of the Issuers, including the Notes. See "Description of Certain Indebtedness--New Credit Facility" and "Description of Notes-- Subordination."

REALIZATION OF BENEFITS OF OPERATIONS IMPROVEMENT PROGRAM

    The Company estimates that significant cost savings can be achieved through implementation of the Operations Improvement Program. However, the estimates of potential cost savings are inherently uncertain, and the actual cost savings, if any, could differ materially from those projected. In addition, a majority of those cost savings are to be realized gradually over the next four years. There can be no assurance that any or all of these cost savings will be achieved, or specifically, that they can be achieved within four years. Further, it is expected that cost savings during the four fiscal years ending September 29, 2001 will be offset by non-recurring costs of up to approximately $25.0 million associated with the implementation of the Operations Improvement Program, plus consulting fees payable to George Group. See "Special Note Regarding Forward Looking Statements" and "Business--Operations Improvement Program."

INDUSTRY CYCLICALITY

    Historically, sales of products manufactured and sold by the Company have been subject to cyclical variations caused by, among other things, cyclical changes in general economic conditions and, in particular, in conditions in the construction industry. During periods of expansion in construction activity, the Company generally has benefitted from increased demand for its products. Conversely, during recessionary periods, the Company has been adversely affected by reduced demand for such products. Downward cycles may result in reduction of the Company's new unit sales and pricing, which may materially and adversely impact the Company's results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Cyclicality."

COMPETITION

    The markets in which the Company competes are highly competitive. To compete successfully, the Company must remain competitive in areas of quality, value, product line, ease of use, safety, comfort and customer service. See "Business--Competition."

INTERNATIONAL RISKS

    The Company's products are sold in over 50 countries around the world. In fiscal 1997, the Company generated approximately 29% of its net sales in foreign currencies, while the costs associated with those net sales were only partly incurred in the same currencies. The major foreign currencies, among others, in which the Company does business are the British pound sterling, German mark and French franc. Because the Company's financial statements are denominated in U.S. dollars, changes in exchange rates between the U.S. dollar and other currencies have had and will have an impact on the reported results of the Company. To date, this impact has not been material. In addition, changes in currency rates can affect the competitiveness of the Company's products and could result in management reconsidering prices and strategies to maintain market share. Historically, the Company's currency risk had been coordinated with Hanson. The Company is now responsible for its own cash management activities and expects to use forward exchange contracts and options to manage its foreign currency risk. Although revenues and costs of the Company may be partially hedged, currency fluctuations will likely impact the Company's financial performance in the future.

    In addition, the Company's business strategy includes expanding its existing business in selected international markets. International operations and business expansion plans are subject to numerous additional risks, including the impact of foreign government regulations, currency and interest rate fluctuations, exchange controls, trade barriers, the effects of income and withholding tax, governmental expropriation, political uncertainties and differences in business practices. There can be no assurance that foreign governments will not adopt regulations or take other actions that would have a direct or indirect adverse impact on the business or market opportunities of the Company. Furthermore, there can be no assurance that the political, cultural and economic climate outside the United States will be favorable to the Company's operations and business strategy.

ENVIRONMENTAL AND RELATED MATTERS

    The Company generates hazardous and nonhazardous wastes in the normal course of its manufacturing operations. As a result, the Company is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by the Company on a continuing basis. The Company does not expect that these expenditures will have a material adverse effect on its financial condition or results of operations.

CONCENTRATION OF OWNERSHIP

    The members of the Investor Group beneficially own in the aggregate all of the outstanding membership interests of Holdings; Holdings in turn owns 100% of the outstanding membership interests of the Company. As a result, the Investor Group has the ability to control the Company's management, policies and financing decisions, to elect a majority of the members of the Company's Management Committee and to control the vote on all matters coming before the equity holders of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

RESTRICTIVE DEBT COVENANTS

    The New Credit Facility, the Indenture, the Debenture Indenture and certain other agreements impose significant operating and financial restrictions on the Issuers. The New Credit Facility significantly limits or prohibits, among other things, the ability of the Issuers and their restricted subsidiaries to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments or investments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Issuers, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuers. The Indenture, the Debenture Indenture and certain other agreements contain similar restrictions on the Issuers and their restricted subsidiaries. While the restrictions placed on Holdings and its subsidiaries in the Debenture Indenture are substantially the same as those applicable to the Company and its subsidiaries under the Indenture, additional indebtedness of Holdings (including that represented by the Debentures) will have the effect of making the covenants contained in the Debenture Indenture that are applicable to the Company and its subsidiaries more restrictive than the corresponding covenants contained in the Indenture. See "Description of Notes--General." The New Credit Facility also requires the Company to maintain balance sheets and fixed charge coverage and leverage ratios. The ability of the Company to comply with these and other provisions of the New Credit Facility and the Indenture may be affected by events beyond the Company's control. These restrictions could limit the ability of the Company to respond to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. There can be no assurances that such restrictions will not materially adversely affect the ability of the Company to finance its future operations or capital needs. See "Description of Certain Indebtedness--New Credit Facility" and "Description of Notes--Certain Covenants."

LIMITATIONS ON ABILITY TO MAKE CHANGE OF CONTROL PAYMENT

    The Indenture provides that, upon the occurrence of any Change of Control (as defined therein), the Issuers will be required to make an offer (a "Change of Control Offer") to repurchase all the Notes issued and then outstanding under the Indenture at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. Any Change of Control under the Indenture would constitute a default under the New Credit Facility. Therefore, upon the occurrence of a Change of Control, the lenders under the New Credit Facility would have the right to accelerate the Company's obligations under the New Credit Facility. Upon such event, such lenders would be entitled to receive payment of all outstanding obligations under the New Credit Facility. See "Description of Certain Indebtedness--New Credit Facility." If a Change of Control were to occur and waivers under the New Credit Facility were not obtained, it is unlikely that the Issuers would be able to repay all of their obligations under the New Credit Facility and the Notes. Consequently, it is unlikely that the Issuers would have sufficient funds available to repurchase the Notes pursuant to the Change of Control Offer in the absence of a waiver under the New Credit Facility.

RISK OF FRAUDULENT TRANSFER LIABILITY

    If a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that either the Issuers did not receive fair consideration or reasonably equivalent value for issuing the Senior Subordinated Notes and, at the time of the incurrence of indebtedness represented by the Senior Subordinated Notes, the Issuers were insolvent, were rendered insolvent by reason of such incurrence, were engaged in a business or transaction for which their remaining assets constituted unreasonably small capital, intended to incur, or believed that they would incur, debts beyond their ability to pay as such debts matured, or intended to hinder, delay or defraud their creditors, such court could avoid such indebtedness, subordinate such indebtedness to other existing and future indebtedness of the Issuers or take other action detrimental to the holders of the Senior Subordinated Notes. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent for purposes of the foregoing if the sum of such company's debts is greater than all the company's property at a fair valuation, or if the present fair saleable value of the company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

    In addition, the Subsidiary Guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Subsidiary Guarantor, as the case may be. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Issuers (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could avoid a Subsidiary Guarantor's obligation under its Subsidiary Guarantee, subordinate a Subsidiary Guarantee to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the holders of the Senior Subordinated Notes.

RELIANCE ON KEY MANAGEMENT

    The success of the Company's business is dependent upon the management and leadership skills of Salvatore J. Bonanno, the Company's Chairman and Chief Executive Officer. Although the Company does have an employment agreement with Mr. Bonanno, the loss of his services or those of other members of senior management could have a material adverse effect on the Company.

PRODUCT RECALL

    From time to time, the Company becomes aware of defects in product design for existing products which require it to take steps to correct or retrofit, at the Company's expense, previously sold products. There can be no assurance that any such product recall will not adversely affect the Company's reputation or result in a decline in sales of the Company's products, that action required to be taken to correct these defects will not result in additional temporary disruptions in the Company's business or that the costs of correcting any such defects will not adversely affect the Company's results of operations.

ADVERSE CONSEQUENCES OF FAILURE TO EXCHANGE

    Issuance of the Exchange Notes in exchange for Senior Subordinated Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Senior Subordinated Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Senior Subordinated Notes desiring to tender such Senior Subordinated Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. A tender will not be deemed to have been timely received if the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Senior Subordinated Notes is mailed prior to the Expiration Date but is received by the Exchange Agent after the Expiration Date. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Senior Subordinated Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination will be final and binding on all parties. Neither the Issuers nor the Exchange Agent are under any duty to give notification of defects or irregularities with respect to the tenders of Senior Subordinated Notes for exchange. See "The Exchange Offer--Procedures for Tendering Senior Subordinated Notes."

    Holders of Senior Subordinated Notes who do not exchange their Senior Subordinated Notes for Exchange Notes pursuant to the Exchange Offer, or whose Senior Subordinated Notes are tendered but not accepted, will continue to be subject to the restrictions on transfer of such Senior Subordinated Notes as set forth in the legend thereon as a consequence of the issuance of the Senior Subordinated Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Senior Subordinated Notes may not be offered or sold unless registered under the Securities Act and applicable state laws, or pursuant to an exemption therefrom. The Issuers do not intend to register the Senior Subordinated Notes under the Securities Act, other than in the limited circumstances contemplated by the Registration Rights Agreement. In addition, to the extent that Senior Subordinated Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Senior Subordinated Notes could be adversely affected. See "The Exchange Offer--Consequences of Failure to Exchange."

RECEIPT OF RESTRICTED SECURITIES UNDER CERTAIN CIRCUMSTANCES

    Any holder of Senior Subordinated Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure of any holder to comply with such registration and prospectus delivery requirements may subject such holder to civil and criminal liability under the Securities Act. See "The Exchange Offer--Resale of Exchange Notes."

ABSENCE OF A PUBLIC MARKET FOR EXCHANGE NOTES

    The Exchange Notes will constitute a new issue of securities for which there is no established trading market. The Issuers do not intend to list the Exchange Notes on any national securities exchange or to seek the admission of the Exchange Notes for quotation through the Nasdaq Stock Market, Inc. Although the Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, may discontinue such market-making at any time without notice and such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. In addition, the Senior Subordinated Notes currently trade in the PORTAL market. Following commencement of the Exchange Offer but prior to its consummation, the Senior Subordinated Notes may continue to be traded in the PORTAL market. Following consummation of the Exchange Offer, the Exchange Notes will not be eligible for PORTAL trading. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes (or any Senior Subordinated Notes not tendered), the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which the holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes (or any Senior Subordinated Notes not tendered) will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities.

                                THE TRANSACTIONS

THE ACQUISITION

    On March 10, 1998, the Company entered into the Acquisition Agreement to acquire, through certain of its subsidiaries, the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses of Hanson and certain of its subsidiaries (the "Sellers"), for aggregate cash consideration of approximately $583.0 million plus certain assumed liabilities, subject to a post-closing net worth adjustment. To effect the Acquisition, the Company purchased from Hanson and certain of its subsidiaries substantially all of the assets of Kidde Industries, Inc. ("Kidde"), a Delaware corporation, and the capital stock of each of Grove Europe Ltd., a limited company organized under the laws of England and Wales, Crane Holdings, Inc, a Delaware corporation, Deutsche Grove GmbH, a German limited liability company, Grove France S.A., a SOCIETE ANONYME organized under the laws of France, Delta Manlift S.A.S., a SOCIETE PAR ACTION SIMPLIFIEE organized under the laws of France, and Grove Manlift Pty. Ltd., a limited liability company incorporated under the laws of New South Wales, Australia. The Acquisition closed on April 29, 1998. As a result of the Acquisition, the Company became the parent company of the entities operating the Acquired Business. The Company is a wholly owned subsidiary of Holdings, whose limited liability company membership interests are owned indirectly by members of the Investor Group. Cash funding requirements to consummate the Acquisition, including the payment of related fees and expenses, were $604.5 million. Financing for the Acquisition was provided by: (i) $209.5 million of borrowings under the New Credit Facility; (ii) $225.0 million of estimated gross proceeds from the offering of the Senior Subordinated Notes; and (iii) the proceeds from the Equity Contribution. Holdings and the Company had no operations prior to the Acquisition.

    The structure of Holdings, the Company and its subsidiaries (excluding inactive and immaterial subsidiaries) is set forth below:

                                     [LOGO]

------------------------

* Indicates subsidiaries that hold substantially all of the domestic assets of the Company and provide guarantees of the Issuers' obligations under the Notes.

(1) The Debentures were offered by Holdings and Grove Holdings Capital, Inc., a wholly-owned subsidiary of Holdings.

(2) The Senior Subordinated Notes were offered by the Company and Grove Capital, a wholly-owned subsidiary of the Company.

NEW CREDIT FACILITY

    On the Closing Date, the Issuers entered into the New Credit Facility with a syndicate of banks, as lenders, and Chase Bank of Texas, National Association, as administrative agent ("Chase"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as documentation agent, and BankBoston, N.A. ("BankBoston"), as syndication agent. The New Credit Facility consists of a $200.0 million term loan facility (the "Term Loan Facility") and a $125.0 million revolving credit facility (the "Revolving Credit Facility"). At Closing, the Company borrowed $200.0 million under the Term Loan Facility and $9.5 million under the Revolving Credit Facility. The undrawn portion of the Revolving Credit Facility will be available for working capital, acquisitions and general corporate purposes. See "Description of Certain Indebtedness--New Credit Facility."

HOLDINGS EQUITY ISSUANCE

    The Equity Contribution by Holdings to the Company was partially funded by the purchase of membership interests of Holdings by Grove Investors. See "Security Ownership of Certain Beneficial Owners and Management."

HOLDINGS DISCOUNT DEBENTURES OFFERING

    The issuance by Holdings of the Debentures resulted in gross proceeds to Holdings of approximately $50.0 million. The Equity Contribution was funded with the net proceeds from the offering of the Debentures together with the proceeds of the Holdings Equity Issuance.

THE INVESTOR GROUP

    Members of the Investor Group beneficially own, through their holdings of membership interests of Grove Investors, all of the outstanding membership interests of Holdings. See "Security Ownership of Certain Beneficial Owners and Management." Keystone, formerly Robert M. Bass Group, Inc., is the principal investment entity of Robert M. Bass. Since 1987, Keystone and associated entities have directly and indirectly sponsored over 30 leveraged acquisitions valued in the aggregate at more than $6.0 billion. These acquisitions have included, among others, American Savings Bank, F.A., Bell & Howell Company, CapStar Hotel Company, Ivex Packaging Corporation, National Reinsurance Corporation, Reliant Building Products, Inc., Specialty Foods Corporation, Stage Stores, Inc., and Williams Scotsman, Inc. Strategic Partners is a Delaware limited partnership formed to invest primarily in public and private debt and equity securities. The George Group is an acquisition and management consulting firm that applies its strategic and operations management expertise to manufacturing businesses. The George Group has established an exclusive relationship with Keystone to pursue leveraged acquisitions of companies in which the George Group's operational expertise may significantly reduce costs and increase revenue, cash flow and return on invested capital. As part of their on-going relationship, in May 1997, Keystone, Strategic Partners, certain other parties and the George Group completed the acquisition of Reliant Building Products, Inc.

                                USE OF PROCEEDS

    The Issuers will not receive any cash proceeds or incur any additional indebtedness as a result of the issuance of the Exchange Notes pursuant to the Exchange Offer.

    The gross proceeds of $225.0 million from the sale of the Senior Subordinated Notes, together with borrowings totaling $209.5 million under the New Credit Facility, proceeds of $120.0 million from the Holdings Equity Issuance and gross proceeds of $50.0 million from the Debentures, were used by the Company: (i) to fund the cash purchase price payable in connection with the Acquisition and (ii) to pay fees and expenses in connection with the Transactions. See "The Transactions"

    The estimated sources and uses of funds used by the Company to effect the Transactions are set forth below:

                                                                                                          AMOUNT
                                                                                                       (IN MILLIONS)
                                                                                                       -------------
SOURCES

New Credit Facility:
  Revolving Credit Facility..........................................................................    $     9.5
  Term Loan Facility.................................................................................        200.0
Senior Subordinated Notes............................................................................        225.0
Holdings 11 5/8% Senior Discount Debentures due 2009.................................................         50.0
Holdings Equity Issuance.............................................................................        120.0
                                                                                                            ------
    Total............................................................................................    $   604.5
                                                                                                            ------
                                                                                                            ------
USES
Acquisition of the Acquired Business.................................................................    $   583.0
Fees and expenses....................................................................................         21.5
                                                                                                            ------
    Total............................................................................................    $   604.5
                                                                                                            ------
                                                                                                            ------

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

    The following table sets forth the cash and cash equivalents and capitalization of the Company at March 28, 1998 (i) on an actual basis and (ii) on a pro forma basis after giving effect to the Transactions. This table should be read in conjunction with "Use of Proceeds," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma combined financial statements and the related notes thereto appearing elsewhere in this Prospectus.

                                                                                             AS OF MARCH 28, 1998
                                                                                            -----------------------
                                                                                            ACTUAL(1)    PRO FORMA
                                                                                            ----------  -----------
Cash and cash equivalents.................................................................  $    4,085   $   4,085
                                                                                            ----------  -----------
                                                                                            ----------  -----------

Total debt:
New Credit Facility(2):
  Revolving Credit Facility...............................................................  $   --       $   9,500
  Term Loan Facility......................................................................      --         200,000
Senior Subordinated Notes.................................................................      --         225,000
Other debt(3).............................................................................       9,904       9,904
                                                                                            ----------  -----------
    Total debt............................................................................       9,904     444,404

Total invested capital(4).................................................................     570,484     168,000
                                                                                            ----------  -----------
    Total capitalization..................................................................  $  580,388   $ 612,404
                                                                                            ----------  -----------
                                                                                            ----------  -----------

------------------------------

(1) Prior to the Acquisition, the Company's operating activities were funded by Hanson through contributions to capital. Such arrangements no longer continue.

(2) As part of the Transactions, the Issuers entered into the New Credit Facility, which consists of a $125,000 Revolving Credit Facility and a $200,000 Term Loan Facility. The Revolving Credit Facility enables the Issuers to obtain revolving credit loans and the issuance of letters of credit. Upon consummation of the Transactions, $3,560 of letters of credit were outstanding under the Revolving Credit Facility and the undrawn portion of the Revolving Credit Facility was available for future liquidity and capital needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness--New Credit Facility."

(3) Represents short-term borrowings by Deutsche Grove GmbH, which are secured by an equal amount of trade receivables.

(4) The pro forma total invested capital reflects the Equity Contribution, which was financed by the sale of the Debentures and the Holdings Equity Issuance. See "Use of Proceeds."

                  SELECTED HISTORICAL COMBINED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

    The following table presents selected historical combined financial data of the Company (i) as of and for each of the fiscal years ended October 2, 1993, October 1, 1994, September 30, 1995, September 28, 1996 and September 27, 1997 and (ii) as of March 28, 1998 and for each of the six month periods ended March 27, 1997 and March 28, 1998. The selected historical combined financial data for fiscal 1993 and fiscal 1994 and as of September 25, 1993, September 24, 1994 and September 30, 1995, respectively, and the six months ended March 27, 1997 and March 28, 1998 were derived from unaudited historical combined financial statements. The selected historical combined financial data for fiscal 1995 were derived from historical combined financial statements as of and for such periods audited by Price Waterhouse LLP and included elsewhere in this Prospectus. The selected historical combined financial data for fiscal 1996 and 1997 were derived from historical combined financial statements for such periods audited by Ernst & Young LLP and included elsewhere in this Prospectus. The selected historical financial data for the six month periods ended March 27, 1997 and March 28, 1998, were derived from unaudited historical financial statements included elsewhere in the Prospectus. Information for interim periods includes all adjustments (consisting of normal recurring adjustments) considered necessary in the opinion of management for a fair presentation of financial position and results of operations of the Company. Results for interim periods are not indicative of results for a full fiscal year. The selected historical combined financial data set forth below should be read in conjunction with "The Transactions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical combined financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                                                   SIX MONTHS ENDED
                                                             FISCAL YEAR                       ------------------------
                                        -----------------------------------------------------   MARCH 27,    MARCH 28,
                                          1993       1994       1995       1996       1997        1997         1998
                                        ---------  ---------  ---------  ---------  ---------  -----------  -----------
STATEMENT OF OPERATIONS DATA:(1)
  Net sales...........................  $ 387,373  $ 393,526  $ 503,815  $ 794,209  $ 856,812   $ 409,206    $ 405,903
  Gross profit........................     95,225     87,991    126,589    185,079    203,273      93,012       84,566
  Operating expenses..................     86,077     80,752     88,216    134,459    135,382      64,000       66,674
  Operating profit....................      9,148      7,239     38,373     50,620     67,891      29,012       17,892
  Net income (loss)...................     (5,358)    (4,942)    16,769     25,448     42,220      17,221        3,248

OTHER DATA:
  EBITDA(2)...........................     37,948     29,006     55,594     78,704     93,850      39,141       28,450
  Depreciation and amortization(3)....     13,093     13,258     13,765     17,313     17,985       8,855        9,384
  Capital expenditures(4).............      4,672      6,042      7,385     19,443     32,491      13,895       15,197
  Sales backlog at end of period......     63,084    109,350    208,152    185,237    229,513     296,422      279,085
  Ratio of earnings to fixed
    charges(5)........................       2.7x       2.0x      12.4x      12.2x      22.4x        14.2x         6.7x

BALANCE SHEET DATA (AT PERIOD END):
  Cash and cash equivalents...........  $   5,458  $   7,135  $  18,685  $   8,184  $   5,024               $    4,085
  Total assets........................    497,646    509,189    652,000    730,158    881,496                  855,251
  Total debt..........................     --         --         --          7,443      7,265                    9,904
  Total invested capital..............    416,368    399,762    467,306    502,554    628,492                  570,484

------------------------------

(1) The results of Krupp and Delta have been included since their dates of acquisition on August 30, 1995 and November 30, 1995, respectively.

(2) EBITDA represents operating profit plus (i) depreciation and amortization (exclusive of depreciation on equipment held for rent), (ii) management fees paid to Hanson, (iii) restructuring charges, principally related to redundancy costs of facility reorganizations, (iv) business process reengineering and training costs associated with installation of the Company's new computer management information system (the "MIS") and (v) an adjustment to eliminate the effect of units sold with residual value guarantees which have been accounted for as operating leases and recognize the gross profit on such units in the period in which such units were shipped. While EBITDA should not be construed as a substitute for operating profit or a better indicator of liquidity than cash from operating activities, which are determined in accordance with GAAP, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. In addition, the Company believes that certain investors find EBITDA to be a useful tool for measuring the ability of the Company to service its debt. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. The components of EBITDA are set forth below for the periods indicated:

                                                                                                         SIX MONTHS ENDED
                                                                FISCAL YEAR ENDED                    ------------------------
                                              -----------------------------------------------------   MARCH 27,    MARCH 28,
                                                1993       1994       1995       1996       1997        1997         1998
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------

Operating profit............................  $   9,148  $   7,239  $  38,373  $  50,620  $  67,891   $  29,012    $  17,892
Depreciation and amortization...............     13,093     13,258     13,765     17,313     17,985       8,855        9,384
Management fees paid to Hanson..............      9,800      3,300      3,390      5,655      2,176      --              162
Restructuring charges from facility
  reorganizations...........................      5,900      5,100     --         --          1,960      --           --
Expenses associated with new MIS
  installation..............................     --         --         --          2,723      1,283         581          142
Impact of units sold accounted for as
  operating leases..........................          7        109         66      2,393      2,555         693          870
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
EBITDA......................................  $  37,948  $  29,006  $  55,594  $  78,704  $  93,850   $  39,141    $  28,450
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                              ---------  ---------  ---------  ---------  ---------  -----------  -----------

(3) Depreciation and amortization excludes depreciation on equipment held for rent.

(4) Includes expenditures on the Company's new MIS of approximately $4,300 in fiscal 1996, approximately $14,000 in fiscal 1997, approximately $7,200 for the six months ended March 27, 1997 and approximately $7,900 for the six months ended March 28, 1998.

(5) Earnings used in computing the ratio of earnings to fixed charges consists of earnings before provision for income taxes plus fixed charges. Fixed charges are defined as interest expense, which includes the amortization of deferred financing costs, and that portion of rental expense representative of interest (deemed to be one-third of rental expense).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the more detailed information and the historical combined financial statements and pro forma combined financial data included elsewhere in this Prospectus.

OVERVIEW

    The Company generates most of its net sales from the manufacture and sale of new mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. The Company also generates a portion of its net sales from after-market sales (parts, service and used equipment) of the products it manufactures. Sales of used equipment are not material and are generally limited to trade-ins on new equipment through Company-owned distributors in France, Germany and the United Kingdom.

    Over the three fiscal years ended September 27, 1997, the Company experienced significant growth and profitability as a result of a strong North American economy and growing market demand for aerial work platforms. The Company also benefited from the acquisition of the mobile hydraulic crane business of Krupp in August 1995 and the aerial work platform business of Delta in November 1995. The following is a summary of net sales for the periods indicated (dollars in millions):

                                                                                                             SIX MONTHS
                                                                                                                ENDED
                                                                                      FISCAL YEAR            -----------
                                                                            -------------------------------   MARCH 27,
                                                                              1995       1996       1997        1997
                                                                            ---------  ---------  ---------  -----------
New equipment sold(1).....................................................  $   378.8  $   632.4  $   670.1   $   324.8
After-Market..............................................................       81.5      120.6      125.8        57.9
Other(2)..................................................................       43.5       41.2       60.9(3)       26.5
                                                                            ---------  ---------  ---------  -----------
Net sales.................................................................  $   503.8  $   794.2  $   856.8   $   409.2
                                                                            ---------  ---------  ---------  -----------
                                                                            ---------  ---------  ---------  -----------


                                                                             MARCH 28,
                                                                               1998
                                                                            -----------
New equipment sold(1).....................................................   $   317.0
After-Market..............................................................        60.6
Other(2)..................................................................        28.3
                                                                            -----------
Net sales.................................................................   $   405.9
                                                                            -----------
                                                                            -----------

------------------------
(1) Excludes specialty cranes and equipment sold to the U.S. government.
(2) Includes specialty cranes and equipment sold to the U.S. government and revenues from unit sales accounted for as operating leases.
(3) Also includes revenues resulting from a non-recurring contract for crane refurbishment with the Ministry of Defence of the United Kingdom.

    Consistent with industry practice, particularly in Germany, certain of the Company's mobile hydraulic crane sales (generally less than 5% of units sold annually) are made with residual value guarantees under which the full sales price is collected in cash on normal commercial terms following delivery of the cranes. However, these sales are accounted for in a manner similar to operating leases. Upon collection, the sales price is deferred and accounted for as deferred revenue (current and non-current) while the related inventory is reclassified as "property, plant and equipment/equipment held for rent." Over the term of the residual value guarantee, deferred revenue is recognized as sales and the depreciation of the related equipment held for rent is classified as cost of goods sold, the effect of which is to recognize sales, costs of goods sold and gross profit over the residual value guarantee period, typically five years, as opposed to at the time of delivery of the crane. Losses with respect to residual value guarantees have been insignificant. See Note 1 of Notes to Combined Financial Statements.

    As a result of the Acquisition, a significant portion of the Company's business is operated as a limited liability company organized under the laws of Delaware, as a result of which (i) Holdings is not itself subject to income tax,
(ii) the taxable income of the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses in the United States will be allocated to the equity holders of Holdings, and (iii) such equity holders will be responsible for income taxes on such taxable income. The Company intends to make distributions in the form of dividends to equity holders of Holdings to enable them to meet their tax obligations with respect to income allocated to them by the Company. See "Description of Notes--Certain Covenants--Restricted Payments."

RESULTS OF OPERATIONS

SIX MONTHS ENDED MARCH 28, 1998 (THE "FISCAL 1998 SIX MONTHS") COMPARED TO SIX MONTHS ENDED MARCH 27, 1997 (THE "FISCAL 1997 SIX MONTHS").

    NET SALES. Net sales decreased $3.3 million, or 0.8%, from $409.2 million for the fiscal 1997 six months to $405.9 million for the fiscal 1998 six months.

    Net sales of mobile hydraulic cranes declined from the fiscal 1997 six months to the fiscal 1998 six months on relatively flat unit sales. The decline in net sales was caused by a shift in product mix, higher price concessions, and an increase in the percentage of units sold with residual value guarantees.

    Net sales of aerial work platforms increased from the fiscal 1997 six months to the fiscal 1998 six months. Unit sales of aerial work platforms were down; however, net sales increased as a result of improved sales mix.

    Net sales of truck-mounted cranes increased significantly from the fiscal 1997 six months to the fiscal 1998 six months. Net sales increased as the result of increased production capacity as well as significantly increased demand for higher priced models.

    After-market sales, including parts and services, increased from the fiscal 1997 six months to the fiscal 1998 six months. This increase was due primarily to increased used equipment sales.

    Other sales decreased 6.8% as a result of lower revenues following the completion of a non-recurring contract for crane refurbishment with the Ministry of Defence of the United Kingdom partially offset by higher revenue from unit sales which are accounted for as operating leases.

    GROSS PROFIT. Gross profit decreased $8.4 million, or 9.1%, from $93.0 million in the fiscal 1997 six months to $84.6 million in the fiscal 1998 six months. The decrease in gross profit was due primarily to lower net sales and gross margin percentage. As a percentage of net sales, gross profit declined from 22.7% to 20.8% during these periods. The decline in gross profit was primarily attributable to a $7.2 million decline in gross profits at the Company's Sunderland, U.K. facility caused by higher price concessions and lower sales volume. The higher price concessions were required to induce the sales of 17 all-terrain cranes that were built to order for a customer who subsequently defaulted. Additionally, product liability accruals increased by $4.3 million, primarily as a result of a change in insurance programs in anticipation of the Acquisition.

    SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, engineering, general and administrative expenses increased $2.5 million, or 3.9%, from $64.0 million in the fiscal 1997 six months to $66.5 million in the fiscal 1998 six months. As a percentage of net sales, selling, engineering, general and administrative expenses were 15.6% in the fiscal 1997 six months and 16.4% in the fiscal 1998 six months. The dollar increase was primarily related to higher selling expenses to support future sales growth. Included in general and administrative expenses are approximately $0.6 million of expenses related to the sale of the Company to Grove Worldwide LLC.

    MANAGEMENT FEES. Management fees charged by Hanson were $0.2 million in the fiscal 1998 six months. No management fees were charged in the fiscal 1997 six months. Upon completion of the Acquisition, these payments were discontinued. Management believes the Company's results of operations reflect all operating costs on a stand-alone basis, except for costs of certain administrative functions formerly provided by Hanson. Management estimates the cost to replace these services will approximate less than $1.0 million for the twelve months following the Acquisition.

    NET INTEREST EXPENSE/INCOME. Net interest expense/income included (i) interest income of $0.5 million in the fiscal 1997 six months and $3.0 million in the fiscal 1998 six months, which was generated primarily from notes receivable under the Company's special North American dealer financing program and (ii) interest expense of $1.4 million in the fiscal 1997 six months and $1.8 million in the fiscal 1998 six months, substantially all of which was paid to Hanson with respect to intercompany borrowings.

    OTHER EXPENSE, NET. Other expense, net increased from $0.1 million in the fiscal 1997 six months to $4.7 million in the fiscal 1998 six months. The increase relates entirely to a loss on the sale to Hanson of land and buildings by the Company's U.K. subsidiary. Immediately after the sale, Hanson leased the property back to the Company.

    INCOME TAXES. Income tax expense, virtually all of which was U.S.-based, increased from $10.7 million in the fiscal 1997 six months to $11.2 million in the fiscal 1998 six months. The overall effective tax rates were 38.4% and 77.5% for the fiscal 1997 six months and the fiscal 1998 six months, respectively. The significant increase in the effective tax rate was caused principally by losses of $14.0 million by the Company's foreign subsidiaries for which a tax benefit was not recognized.

    NET INCOME. Net income decreased $14.0 million, from $17.2 million in the fiscal 1997 six months to $3.2 million in the fiscal 1998 six months. The decrease was related primarily to lower operating profit, the loss on the sale of the Company's U.K. land and buildings and the higher effective tax rate.

FISCAL 1997 COMPARED TO FISCAL 1996

    NET SALES. Net sales increased $62.6 million, or 7.9%, from $794.2 million in fiscal 1996 to $856.8 million in fiscal 1997.

    Net sales of mobile hydraulic cranes were virtually unchanged from fiscal 1996 to fiscal 1997. Unit shipments increased in fiscal 1997 versus fiscal 1996, with substantially all of the increase representing units sold to Latin American customers. Sales of the Company's mobile hydraulic cranes reflected strong demand in North America.

    Net sales of aerial work platforms increased significantly from fiscal 1996 to fiscal 1997. Unit sales increased as a result of continued industry growth led by efficiency considerations as well as government-mandated safety standards for people working in elevated environments.

    Net sales of truck-mounted cranes increased significantly from fiscal 1996 to fiscal 1997. Unit sales increased principally due to increased international marketing efforts. Net sales of truck-mounted cranes also benefited from an improved product sales mix resulting primarily from increased demand for higher priced models.

    After-market sales, including parts and services, increased from fiscal 1996 to fiscal 1997. This increase was due primarily to an increase in parts sales resulting from a larger installed base and relatively high rental fleet utilization.

    Other sales increased significantly as a result of a non-recurring crane refurbishment contract for cranes with the Ministry of Defence of the United Kingdom.

    GROSS PROFIT. Gross profit increased $18.2 million, or 9.8%, from $185.1 million in fiscal 1996 to $203.3 million in fiscal 1997. The increase in gross profit was due primarily to increased sales in the aerial work platform and truck-mounted crane businesses. As a percentage of sales, gross profit improved modestly from 23.3% in fiscal 1996 to 23.7% in fiscal 1997.

    SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, engineering, general and administrative expenses increased $4.4 million, or 3.4%, from $128.8 million in fiscal 1996 to $133.2 million in fiscal 1997. However, as a percentage of net sales, selling, engineering, general and administrative expenses declined from 16.2% in fiscal 1996 to 15.5% in fiscal 1997 as a result of higher sales that absorbed fixed costs. The dollar increase was principally related to higher selling and advertising costs to support the sales growth of the Company's product lines as well as general cost increases. Included in selling, engineering, general and administrative expenses are research and development expenses, which increased 2.7% from $15.0 million in fiscal 1996 to $15.4 million in fiscal 1997. In addition, in fiscal 1996 and fiscal 1997, general and administrative expenses included $2.7 million and $1.3 million, respectively, due to process reengineering and systems assessment costs associated with the installation of the Company's management information system. See "--Information Systems and the Impact of Year 2000."

    MANAGEMENT FEES. Results of operations for fiscal 1996 and fiscal 1997 included management fees paid to Hanson of $5.7 million and $2.2 million, respectively.

    NET INTEREST EXPENSE/INCOME. Net interest expense/income included (i) interest income of $0.6 million in fiscal 1996 and $2.1 million in fiscal 1997, which was generated primarily from notes receivable under the Company's special North American dealer financing program and (ii) interest expense of $3.3 million in fiscal 1996 and $2.0 million in fiscal 1997, substantially all of which was paid to Hanson with respect to intercompany borrowings.

    INCOME TAXES. Income tax expense, virtually all of which was U.S.-based, increased 18.3% from $22.2 million in fiscal 1996 to $26.2 million in fiscal 1997. The overall effective tax rates were 46.6% and 38.3% for fiscal 1996 and fiscal 1997, respectively. The decline in tax rate was caused principally by a reduction in permanent goodwill additions which resulted from the transactions consummated to effect a demerger of certain of Hanson PLC's various businesses. The Company has established valuation allowances for net operating losses generated by its foreign subsidiaries.

    NET INCOME. Net income increased $16.8 million, or 65.9%, from $25.4 million in fiscal 1996 to $42.2 million in fiscal 1997. The increase related principally to increased sales and operating profits.

FISCAL 1996 COMPARED TO FISCAL 1995

    NET SALES. Net sales increased $290.4 million, or 57.6%, from $503.8 million in fiscal 1995 to $794.2 million in fiscal 1996.

    Net sales of mobile hydraulic cranes increased significantly from fiscal 1995 to fiscal 1996, primarily as a result of higher unit sales and an improved product mix. Approximately 60% of the net sales increase resulted from sales to North American customers, with the majority of the balance resulting from sales to European customers. Unit sales increased as a result of strong demand created by improved economic conditions for the construction industry in North America as well as from the acquisition and integration of the Krupp mobile hydraulic crane business (acquired in August 1995).

    Net sales of aerial work platforms increased significantly from fiscal 1995 to fiscal 1996. Unit sales increased as a result of continued growth of the industry, resulting from efficiency considerations and government-mandated safety standards for people working in elevated environments, as well as from the acquisition of Delta in November 1995. Net sales to North American customers grew by 33.5% in fiscal 1996 compared to fiscal 1995. Net sales to European customers, excluding the impact of the Delta acquisition, grew significantly in fiscal 1996.

    Net sales of truck-mounted cranes increased from fiscal 1995 to fiscal 1996. Unit sales increased as a result of growth in the Company's telescoping product line. Product sales prices and mix improved slightly.

    After-market sales, including parts and services, increased significantly from fiscal 1995 to fiscal 1996. This increase was related primarily to the acquisition of Krupp and higher volume from an increase of service part sales resulting from the higher installed base and relatively high rental fleet utilization.

    GROSS PROFIT. Gross profit increased $58.5 million, or 46.2%, from $126.6 million in fiscal 1995 to $185.1 million in fiscal 1996. The increase in gross profit was primarily due to increased sales in aerial work platforms and truck-mounted cranes, as well as due to the acquisition of Krupp. As a percentage of sales, gross margins declined from 25.1% in fiscal 1995 to 23.3% in fiscal 1996. The decrease was attributable principally to lower profit margins for the acquired Krupp all-terrain line of mobile hydraulic cranes relative to the Company's other product lines and lower gross margins from after-market sales related to Krupp's all-terrain products.

    SELLING, ENGINEERING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, engineering, general and administrative expenses increased $44.0 million, or 51.9%, from $84.8 million in fiscal 1995 to $128.8 million in fiscal 1996. However, as a percentage of net sales, selling, engineering, general and administrative expenses declined from 16.8% in fiscal 1995 to 16.2% in fiscal 1996 as the result of higher sales that absorbed fixed costs. The dollar increase was primarily related to the acquisitions of Krupp and Delta and higher selling, general and administrative expenses to support the higher volume of business. Included in selling, engineering, general and administrative expenses are research and development expenses, which increased $5.7 million, or 61.3%, from $9.3 million in fiscal 1995 to $15.0 million in fiscal 1996 as the result of costs associated with accelerated development of new products and the Krupp acquisition. In addition, fiscal 1996 general and administrative expenses included $2.7 million of process reengineering and systems assessment costs associated with the installation of the Company's new management information system.

    MANAGEMENT FEES. Results of operations for fiscal 1995 and fiscal 1996 included management fees and other charges paid to Hanson of $3.4 million and $5.7 million, respectively.

    NET INTEREST EXPENSE/INCOME. Interest expenses in fiscal 1995 and fiscal 1996 were $2.6 million and $3.3 million, respectively, substantially all of which was paid to Hanson with respect to intercompany receivables.

    INCOME TAXES. Income tax expense, virtually all of which was U.S.-based, increased from $19.0 million, or 16.7%, in fiscal 1995 to $22.2 million in fiscal 1996. The overall effective tax rates were 53.1% and 46.6% for fiscal 1995 and fiscal 1996, respectively. The decline in tax rate was caused principally by the utilization of Deutsche Grove loss carryforwards. The Company has established valuation allowances for net operating losses generated by its foreign subsidiaries.

    NET INCOME. Net income increased $8.6 million, or 51.8%, from $16.8 million in fiscal 1995 to $25.4 million in fiscal 1996. The increase related primarily to increased sales and operating profits created by increased demand for mobile hydraulic cranes and aerial work platforms as well as the acquisitions of Krupp and Delta.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's business is working capital-intensive, requiring significant investments in receivables and inventory. In addition, the Company requires capital for replacement and improvements of existing plant, equipment and processes.

    During the fiscal 1998 six months, the Company's operating activities provided $85.8 million in operating cash flow. Cash flow from operating activities increased due to a sale to a third party financing company of $52.7 million of notes receivable from customers under the Company's special North American dealer financing program. Until the first quarter of fiscal 1998, Hanson had elected to finance all of the notes receivable arising under the special North American dealer financing program. Grove is currently negotiating with a number of financial institutions to sell secured notes receivable or similar instruments or accounts arising from sales pursuant to the Company's special North American dealer financing program. During the fiscal 1998 six months, the Company used (i) $27.9 million in investing activities, consisting of $15.2 million of capital expenditures (of which $7.9 million was for the new management information system) and $16.4 million of investment in equipment held for rent (due to the operating lease treatment relating to certain sales which are accounted for as operating leases), and (ii) $59.0 million in financing activities, principally consisting of amounts paid to Hanson.

    Cash used in investing activities in fiscal 1997 was related primarily to capital expenditures of $32.5 million and costs of equipment held for rent of $37.9 million. Such equipment related to sales which are accounted for as operating leases as described under the caption, "Overview," above. Costs are recognized over the term of the residual guarantees, but the Company collects the invoiced price of equipment on normal commercial terms after shipment.

    Capital expenditures in fiscal 1997 consisted of $14.0 million related to the installation of the new management information systems, $8.3 million in discretionary spending (including $2.5 million to expand aerial work platform capacity) and $10.2 million for the replacement of existing plant and equipment. The Company estimates that capital expenditures for the fiscal year ending September 26, 1998 will be approximately $31.7 million of which $18.7 million will be related to the completion of the installation of the new management information systems in its North American and European operations. See "--Management Information Systems and the Impact of Year 2000."

    In connection with the Acquisition, the Company entered into a seven-year, $125 million Revolving Credit Facility, which will allow the Company, subject to certain borrowing conditions, to obtain revolving credit loans and issue letters of credit for working capital, acquisitions and general corporate purposes. A portion of the Revolving Credit Facility will be available for borrowing by the Issuers in the Eurocurrency markets of British pounds sterling, German marks and French francs and certain other currencies. In addition, the Company is currently negotiating with a number of financial institutions to sell secured notes receivable or similar instruments or accounts arising from sales pursuant to the Company's special North American dealer financing program. See "Business--Dealer Financing Program." Management believes that the Company's income from operations and available borrowings under the Revolving Credit Facility will be sufficient to meet its debt service obligations, capital expenditure requirements and distributions in the form of dividends to equity holders of Holdings to enable them to meet their tax obligations with respect to income allocated to them by the Company for at least the twelve months following the Acquisition. See "Description of Certain Indebtedness--New Credit Facility."

BACKLOG

    The Company's backlog consists of firm orders for new equipment and replacement parts. Total backlog as of April 28, 1998, was approximately $268.3 million compared to total backlog as of April 26, 1997 of $294.6 million. Substantially all of the Company's backlog orders are expected to be filled within one year, although there can be no assurance that all such backlog orders will be filled within that time period. Parts orders are generally filled on an as-ordered basis.

CYCLICALITY

    Historically, sales of products manufactured and sold by the Company have been subject to cyclical variations based, among other things, on general economic conditions and, in particular, on conditions in the construction industry. During periods of expansion in construction activity, the Company generally has benefited from increased demand for construction equipment. Conversely, during recessionary times, the Company has been adversely affected by reduced demand for such products. Downward cycles result in reductions in the Company's new unit sales and prices, which adversely impact the Company's results of operations. Management believes there are several factors that may mitigate the effects of future cyclical trends in the Company's business. These factors include the continued growth of its aerial work platform business, which has a lower correlation to the results of the construction industry, the global diversification of its sales network and the decrease in the fixed costs elements of the Company's overall business. After-market sales for parts and services accounted for 12% of the Company's net sales and 26% of gross profits in fiscal 1997. Such sales typically have higher gross margins and are less cyclical than new equipment sales. However, there can be no assurance that a decline in the general condition of the economy will not have a material adverse impact on the Company. See "Risk Factors--Industry Cyclicality."

MANAGEMENT INFORMATION SYSTEMS AND THE IMPACT OF YEAR 2000

    Certain computer programs and microprocessors use two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software and microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This phenomenon (the "Year-2000 Issue") could cause a disruption of operations, including, among other things, a temporary inability to utilize manufacturing equipment, send invoices, or engage in similar normal business activities. The completion of a project designed to install a computer-based resources planning system will render all of the Company's major computer systems Year 2000 compliant. The project, which is expected to be completed at the end of fiscal 1998, will have a total cost of approximately $41.0 million, of which approximately $26.3 million had been expended as of March 28, 1998. However, if such modifications and conversions are not completed in a timely manner, the Year 2000 Issue could have a material impact on the operations of the Company. See "Business--Management Information System."

    The Company has also initiated communications with suppliers and customers to determine the extent to which the Company may be vulnerable to such parties' failure to remediate their own Year 2000 Issue. There can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have material adverse effect on the Company. However, based on its current assessment, management believes that the Year 2000 Issue will not have a material adverse impact on the Company's future results of operations or financial conditions, although there can be no assurance that such will be the case.

DERIVATIVE FINANCIAL INSTRUMENTS, INFLATION AND INTEREST RATE RISK

    Movement in foreign currency exchange rates creates risk to the Company's operations to the extent of sales made and costs incurred in foreign currencies. The major foreign currencies, among others, in which the Company does business are the British pound sterling, German mark and French franc. In addition, changes in currency exchange rates can affect the competitiveness of the Company's products and could result in management reconsidering pricing strategies to maintain market share. In fiscal 1997, approximately 29% of the Company's net sales were transacted in foreign currencies. During the past three fiscal years, the impact of currency fluctuations has not had significant impact on the Company's results of operations.

    Historically, the Company's currency risk had been coordinated with Hanson. As of March 28, 1998, the Company was obligated under forward exchange contracts of approximately $22.5 million primarily for the purchase and sale of U.S. dollars, French francs, German marks and British pounds sterling. The Company is now responsible for its own cash management activities and expects to use forward exchange contracts and options to manage its foreign currency risk.

    The Company historically has been able to adjust prices to offset increased inflation, and, therefore, inflation has not had, nor is it expected to have, a significant effect on the operations of the Company.

    Interest rates on borrowings under the Company's Term Loan Facility and Revolving Credit Facility are based, at the option of the Company, on the Alternative Base Rate or the relevant Eurocurrency Rate (each as defined in the Credit Agreement) plus an Applicable Margin, as defined in the Credit Agreement. At the date of the Acquisition, borrowings under the Term Loan Facility and Revolving Credit Facility bore interest at LIBOR plus 250 and 225 basis points, respectively. The Company may enter into interest rate caps, swaps or collars to hedge its interest rate risk and is required under the Credit Agreement to enter into interest rate hedging arrangements satisfactory to Chase with respect to one third of the aggregate principal amount of the term loans by July 30, 1998. See "Description of Certain Indebtedness--New Credit Facility."

ENVIRONMENTAL MATTERS

    The Company generates hazardous and non-hazardous waste in the normal course of its manufacturing operations. As a result, the Company is subject to a wide range of Federal, state, local and foreign environmental laws, including CERCLA, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws has required, and will continue to require, expenditures by the Company on a continuing basis. The Company does not expect that these expenditures will have a material adverse effect on its financial condition or results of operations.

    The Company is currently developing a remediation program with respect to an area that has been contaminated by petroleum hydrocarbons at its Shady Grove, Pennsylvania facility. The Company believes that this contamination is confined to the Shady Grove site and has not migrated to any adjacent properties. The Company also believes that the costs of remediating this contamination will not have a material adverse effect on its financial condition or results of operations.

CHANGE IN ACCOUNTING STANDARDS

    In 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement requires that public business enterprises disclose information about their products and services, operating segments, the geographic areas in which they operate, and their major customers. Management will adopt the provisions of this Standard in fiscal year 1999.

    In 1998, the American Institute of Certified Public Accountants issued Statement No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained For Internal Use." This Statement requires capitalization of: (i) external direct costs of materials and services incurred in developing or obtaining internal-use computer software, (ii) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project and (iii) interest costs incurred in developing computer software for internal use. Costs that are considered to be related to research and development activities would be expensed as incurred. Similarly, training and maintenance costs would be expensed, and allocations to amounts capitalized of general and administrative or overhead costs would not be permitted. The proposal is effective for fiscal years beginning after December 15, 1998. Application would be prospective. Earlier application of this Statement of the beginning of the fiscal year is encouraged for years for which annual financial statements have not been issued. The Company is not expected to early-adopt this Statement. The adoption of this Statement is not expected to have a material effect on the financial position or results of the Company.

                               THE EXCHANGE OFFER

GENERAL

    The Issuers hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $225.0 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Senior Subordinated Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to any and all of the Senior Subordinated Notes.

    As of the date of this Prospectus, $225.0 million aggregate principal amount of the Senior Subordinated Notes is outstanding. This Prospectus, together with
the Letter of Transmittal, is first being sent on or about            , 1998, to
all holders of Senior Subordinated Notes known to the Company. The Issuers' obligations to accept Senior Subordinated Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "--Certain Conditions to the Exchange Offer" below. The Issuers currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

    The Senior Subordinated Notes were issued on April 29, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Senior Subordinated Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

    In connection with the issuance and sale of the Senior Subordinated Notes, the Issuers and the Subsidiary Guarantors entered into the Registration Rights Agreement, which requires the Issuers to file with the Commission a registration statement relating to the Exchange Offer not later than June 29, 1998 (60 days after the date of issuance of the Senior Subordinated Notes) and to use their reasonable best efforts to cause the registration statement relating to the Exchange Offer to become effective under the Securities Act not later than October 29, 1998 (180 days after the date of issuance of the Senior Subordinated Notes) and the Exchange Offer to be consummated not later than 30 business days after the date of the effectiveness of the Registration Statement. In addition, under certain circumstances the Issuers are required to use their reasonable best efforts to file a shelf registration statement with respect to resales of the Notes not later than 60 days after such filing obligation arises and cause such registration statement to become effective not later than 120 days after the date on which the Issuers become obligated to file such shelf registration statement). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

    The Exchange Offer is being made by the Issuers to satisfy their obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Senior Subordinated Notes are known to the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Senior Subordinated Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Issuers are not required to file any registration statement to register any outstanding Senior Subordinated Notes. Holders of Senior Subordinated Notes that do not tender their Senior Subordinated Notes or whose Senior Subordinated Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Senior Subordinated Notes.

TERMS OF THE EXCHANGE

    The Issuers hereby offer to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Senior Subordinated Notes. The terms of the Exchange Notes are the same in all material respects (including principal amount, interest rate, maturity and ranking) as the terms of the Senior Subordinated Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes have been registered under the Securities Act, and therefore will not be subject to certain restrictions on transfer applicable to the Senior Subordinated Notes and will not be entitled to registration rights except under certain limited circumstances. The Exchange Notes will evidence the same indebtedness as the Senior Subordinated Notes and will be entitled to the benefits of the Indenture. See "Description of Notes."

    The Exchange Offer is not conditioned upon any minimum aggregate amount of Senior Subordinated Notes being tendered for exchange.

    The Issuers have not requested, and do not intend to request, an interpretation by the Staff with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Senior Subordinated Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the Staff set forth in a series of no-action letters issued to third parties, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Subordinated Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes (other than any holder which is (i) an Affiliate of the Company or (ii) a broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is participating in or intends to participate in a distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that Staff would make a similar determination with respect to the Exchange Offer. Any holder who is an Affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and cannot rely on such interpretation by the Staff and must comply with the registration and prospectus delivery requirements of the Securities Act in accordance with any resale transaction. Each holder must acknowledge, among other things, that it is not participating in, and does not intend to participate in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Subordinated Notes, where such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any such resale of the Exchange Notes. See "Plan of Distribution."

    Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Senior Subordinated Notes so surrendered or, if no interest has been paid on such Senior Subordinated Notes, from April 29, 1998.

    Tendering holders of the Senior Subordinated Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Senior Subordinated Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

    The Exchange Offer will expire at 5:00 p.m., New York City time, on
           , 1998, unless the Issuers have extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Issuers expressly reserve the right, at any time or from time to time, in their sole discretion, to extend the period of time during which the Exchange offer is open, and thereby delay acceptance for exchange of any Senior Subordinated Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Senior Subordinated Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

    The Issuers expressly reserve the right to (i) terminate or amend the Exchange Offer and not to accept for exchange any Senior Subordinated Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer" which have not been waived by the Issuers and (ii) amend the terms of the Exchange Offer in any manner which, in their good faith judgment, is advantageous to the holders of the Senior Subordinated Notes, whether before or after any tender of the Senior Subordinated Notes. If any such termination or amendment occurs, the Issuers will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Senior Subordinated Notes as promptly as practicable.

    For purposes of the Exchange Offer, the term "business day" has the meaning set forth in Rule 14d-1(c)(6) under the Exchange Act.

PROCEDURES FOR TENDERING SENIOR SUBORDINATED NOTES

    The tender to the Issuers of Senior Subordinated Notes by a holder thereof as set forth below and the acceptance thereof by the Issuers will constitute a binding agreement between the tendering holder and the Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

    A holder of Senior Subordinated Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Senior Subordinated Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below. A tender will not be deemed to have been timely received if the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Senior Subordinated Notes is mailed prior to the Expiration Date but is received by the Exchange Agent after the Expiration Date.

    Any beneficial owner whose Senior Subordinated Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Senior Subordinated Notes, either make appropriate arrangements to register ownership of the Senior Subordinated Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    THE METHOD OF DELIVERY OF SENIOR SUBORDINATED NOTES, LETTERS OF TRANSMITTAL AND ALL OF THE REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO SENIOR SUBORDINATED NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE ISSUERS.

    If tendered Senior Subordinated Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Senior Subordinated Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") whose name appears on a security listing as a owner of Senior Subordinated Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Senior Subordinated Notes must be endorsed or accompanied by written instruments of transfer, in form satisfactory to the Issuers and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a registered signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Senior Subordinated Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the Senior Subordinated Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

    The Issuers understand that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Senior Subordinated Notes. The Issuers further understand that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that DTC establish an account with respect to the Senior Subordinated Notes for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Senior Subordinated Notes by causing DTC to transfer such Senior Subordinated Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of the Senior Subordinated Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), an appropriate Letter of Transmittal with any registered signature guarantee, and any other documents required. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Senior Subordinated Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Issuers may enforce such agreement against such participant.

    If a holder desires to tender Senior Subordinated Notes in the Exchange Offer and time will not permit a letter of Transmittal or Senior Subordinated Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Senior Subordinated Notes are registered and, if possible, the certificate number of the Senior Subordinated Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Senior Subordinated Notes in proper form for transfer (or a confirmation of book-entry transfer of each Senior Subordinated Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Senior Subordinated Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuers may, at their option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

    A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Senior Subordinated Notes (or a confirmation of book-entry transfer of such Senior Subordinated Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Senior Subordinated Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Senior Subordinated Notes.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Senior Subordinated Notes tendered for exchange will be determined by the Issuers in their sole discretion, which determination shall be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular Senior Subordinated Note not properly tendered or not to accept any particular Senior Subordinated Notes which acceptance might, in the judgment of the Issuers or their counsel, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Senior Subordinated Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Senior Subordinated Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Senior Subordinated Notes for exchange must be cured within such reasonable period of time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Senior Subordinated Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Senior Subordinated Notes, such Senior Subordinated Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Senior Subordinated Notes.

    If the Letter of Transmittal or any Senior Subordinated Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuers, proper evidence satisfactory to the Issuers of their authority to so act must be submitted.

    By tendering, each holder will represent to the Issuers, among other things, that (A) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder; (B) it is not an Affiliate of the Issuers or any Subsidiary Guarantor; (C) it is not participating in, and does not intend to participate in, and has no arrangement or understanding with any Person to participate in, a distribution of the Senior Subordinated Notes or the Exchange Notes; and (D) if such holder is a broker or dealer registered under the Exchange Act, it will receive the Exchange Notes for its own account in exchange for the Senior Subordinated Notes that were acquired as a result of market-making activities or other trading activities.

    Each broker-dealer referred to in clause (D) of the preceding sentence must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

    The party tendering Senior Subordinated Notes for exchange (the "Transferor") exchanges, assigns and transfers the Senior Subordinated Notes to the Issuers and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Senior Subordinated Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange assign and transfer the Senior Subordinated Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Senior Subordinated Notes, and that, when the same are accepted for exchange, the Issuers will acquire good and unencumbered title to the tendered Senior Subordinated Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuers to be necessary or desirable to complete the exchange, assignment and transfer of tendered Senior Subordinated Notes or transfer ownership of such Senior Subordinated Notes on the account books maintained by a Book-Entry Transfer Facility. The Transferor further agrees that acceptance of any tendered Senior Subordinated Notes by the Issuers and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuers of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor. The Transferor will also make the representations described above under "Procedures for Tendering Senior Subordinated Notes."

WITHDRAWAL RIGHTS

    Tenders of Senior Subordinated Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Senior Subordinated Notes to be withdrawn (the "Depositor"), (ii) identify the Senior Subordinated Notes to be withdrawn (including the certificate number or numbers and principal amount of such Senior Subordinated Notes), (iii) specify the principal amount of Senior Subordinated Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Senior Subordinated Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Senior Subordinated Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Senior Subordinated Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Senior Subordinated Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Senior Subordinated Notes promptly following receipt of notice of withdrawal. If Senior Subordinated Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Senior Subordinated Notes or otherwise comply with the Book-Entry Transfer Facility's procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuers in their sole discretion and such determination will be final and binding on all parties.

    Any Senior Subordinated Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Senior Subordinated Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Senior Subordinated Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Senior Subordinated Notes will be credited to an account with such

Book-Entry Transfer Facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Senior Subordinated Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Senior Subordinated Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF SENIOR SUBORDINATED NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Exchange Date, all Senior Subordinated Notes properly tendered and will issue the Exchange Notes promptly after such acceptance. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Issuers shall be deemed to have accepted properly tendered Senior Subordinated Notes for exchange when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent.

    For each Senior Subordinated Note accepted for exchange, the holder of such Senior Subordinated Note will receive an Exchange Note having a principal amount equal to that of the surrendered Senior Subordinated Note.

    In all cases, issuance of Exchange Notes for Senior Subordinated Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Senior Subordinated Notes or a timely book-entry confirmation of such Senior Subordinated Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Senior Subordinated Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Senior Subordinated Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Senior Subordinated Notes will be returned without expense to the tendering holder thereof (or, in the case of Senior Subordinated Notes tendered by book-entry transfer into the Exchange Agent's account the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such non-exchanged Senior Subordinated Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the Exchange Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuers shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Senior Subordinated Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Senior Subordinated Notes for exchange or the exchange of the Exchange Notes for such Senior Subordinated Notes, any of the following conditions exist:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Exchange Offer which, in the sole judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Issuers; or

    (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Issuers that is or may be adverse to the Issuers, or the Issuers shall have become aware of facts that have or may have adverse significance with respect to the value of the Senior Subordinated Notes or the Exchange Notes or that may materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

    (c) any law, rule or regulation or applicable interpretation of the Staff is issued or promulgated which, in the good faith determination of the Issuers, does not permit the Issuers to effect the Exchange Offer; or

    (d) any governmental approval has not been obtained, which approval the Issuers, in their sole discretion, deems necessary for the consummation of the Exchange Offer; or

    (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to the Issuers; or

    (f) there shall occur a change in the current interpretation by the Staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Subordinated Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes.

    The Issuers expressly reserve the right to terminate the Exchange Offer and not accept for exchange any Senior Subordinated Notes upon the occurrence of any of the foregoing conditions. In addition, the Issuers may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, the Issuers may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Senior Subordinated Notes.

    The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Issuers will not accept for exchange any Senior Subordinated Notes tendered, and no Exchange Notes will be issued in exchange for any such Senior Subordinated Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event the Issuers are required to use their best efforts to obtain the withdrawal of any stop order at the earliest possible time.

    The Exchange Offer is not conditioned upon any minimum principal amount of Senior Subordinated Notes being tendered for exchange.

EXCHANGE AGENT

    United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent the addresses set forth below:

BY HAND UP TO 4:30 PM:                         United States Trust Company of New York
                                               111 Broadway
                                               Lower Level
                                               New York, New York 10006
                                               Attention: Corporate Trust Services
                                               Telephone: 1(800) 548-6565
                                               Facsimile: (212) 780-0592

BY OVERNIGHT COURIER AND BY HAND               United States Trust Company of New York
AFTER 4:30 PM ON THE EXPIRATION DATE ONLY:     770 Broadway, 13th Floor
                                               New York, New York 10003
                                               Attention: Corporate Trust Services
                                               Telephone: 1(800) 548-6565
                                               Facsimile: (212) 780-0592

BY REGISTERED OR CERTIFIED MAIL:               United States Trust Company of New York
                                               Post Office Box 844
                                               New York, New York 10276-0844
                                               Attention: Corporate Trust Services,
                                               Cooper Station
                                               Telephone: 1(800) 548-6565
                                               Facsimile: (212) 780-0592

    Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth above.

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers and are estimated in the aggregate to be approximately $135,000 which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representation should not be relied upon as having been authorized by the Issuers.

    Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuers since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Senior Subordinated Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Issuers may, at their discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Senior Subordinated Notes in such jurisdiction.

TRANSFER TAXES

    The Issuers will pay all transfer taxes, if any, applicable to the exchange of Senior Subordinated Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Senior Subordinated Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Senior Subordinated Notes tendered, or if tendered Senior Subordinated Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Senior Subordinated Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the carrying value of the Senior Subordinated Notes as reflected in the Company's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuers upon the exchange of Exchange Notes for Senior Subordinated Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Senior Subordinated Notes who do not exchange their Senior Subordinated Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Subordinated Notes as set forth in the legend thereon. Senior Subordinated Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Senior Subordinated Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that they will register the Senior Subordinated Notes under the Securities Act. However, under certain limited circumstances the Issuers may be required to file with the Commission a shelf registration statement to cover resales of the Senior Subordinated Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with such shelf registration statement. See "Description of Notes--Registration Rights; Liquidated Damages."

    Participation in the Exchange Offer is voluntary, and holders of Senior Subordinated Notes should carefully consider whether to participate. Holders of Senior Subordinated Notes are urged to consult their financial and tax advisors in making their own decision whether or not to tender their Senior Subordinated Notes. See "Certain Federal Income Tax Consequences."

    As a result of the making of, and upon acceptance for exchange of all validly tendered Senior Subordinated Notes pursuant to the terms of, this Exchange Offer, the Issuers will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Senior Subordinated Notes who do not tender their Senior Subordinated Notes in the Exchange Offer will continue to hold such Senior Subordinated Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. To the extent that Senior Subordinated Notes are tendered and accepted in the Exchange Offer, the trading market for untendered, or tendered but unaccepted, Senior Subordinated Notes could be adversely affected. See "Risk Factors-- Adverse Consequences of Failure to Exchange."

    The Issuers may in the future seek to acquire, subject to the terms of the Indenture, untendered Senior Subordinated Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any such purchases or offers may differ form the terms of the Exchange Offer. The Issuers have no present plan to acquire any Senior Subordinated Notes which are not tendered in the Exchange Offer.

RESALE OF EXCHANGE NOTES

    The Issuers are making the Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Issuers have not sought their own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Subordinated Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder which is (i) an Affiliate of the Company or (ii) a broker-dealer that purchases Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. However, any holder who is an Affiliate of the Company or who has an arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Senior Subordinated Notes from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) cannot rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Senior Subordinated Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Senior Subordinated Notes, where such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Senior Subordinated Notes acquired directly from the Issuers) must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. A secondary resale transaction in the United States by a holder using the Exchange Offer to participate in a distribution of Senior Subordinated Notes must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K. See "Plan of Distribution."

    In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Issuers have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

                                    BUSINESS

    Grove Worldwide is a leading international designer, manufacturer and marketer of a comprehensive line of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. In North America, Grove Crane, the Company's largest operating division, has a number one market position and a 45% market share. The Company's products are used in a wide variety of applications by commercial and residential building contractors, as well as by industrial, municipal and military end-users. The Company's products are marketed to independent equipment rental companies and directly to end-users under three widely recognized brand names--GROVE CRANE, GROVE MANLIFT and NATIONAL CRANE. The Company believes it has achieved a leading position in each of its principal markets due to its: (i) strong brand name and reputation for quality products;
(ii) superior customer service; (iii) established network of distributors; (iv) broad product line; and (v) commitment to superior engineering design and product innovation. For the twelve months ended March 28, 1998, the Company generated net sales of $853.5 million and pro forma EBITDA of $85.0 million.

    The Company's products are sold in over 50 countries primarily through an established, global network of approximately 240 independent distributors. The Company's major markets are North America (67% of fiscal 1997 new equipment sales), Europe (23% of fiscal 1997 new equipment sales), Asia (7% of fiscal 1997 new equipment sales) and Latin America (3% of fiscal 1997 new equipment sales). The Company markets its products through three operating divisions:

- GROVE CRANE (approximately 69% of fiscal 1997 net sales) designs and manufactures over 40 models of mobile hydraulic cranes. The Company's mobile hydraulic cranes, which are used primarily in industrial, commercial and public works construction, are capable of reaching maximum heights of 372 feet and lifting up to 300 tons. From fiscal 1993 to fiscal 1997, Grove Crane's net sales (including acquisitions) increased from $290 million to $587 million, representing a CAGR of 19.4%.

- GROVE MANLIFT (approximately 23% of fiscal 1997 net sales) designs and manufactures over 60 models of aerial work platforms. The Company's aerial work platforms, which are used primarily in industrial, commercial and construction applications, are capable of lifting people to maximum working heights ranging from 19 to 131 feet. Aerial work platforms elevate workers and their materials more safely, quickly and easily than alternative methods such as scaffolding and ladders. From fiscal 1993 to fiscal 1997, Grove Manlift's net sales (including acquisitions) increased from $57 million to $199 million, representing a CAGR of 36.8%.

- NATIONAL CRANE (approximately 8% of fiscal 1997 net sales) designs and manufactures over 14 models of telescoping and 12 modes of articulating truck-mounted cranes. The Company's telescoping and articulating cranes, which are used primarily in industrial, commercial, public works and construction applications, are capable of reaching maximum heights of 166 feet and lifting up to 36 tons. Telescoping and articulating cranes are mounted on a standard truck chassis or on a pedestal at a fixed location. From fiscal 1993 to fiscal 1997, National Crane's net sales increased from $40 million to $71 million, representing a CAGR of 15.4%.

COMPETITIVE STRENGTHS

    The Company believes that it benefits from the following competitive strengths:

- LEADING MARKET POSITIONS. The Company believes that its three operating divisions have established a leading position in each of their principal markets.

  DIVISION        PRODUCTS                PRINCIPAL MARKETS    MARKET POSITION(1)       MARKET SHARE(1)
----------------  ----------------------  -----------------  -----------------------  -------------------
  Grove Crane     Mobile Hydraulic        North America                     1                     45%
                  Cranes
                                          Europe                            2                     17%

  Grove Manlift   Aerial Work Platforms   North America                     2                     11%
                                          Europe                            2                     21%

  National Crane  Truck-Mounted Cranes:
                    Telescoping           North America                     1                     43%
                    Articulating          North America                     4                     13%(2)

- STRONG BRAND NAME AND REPUTATION FOR QUALITY PRODUCTS. The Company has created significant brand equity as a result of its innovative designs, quality products and product reliability. With over 100,000 units sold during the past 50 years, the Company believes that it currently has one of the industry's largest installed bases of cranes and aerial work platforms. The quality of the Company's products and the value of its brand name are reflected in the North American marketplace, where the Company believes that its cranes generally command premium prices and have higher residual values than comparable products manufactured by its competitors. For example, Grove Crane's products typically have residual values in excess of 50% of their original cost after five years, which management believes is significantly greater than the average residual value of its competitors' products.

- SUPERIOR CUSTOMER SERVICE. The Company is committed to providing superior training, sales and service support to its distributors and end-users as a standard part of its sales and marketing effort. Management believes that no other major competitor matches the extent and quality of its customer support services and that such services significantly contribute to the Company's ability to charge premium prices for its products. In addition, the Company has focused on providing ready availability of service parts. For example, in fiscal 1997, the Company shipped over 80% of its replacement parts worldwide within 24 hours after receipt of an order. After-market sales for parts and services accounted for 12% of the Company's net sales and 26% of gross profits in fiscal 1997. Such sales typically have higher gross margins and are less cyclical than new equipment sales.

- ESTABLISHED NETWORK OF DISTRIBUTORS. The Company benefits from an established base of approximately 240 independent distributors located in 50 countries around the world. Over two-thirds of Grove Crane's North American distributors have sold the Company's products for over 10 years. The Company believes that, in many cases, its products represent an important portion of its distributors' business. Many of these distributors also represent Caterpillar Inc. or Komatsu Ltd. and, as such, are considered among the best-capitalized in the industry. Management believes that the strength of its distributor network is an important competitive advantage. For example, within twelve months after acquiring the mobile hydraulic crane business of Krupp in August 1995, the Company leveraged Grove's brand name and distribution network to increase annual sales in the United States of the cranes, formerly manufactured by Krupp, by 100% from approximately 40 units in 1995 to approximately 80 units in 1996.

------------------------------

(1) All market share data are based on units shipped during fiscal 1997, except for data on Grove Manlift's share of the North American aerial work platform market, which are based on fiscal 1997 revenues. With respect to aerial work platforms, management believes that because the Company primarily competes in the North American market for larger, high-end aerial work platforms, comparisons based on revenues are more appropriate. Market data were derived from industry statistics together with management estimates and including, as applicable, management assumptions regarding unit price.
(2) In the United States, the Company has a number three market position and a 17% market share. National Crane has only a nominal presence in the Canadian market for articulating cranes.

- BROAD PRODUCT LINE. The Company believes it has the broadest product line in the industry, with 10 product categories and over 120 models offered by its three operating divisions. Management believes the breadth of the Company's product offerings enables it to more effectively serve the equipment rental market, which management estimates represents approximately 80% of the Company's net sales. The Company's broad product line allows it to satisfy the rental market's demand for models addressing specific end-user needs, while also providing customers the opportunity to save on support, maintenance and training costs by purchasing from a single manufacturer.

BUSINESS STRATEGY

    As a result of the Acquisition, the Company is operated on a stand-alone basis rather than as part of a larger diversified enterprise. The Company's management team expects to capitalize on the experience and expertise of new senior management as it implements the Operations Improvement Program in cooperation with the George Group Inc. (the "George Group"), an acquisition and management consulting firm that applies strategic and operations management expertise to manufacturing businesses. Management is led by Salvatore J. Bonanno who joined the Company in March 1998 from Foamex International Inc., where he led an organizational restructuring designed to reduce manufacturing and overhead costs. The Company will implement the Operations Improvement Program and the other key elements of the Company's business strategy described below in order to reach its objective of increased net sales and EBITDA.

- OPERATIONS IMPROVEMENT PROGRAM. The Company, in cooperation with the George Group, has developed a comprehensive program which it believes will enable the Company to reduce its annual costs by approximately $35 million to $50 million and achieve significant working capital efficiencies by fiscal 2001. The Operations Improvement Program is intended to improve the Company's operating efficiency and margins by: (i) rationalizing product lines; (ii) reducing manufacturing costs; and (iii) reducing selling, general and administrative expenses. In addition, the Company believes the Operations Improvement Program should enable it to reduce its working capital requirements by decreasing inventory levels by approximately $40 million to $50 million.

- CONTINUE TO PROVIDE SUPERIOR PRODUCTS. The Company has maintained a commitment to superior engineering design and technological innovation. The Company believes that it has the most extensive engineering capability in the crane industry, with an extensive engineering group focusing on developing innovative, high performance, low maintenance products that satisfy the demands of its customers. Together with the Company's manufacturing and marketing staff, these engineers seek to utilize new technologies and effectively introduce new products. For example, the Company has introduced lighter booms with greater lifting capacity, electronic controls that facilitate operations and product features that enhance safety and increase versatility. The Company believes that the greater sophistication of its products contributes to its ability to sustain higher residual values. The Company intends to intensify its efforts to design products that meet evolving customer needs while reducing manufacturing costs and the period from product conception to introduction.

- EXPAND EXISTING INTERNATIONAL BUSINESS. The Company intends to leverage its significant brand equity and strong distribution network to opportunistically expand its existing international business. As an industry leader, the Company believes it is well-positioned to increase sales internationally as infrastructure development in existing and emerging markets stimulates demand for cranes and aerial work platforms. In 1995, the Company expanded its product offerings and strengthened its manufacturing and distribution presence in Europe by acquiring the mobile hydraulic crane business of Krupp in Germany and the aerial work platform business of Delta in France. In addition, all but one of the Company's manufacturing facilities have received ISO 9001 certifications, which enhances the Company's international marketing efforts.

- CAPITALIZE ON THE GROWTH OF THE WORLDWIDE AERIAL WORK PLATFORM MARKET. The Company seeks to capitalize on the increasing recognition by end-users worldwide that aerial work platforms are economical and safe alternatives to scaffolding and ladders. The North American aerial work platform industry experienced a CAGR in total unit shipments from 1992 to 1997 of 32%. In 1997, approximately 41,000 aerial work platforms were shipped in North America while only 13,000 units were shipped in markets outside of North America. The Company expects to generate increased sales of aerial work platforms in international markets as international end-users recognize the productivity and safety advantages of aerial work platforms.

THE OPERATIONS IMPROVEMENT PROGRAM

    The Company, in cooperation with the George Group, has developed a comprehensive program which it believes will enable it to reduce its annual costs by approximately $35 million to $50 million and achieve significant working capital efficiencies by fiscal 2001. The Operations Improvement Program is intended to improve the Company's operating efficiency and its margins by:
(i) rationalizing product lines; (ii) reducing manufacturing costs; and (iii) reducing selling, general and administrative expenses. In addition, the Company believes the Operations Improvement Program should enable it to reduce its working capital requirements by decreasing inventory levels by approximately $40 million to $50 million. It is expected that these cost savings will be offset by non-recurring costs of up to approximately $25 million associated with the implementation of the Operations Improvement Program. Estimates of potential cost savings and implementation costs are inherently uncertain and the description of the Operations Improvement Program should be read in conjunction with "Special Note Regarding Forward Looking Statements" and "Risk Factors--Realization of Benefits of Operations Improvement Program." The key components of the Operations Improvement Program are as follows:

    RATIONALIZE PRODUCT LINES. The Company expects to implement a product line rationalization program which will position it to reduce both operating costs and working capital requirements without diminishing the advantages derived from its broad product line. The Company will monitor product line data to enable it to simplify its engineering processes by reducing the number of models and manufacturing components, standardizing options and using platform design concepts. The Company believes this program will enable it to eliminate certain models that have low demand, low margins or features and capabilities that are redundant with other models.

    REDUCE MANUFACTURING COSTS. Management intends to reduce the annual costs of goods sold by approximately $25 million to $30 million by fiscal 2001 by rationalizing its product line and undertaking the following initiatives to improve the Company's manufacturing process:

- Accelerate the recently initiated DFMA program and continue to implement value analysis programs. These established techniques are designed to lower material and labor costs by redesigning products, incorporating more standardized components and allowing a simplified fabrication and assembly process. Initial efforts during fiscal 1997 resulted in a 28% reduction in labor costs for a test model.

- Consolidate sourcing by using fewer suppliers to fulfill the Company's global requirements. As a result of its product rationalization and DFMA programs, the Company expects to purchase a greater volume of fewer components, enabling it to significantly reduce its vendor base and benefit from increased sourcing leverage.

- Implement other procedures to reduce manufacturing costs, including: (i) improving planning and scheduling by introducing continuous flow manufacturing principles and integrating the Company's new management information system;
  (ii) improving product flow and reducing cycle time in order to increase manufacturing flexibility and capacity; and (iii) shifting the production of certain models and components to facilities where they can be more efficiently produced.

    REDUCE SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Management believes it can reduce annual selling, general and administrative expenses by approximately $10 million to $20 million by fiscal 2001 by reducing redundant functions across facilities, utilizing the Company's new management information system and streamlining existing business processes, including redesigning sales and administrative functions. See "Business--Management Information System."

    REDUCE WORKING CAPITAL REQUIREMENTS. Management believes the Operations Improvement Program will enable the Company to reduce its working capital requirements by reducing inventory levels by approximately $40 million to $50 million. The Company expects to reduce its inventory levels primarily as a result of: (i) improved manufacturing processes; (ii) the shifting of production of certain models and components to facilities where they can be more efficiently produced; and (iii) product rationalization.

INDUSTRY OVERVIEW

    The markets in which the Company competes include North America, (defined as the United States and Canada), Latin America (defined as Central and South America), Europe (defined as Europe, Africa and the Middle East) and Asia. All statistical and numerical information set forth below are based on industry data, which the Company has not independently verified, together with management estimates and assumptions regarding unit prices.

    MOBILE HYDRAULIC CRANES (GROVE CRANE)

    The mobile hydraulic crane business was a $2.8 billion industry worldwide in 1997 with a demand for approximately 11,000 machines. Demand in this industry is primarily dependent upon industrial and construction activity and replacement cycles for existing cranes. Because of the different demands of each project, such as boom lengths and lifting capacities, contractors, particularly those in North America, tend to rent specific machines as needed rather than own a fleet of machines with varying capabilities. Management estimates that 80% of all new sales in North America are made to the equipment rental market. In periods of economic recovery, rising end-user demand is initially reflected in rising rental fleet utilization. Then, as rental fleet utilization reaches a maximum level, new orders for cranes generally tend to increase.

    In 1997, demand for mobile hydraulic cranes in North America was approximately 2,400 machines, representing 22% of global demand. From 1992 to 1997, demand grew at a CAGR of 12.6%. The Company believes that, based on the superior reputation of its products as well as the Company's strong network of distributors, it is well positioned to capitalize on any growth in the North American mobile hydraulic crane market. In addition, Grove's product line, which is the broadest in the industry, enables rental fleet owners to provide a wide range of models for end-users while maintaining low after-market maintenance and service costs by buying from a single manufacturer. See "--Competitive Strengths."

    Demand for mobile hydraulic cranes in Europe was approximately 2,200 machines in 1997, representing 20% of global demand. Since 1992, demand in Europe has experienced little growth. European construction activity has remained at recessionary levels for the last five years. The Company believes that this has been due initially to a cyclical downturn and more recently to fiscal tightening as European countries attempt to meet the budget deficit targets established by the Maastricht Treaty. The Company believes that it is well positioned to participate in any cyclical improvements in Europe due to its local manufacturing operations, strong local distribution and its established market position in the region. The Company believes that European growth could act as a buffer to a possible future economic downturn in the United States.

    In addition to North America and Europe, markets for mobile hydraulic cranes include Asia, notably Japan, and Latin America. These markets represented 58% of global demand in 1997 with approximately 6,400 units shipped. The Japanese market represents approximately 29% of the worldwide market on a unit basis, with approximately 3,200 machines sold in 1997. The Company, like other crane manufacturers in the United States and Europe, has chosen not to compete in Japan due to economic fundamentals and certain barriers to entry. Japanese crane manufacturers generally do not compete in the United States or Europe. The Chinese market accounted for approximately 2,100 machines sold in 1997, the majority of which were manufactured locally. However, the People's Republic of China has been an emerging market for the Company, where it has sold an average of 8 units per year since 1995, representing approximately 10% of imported units.

    AERIAL WORK PLATFORMS (GROVE MANLIFT)

    The aerial work platform industry in North America has developed over the past 20 years as end-users have realized that aerial work platforms are an efficient and safer alternative to scaffolding and ladders. The products are used for indoor or outdoor applications in a variety of construction, industrial and commercial settings which require workers to be lifted to high elevations. Rapid growth of the industry has been due to efficiency considerations as well as regulations mandating safety standards for people working in elevated areas. The Company believes that approximately 90% of all aerial work platform sales in North America are to rental fleets. The rental market represents such a large percentage of the overall market because: (i) contractors require workers to be elevated only for limited periods during a given job, and different jobs require different platform heights, making ownership of a single specification unit uneconomical and (ii) industrial customers increasingly outsource their equipment requirements to rental providers.

    In terms of market penetration of aerial work platforms, the United States is the most advanced market in the world, indicating strong fundamental growth potential for the industry outside North America. Since 1992, demand in North America has grown at a CAGR of 32%. In 1997, demand for aerial work platforms in North America was approximately 41,000 machines, representing 76% of global demand. The demand for aerial work platforms in the worldwide market, excluding North America, in comparison, was only 13,000 units in 1997. The Company expects increased sales of aerial work platforms in international markets, where the number of aerial work platforms remains significantly lower than in the United States.

    The Company expects the aerial work platform division to be an important factor in its long-term growth strategy. Growth in the aerial work platform market is expected to be driven primarily by new product introductions and applications, as well as continued compliance in the United States with government-mandated safety regulations. Furthermore, as foreign governments adopt stricter safety regulations and foreign end-users realize the efficiency benefits of using aerial work platforms, the Company expects to capture its share of international growth given its strong existing international market presence and distribution capabilities, particularly in Europe.

    TRUCK-MOUNTED CRANES (NATIONAL CRANE)

    The truck-mounted crane division manufactures both telescoping cranes and articulating cranes. These cranes are used primarily by contractors engaged in the industrial, commercial, public works and residential construction, railroad and oil field service industries and in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. In 1997, demand for truck-mounted telescoping cranes in North America was approximately 2,100 machines, representing 48% of total North American demand. Since 1992, demand has grown at a CAGR of 16%. Demand for truck-mounted articulating cranes in North America was approximately 2,300 machines in 1997, representing 52% of total North American demand. Since 1992, demand has grown at a CAGR of 5%. Telescoping cranes are more popular in the United States while articulating cranes are more popular in Europe.

PRODUCTS

    MOBILE HYDRAULIC CRANES (GROVE CRANE)

    Grove Crane manufactures over 40 models of mobile hydraulic cranes, which are used primarily in the industrial, commercial and public works construction industries and in maintenance applications, to lift material at job sites. There are four main types of mobile hydraulic cranes: (i) Rough-Terrain, (ii) All-Terrain, (iii) Truck-Mounted and (iv) Industrial. In addition, Grove Crane produces three models of specialty cranes for the U.S. Department of Defense.

    ROUGH-TERRAIN CRANES are designed to lift materials and equipment on rough or uneven terrain. These cranes cannot be driven on highways, and, accordingly, must be transported by truck to a work site. Grove Crane produces 15 models of rough-terrain cranes, believed to be the broadest such line in the world, capable of working heights of up to 208 feet and maximum load capacities of up to 100 tons.

    ALL-TERRAIN CRANES are versatile cranes designed to lift materials and equipment on rough or uneven terrain and yet are highly maneuverable and capable of highway speeds. Grove Crane produces 11 models of all-terrain cranes capable of working heights of up to 372 feet and maximum load capacities of up to 300 tons.

    TRUCK-MOUNTED CRANES are designed to provide simple set-up and long reach high capacity booms and are capable of traveling from site to site at highway speeds. These cranes are suitable for urban and suburban uses. Grove Crane produces 10 models of truck-mounted cranes, believed to be the broadest such line in the world, capable of working heights of up to 270 feet and maximum load capacities of up to 150 tons.

    INDUSTRIAL CRANES are designed primarily for plant maintenance, storage yard and material handling jobs. Grove Crane produces 5 models of industrial cranes capable of working heights of up to 85 feet and maximum load capacities of up to 18 tons.

    AERIAL WORK PLATFORMS (GROVE MANLIFT)

    Grove Manlift manufactures over 60 models of aerial work platforms which elevate workers and their materials more safely, quickly and easily than alternative methods such as scaffolding and ladders. The work platform is mounted on either a telescoping and/or articulating boom or on a vertical lifting scissor mechanism. The boom truck lifting mechanism is mounted on a chassis powered by electric motors or gas, diesel or propane engines. The Company manufactures four types of aerial work platforms: (i) Scissor Lift, (ii) Articulating Boom, (iii) Telescoping Boom and (iv) Vertical Mast.

    SCISSOR LIFTS have a work platform that is mounted on top of a scissor type lifting mechanism. The lifts are designed to set up and move quickly from job to job in construction, industrial and commercial settings. Grove Manlift produces 19 models of scissor lifts capable of working heights of up to 46 feet and maximum load capacities of up to 2,000 pounds.

    ARTICULATING BOOM LIFTS have a work platform that is mounted on top of a jointed boom. These lifts are used primarily in the industrial and construction settings where articulation allows users to access elevated areas over machines or structural obstacles. Grove Manlift produces 20 models of articulating boom lifts capable of working heights of up to 131 feet and maximum load capacities of up to 800 pounds.

    TELESCOPING BOOM LIFTS have a work platform that is mounted on top of a telescoping boom and designed for strength, rigidity and resistance to deflection. These lifts are used primarily outdoors in residential, commercial and industrial construction and maintenance projects. Grove Manlift produces 11 models of telescoping boom lifts capable of working heights of up to 116 feet and maximum load capacities of up to 700 pounds.

    VERTICAL MAST LIFTS have work platforms that are either mounted on top of fork-lift type devices or on push-around type devices. These lifts are designed for use by workers for general purpose indoor maintenance. Some models are for vertical lifting applications only, while others also have out-reach capabilities. Grove Manlift produces 16 models of vertical mast lifts capable of working heights of up to 46 feet and maximum load capacities of up to 500 pounds.

    TRUCK-MOUNTED CRANES (NATIONAL CRANE)

    National Crane manufactures 22 models of truck-mounted cranes used primarily by contractors engaged in the industrial, commercial, public works and residential construction, railroad and oil field service industries and in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. The Company manufactures two types of truck-mounted cranes: telescoping and articulating. The Company also manufactures 4 models of pedestal-mounted, fixed location cranes.

    TELESCOPING CRANES are used primarily for lifting material and personnel on a job site. National Crane produces 10 models of truck-mounted telescoping cranes capable of working heights of up to 166 feet and maximum load capacities of up to 33 tons.

    ARTICULATING CRANES are used primarily to load and unload truck beds at a job site. National Crane produces 12 models of truck-mounted articulating cranes capable of working heights of up to 71 feet and maximum load capacities of up to 28 tons.

    OTHER CRANES include four models of pedestal-mounted cranes designed for docks, factories, yards, and other areas where fixed, stationary lifting is required. These cranes are capable of working heights of up to 90 feet and maximum load capacities of up to 23 tons.

MARKETING AND DISTRIBUTION

    GENERAL

    The Company benefits from an established base of approximately 240 independent distributors located in 50 countries around the world. Over two thirds of Grove Crane's North American distributors have been with the Company for over 10 years. While the Company's distributors generally do not sell the Company's products exclusively, management believes that, in many cases, the Company's products represent a significant portion of the distributor's business. Many of Grove Crane's distributors also represent Caterpillar Inc. or Komatsu Ltd. and, as such, are considered among the best-capitalized in the industry. Management believes that the strength of its distributor network is an important competitive advantage. For example, within twelve months after acquiring the mobile hydraulic crane business of Krupp in August 1995, the Company leveraged its brand name and distribution network to increase annual sales from approximately 40 units to approximately 80 units of the cranes formerly manufactured by Krupp.

    MOBILE HYDRAULIC CRANES

    The Company distributes its mobile hydraulic cranes primarily through a global network of independent distributors, except in Germany, France and the United Kingdom, where the Company has its own distributors. In addition, the Company sells directly to certain large corporate customers and the United States Government. The Company believes that its distribution network is one of its key strengths.

    In fiscal 1997, 67% of the Company's unit sales of mobile hydraulic cranes were derived from units shipped to North American and Latin American distributors. The Company has longstanding relationships with its 42 North American and 25 Latin American distributors, of which over 40% have been distributors for the Company for over 25 years. Shipments to Europe (including Europe, Africa and the Middle East) comprised approximately 27% of the Company's shipments in fiscal 1997 through three Company stores, located in the U.K., Germany and France, and 42 third-party distributors. In fiscal 1997, shipments to Asia comprised approximately 5% of the Company's unit shipments through full-service distributors who cover the complete market in each country in which they are located.

    AERIAL WORK PLATFORMS

    In fiscal 1997, aerial work platforms sold by North American distributors represented approximately 63% of the Company's unit sales of aerial work platforms. The Company has 64 authorized distributors in 187 locations across North America providing coverage in most major markets. To take advantage of growth in the aerial work platform market, the Company has increased the number of North American distributors by 18% since 1992. Approximately 50% of the Company's North American distributors carry only the Company's aerial work platforms.

    In fiscal 1997, sales to customers in Europe represented approximately 24% of the Company's units shipped of aerial work platforms. The Company's 17 European distributors include independent and Company-owned distributors. Three Company locations in the U.K., Germany and France and a major independent distributor in the Netherlands collectively accounted for more than 50% of aerial work platform net sales in Europe. Asian customers purchased approximately 11% of the Company's units shipped in fiscal 1997. Asia is supported by authorized distributors located in Hong Kong, India, Indonesia, Korea, the Philippines, Singapore/Malaysia, Taiwan, Thailand and Vietnam and a Company-owned distribution facility in Penrith, Australia. Latin American customers purchased approximately 2% of the Company's units shipped in fiscal 1997.

    TRUCK-MOUNTED CRANES

    The Company's North American truck-mounted crane distribution network consists of 67 distributors that carry multiple product lines, the majority of which maintain rental fleets. In addition, the Company has 8 distributors that focus either on limited product lines and/or market niches. Certain of the Company's "niche" distributors primarily sell to railroads and are a particular strength of the Company's customer base. Most of these distributors have been with the Company for over 15 years. The Company believes that these distributors account for a significant portion of the U.S. railroad market for articulating truck-mounted cranes. The Company sells directly to E.I. du Pont de Nemours and Company, The Hertz Corporation, the Tennessee Valley Authority, Union Pacific Railroad Corporation and U.S. Rentals, Inc. In fiscal 1997, direct sales accounted for 9% of all truck-mounted cranes sold by the Company.

END-USERS AND CUSTOMERS

    Mobile hydraulic cranes are primarily used by contractors engaged in industrial, commercial and public works construction and for plant maintenance and material handling jobs. Aerial work platforms are primarily used by contractors engaged in residential, commercial and industrial construction and in maintenance projects. Truck-mounted cranes are primarily used by contractors engaged in the industrial, commercial, public works and residential construction, railroad and oil field service industries and in maintenance applications to lift materials or personnel at the same job site or to move material to another job site or location. In addition, U.S. railroad companies and U.S. equipment rental companies use the Company's truck-mounted cranes. Mobile hydraulic cranes and aerial work platforms are also sold to the U.S. Department of Defense and other government agencies.

    For the fiscal years ended September 30, 1995, September 28, 1996 and September 27, 1997, approximately 20%, 20% and 19%, respectively, of the Company's revenues were generated from sales to six major customers, with no one customer accounting for more than 5% of total revenue. Approximately 15% and 31% of the outstanding accounts and notes receivable balance as of September 28, 1996 and September 27, 1997, respectively, were due from these customers.

DEALER FINANCING PROGRAM

    The Company offers certain of its distributors up to 360-day inventory financing. Units sold under this program generate secured notes receivable, which the Company sells, from time to time, to financial institutions at 100% of face value. The Company obtains insurance from a third party for 90% of the payment obligations relating to these notes receivable and is therefore able to obtain favorable interest rates on the sale of these notes, thereby generating interest income to the Company based upon the difference between interest received from its distributors and the interest paid to the purchasing financial institutions. The Company guarantees the other 10% of the distributors' obligations under the notes. The terms of the notes provide that if the distributor sells the equipment prior to the maturity of the notes, the notes must be repaid immediately along with any interest accrued thereon.

ENGINEERING AND DESIGN

    The Company believes that its engineering and design capabilities are among the Company's major strengths. The Company's team of engineers focuses on developing innovative, high performance, low maintenance products that create significant brand loyalty among customers. Design engineers work closely with the Company's manufacturing and marketing staff, enabling the Company to quickly identify changing end-user requirements, implement new technologies and effectively introduce product innovations. As part of its ongoing commitment to provide superior products, the Company intends to intensify its efforts to design products that meet evolving customer demands and reduce the period from product conception to product introduction.

    The Company believes its investment in systems and techniques will enable it to continually improve its cost position in the industry. The Company is now positioned to realize the benefits of this investment as it reduces costs, improves productivity and product development times, and enhances inventory management.

MANUFACTURING AND FACILITIES

    The Company maintains major manufacturing and engineering facilities in Shady Grove, Pennsylvania, Sunderland, United Kingdom, and Wilhelmshaven, Germany, as well as plants in Tonneins, France and Waverly, Nebraska. All such manufacturing facilities are ISO 9001 certified except for the Tonneins facility, which is currently seeking such certification. The Company also maintains service facilities in the United Kingdom, Germany and France, and offices in the United Arab Emirates, Singapore, Australia and China.

    The following table outlines the principal facilities owned or leased by the
Company:

                                                        APPROXIMATE
FACILITY LOCATION          TYPE OF FACILITY            SQUARE FOOTAGE  OWNED/LEASED
-------------------------  --------------------------  --------------  -------------
Shady Grove, Pennsylvania  Manufacturing/Headquarters     1,165,600        owned
Quincy, Pennsylvania       Manufacturing                     40,100        owned
Chambersburg,
Pennsylvania               Office/Storage                    81,000        owned
Waverly, Nebraska          Manufacturing/Headquarters       303,800        owned
Sunderland, U.K.(1)        Manufacturing/Storage/Office      775,000      leased
Wilhelmshaven, Germany(2)  Manufacturing/Storage/Office      410,400   owned/leased
                           Storage/Office/Field
Langenfeld, Germany(3)     Testing                           80,300       leased
Tonneins, France(4)        Manufacturing/Storage/Office      101,900   owned/leased
Osny, France               Storage/Repair/Office             43,000        owned

------------------------------

(1) The lease expires on April 30, 2000. The Company has an option to purchase the facility at any time prior to February 27, 1999 for a nominal amount.

(2) Buildings are owned by the Company and the underlying land is leased from the Federal Republic of Germany and Friedrich Krupp AG Hoesch Krupp. These leases expire December 31, 2043 and December 31, 2042, respectively.

(3) The lease for the Langenfeld, Germany facility expires in July 1998. Unless otherwise terminated, the lease will be automatically renewed annually unless either party gives notice of termination.

(4) Includes two facilities, one of which is leased. The lease expires on November 29, 2004.

    To the extent any such properties are leased, the Company expects to be able to renew such leases or lease comparable facilities on terms commercially acceptable to the Company. Management believes that the Company's facilities are suitable for its operations and provide sufficient capacity to meet the Company's requirements for the foreseeable future.

    The obligations of the Company under the New Credit Facility are secured by a mortgage on certain of the Company's owned, domestic real properties.

COMPETITION

    The markets in which the Company operates are highly competitive. The Company faces competition in each of its operating divisions from a number of manufacturers. Competition in each of the Company's markets generally is based on product design, overall product quality, maintenance costs and price. The Company believes it benefits from the following competitive advantages: (i) leading market positions; (ii) a strong brand name and reputation for quality products and service; (iii) an established network of global distributors; (iv) a broad product line and (v) a commitment to engineering design and product innovation. The following table sets forth the Company's primary competitors in each of its operating divisions:

       OPERATING
       DIVISIONS           PRODUCTS                                  PRIMARY COMPETITORS
------------------  ----------------------  ---------------------------------------------------------------------
     Grove Crane    Mobile Hydraulic        Liebherr Werk Nenzing, Link-Belt Construction Equipment Co.,
                    Cranes                  Mannesman DeMag, Tadano Ltd. and Terex Corporation ("Terex")

   Grove Manlift    Aerial Work Platforms   Genie Industries, JLG Industries, Inc., Sky Jack Inc., Snorkel
                                            Company, Terex and UpRight, a division of W.R. Carpenter North
                                            America, Inc.

  National Crane    Truck-Mounted Cranes    Fassi Gru Idrauliche SpA, Hiab BV, Iowa Mold Tooling Co. Inc. (IMT),
                                            Manitex, Inc., Palfinger GmbH, Pioneer Truck Cranes, manufactured by
                                            Pioneer Engineering Corporation, Terex and USTC Inc.

RAW MATERIALS

    Principal materials used by the Company in its various manufacturing processes include steel, castings, engines, tires, axles, transmissions, hydraulic valves and controls, hydraulic cylinders, electric controls and motors, and a variety of other fabricated or manufactured items. Substantially all materials are normally available from multiple suppliers. Current and potential suppliers are evaluated on a regular basis on their ability to meet the Company's requirements and standards.

EMPLOYEES

    As of June 1, 1998, the Company had a total of approximately 5,200 employees, of which approximately 3,500 were employed in the United States. Approximately 26% of the Company's employees are represented by labor unions. In the United States, workers at the Company's Waverly, Nebraska facility are organized and are subject to a collective bargaining agreement that expires on April 11, 1999. Certain employees at the Company's Sunderland, United Kingdom, Wilhelmshaven, Germany and Tonneins, France facilities are also organized under the host country's labor laws. The collective bargaining agreements covering the Sunderland, United Kingdom employees are subject to renegotiation in October 1998. The collective bargaining agreements covering the Wilhelmshaven, Germany employees will not terminate unless due notice is given by either party pursuant to special provisions within the collective bargaining agreements, but are subject to renegotiation at various times. Throughout all facilities, the Company considers its relations with its employees and union representatives to be good.

MANAGEMENT INFORMATION SYSTEM

    In fiscal 1995, the Company initiated a program to install a new computer-based resource planning system at its United States, German and United Kingdom facilities. The project, which is expected to be completed at the end of fiscal 1998, will have a total cost of approximately $41.0 million, of which approximately $26.3 million had been expended at March 28, 1998. The Company believes that this new system will enable the Company to reduce costs, improve productivity and product development times, and enhance inventory management.

    The Company's new resource planning system is expected to provide improved cost data, facilitate inventory and work-in-process tracking and provide improved order processing. In addition, the system is expected to yield improved organizational performance due to timely and meaningful performance measurements and the availability of timely and accurate management information across all functions and all levels. The new software will cover the Company's product lifecycle, including the functionality needed for new product development, order management and lifetime product service and support, as well as accounting support activities. The system will also address the Company's global requirements such as a multi-lingual and multi-currency system to cover all of its facilities.

    The completion of the project will render all of the Company's major computer systems Year 2000 compliant.

ENVIRONMENTAL MATTERS

    The Company generates hazardous and non-hazardous waste in the normal course of its manufacturing operations. As a result, the Company is subject to a wide range of Federal, state, local and foreign environmental laws, including CERCLA, that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and nonhazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws has required, and will continue to require, expenditures by the Company on a continuing basis. The Company does not expect that these expenditures will have a material adverse effect on its financial condition or results of operations.

    The Company is currently developing a remediation program with respect to an area that has been contaminated by petroleum hydrocarbons at its Shady Grove, Pennsylvania facility. The Company believes that this contamination is confined to the Shady Grove site and has not migrated to any adjacent properties. The Company also believes that the costs of remediating this contamination will not have a material adverse effect on its financial condition or results of operations.

LEGAL PROCEEDINGS

    The Company is involved in various legal proceedings which have arisen in the normal course of its operations. The outcome of these legal proceedings, if determined adversely to the Company, is unlikely to have a material effect on the Company. The Company is also subject to product liability claims for which it believes it has adequate insurance.

INTELLECTUAL PROPERTY

    The Company's products are sold primarily under the logo
"G-Registered Trademark-", and the trademarks GROVE-Registered Trademark-, MANLIFT-Registered Trademark-, GROVE WORLDWIDE-Registered Trademark-, G MANLIFT-Registered Trademark-, G MEGA TRAK-Registered Trademark-, MAXX-Registered Trademark- and SUPER-MAXX-Registered Trademark-. The Company owns a number of patents and trademarks relating to the products it manufactures that have been obtained over a number of years. These patents and trademarks have been of value in the growth of the Company's business and may continue to be of value in the future. The Company does not regard any portion of the Company's business as being dependent upon any single patent or group of patents.

                                   MANAGEMENT

MANAGEMENT COMMITTEE AND EXECUTIVE OFFICERS OF THE COMPANY

    Holdings, as Managing Member, sets the terms of office of the members of the Management Committee of the Company (the "Company Management Committee"). Aside from Mr. Bonanno, the executive officers of the Company serve at the discretion of the Company Management Committee. See "--Employment Arrangements." The following table sets forth information concerning executive officers of the Company and the members of the Company Management Committee, each of whom is also a member of the Management Committee of Holdings (the "Holdings Management Committee," and, together with the Company Management Committee, the "Management Committees"):

                            NAME                                   AGE
-------------------------------------------------------------      ---
Salvatore J. Bonanno.........................................          57
James A. Kolinski............................................          56
Joseph A. Shull..............................................          51
Jeffry D. Bust...............................................          45
Theodore J. Urbanek..........................................          63
Keith R. Simmons.............................................          47
Robert J. Sliwa..............................................          49
J Taylor Crandall............................................          43
Michael L. George............................................          58
Gerald Grinstein.............................................          65
Steven B. Gruber.............................................          40
Robert B. Henske.............................................          35
Gerard E. Holthaus...........................................          48
Anthony P. Scotto............................................          50

                            NAME                                                         POSITION

-------------------------------------------------------------  -------------------------------------------------------------

Salvatore J. Bonanno.........................................  Chairman and Chief Executive Officer, Grove Worldwide and

                                                                 Member of each Management Committee

James A. Kolinski............................................  President and Chief Operating Officer, Grove Manlift

Joseph A. Shull..............................................  Chairman, Grove Crane

Jeffry D. Bust...............................................  President and Chief Operating Officer, Grove Crane

Theodore J. Urbanek..........................................  President, National Crane Corporation

Keith R. Simmons.............................................  Senior Vice President, General Counsel and Senior Business

                                                                 Development Officer, Grove Worldwide

Robert J. Sliwa..............................................  Vice President, Human Resources, Grove Worldwide

J Taylor Crandall............................................  Member of each Management Committee

Michael L. George............................................  Member of each Management Committee

Gerald Grinstein.............................................  Member of each Management Committee

Steven B. Gruber.............................................  Member of each Management Committee

Robert B. Henske.............................................  Member of each Management Committee

Gerard E. Holthaus...........................................  Member of each Management Committee

Anthony P. Scotto............................................  Member of each Management Committee


    Mr. Bonanno serves as Chairman and Chief Executive Officer of the Company and serves as a member of each Management Committee. From July 1995 to June 1997, he was President of Foamex L.P. and from July 1997 to March 1998, he was President, Chief Operating Officer and a Board Member of Foamex International Inc. ("Foamex"), a $1 billion polyurethane manufacturing company, where he was responsible for directing all manufacturing operations, strategic planning and policy-making activities for Foamex's cushioning foams, automotive foams and technical foams businesses. While at Foamex, Mr. Bonanno led an organizational restructuring which included eliminating three layers of management, restructuring manufacturing operations and reducing costs. From July 1993 to July 1995, Mr. Bonanno served as General Manager of International Manufacturing Operations for Chrysler Corporation where his responsibilities included solely owned operations, joint ventures and licensing agreements outside of North America. Mr. Bonanno joined Chrysler in 1965.

    Mr. Kolinski serves as President and Chief Operating Officer of Grove Manlift, a position in which he has served since May 1993. Mr. Kolinski is responsible for Grove Manlift's sales, marketing, engineering and service worldwide. As President, Chief Operating Officer and director of Simon Aerials Inc., he was responsible for worldwide sales and North American operations from August 1989 through April 1993.

    Mr. Shull serves as Chairman of Grove Crane, a position in which he has served since June 1998. From September 1995 to June 1998, Mr. Shull was President and Chief Operating Officer of Grove Crane, where he was responsible for the business direction of Grove Crane, including overseeing the manufacturing, quality, marketing, sales, product support and engineering departments at Grove Crane's Shady Grove, Pennsylvania, Sunderland, United Kingdom and Wilhelmshaven, Germany facilities. He began his career at Grove Crane in June 1968. From May 1995 to September 1995, Mr. Shull was the Senior Vice President of Sales and Product Support for Grove Crane.

    Mr. Bust serves as President and Chief Operating Officer of Grove Crane, a position in which he has served since June 1998, and is responsible for the business direction of Grove Crane, including overseeing the manufacturing, quality, marketing, sales, product support and engineering departments at Grove Crane's Shady Grove, Pennsylvania, Sunderland, United Kingdom, and Wilhelmshaven, Germany facilities. From November 1994 to June 1998, he served as President and General Manager for Manitowoc Cranes, Inc., and the Lattice Crane Group. From January 1989 to November 1994, he held the positions of Senior Vice President, Mining Equipment Division, and Vice President of Operations for Harnischfeger Corporation. He also held various management positions with FMC Corporation from June 1982 to January 1989.

    Mr. Urbanek serves as President of National Crane, the position in which he has served since 1975. Mr. Urbanek is responsible for the business direction of National Crane, including overseeing the manufacturing, engineering, marketing, sales, product support, quality, human resources, accounting and information services departments at the Waverly, Nebraska facility. His past positions include acting Vice President and General Manager of Grove Manlift from 1981 to 1983 and Group Vice President for Circle Steel Corp. and Cook Pump (a Grove Worldwide operation) from 1984 to 1987.

    Mr. Simmons serves as Senior Vice President, General Counsel and Senior Business Development Officer of the Company. He has served as the Senior Vice President, General Counsel and Senior Business Development Officer for Grove Worldwide since May 1995, and is responsible for managing the legal affairs of Grove Worldwide and its operating companies and for developing and implementing all external growth initiatives. From April 1992 to May 1995, he was Senior Vice President and General Counsel for Grove Worldwide.

    Mr. Sliwa serves as Vice President of Human Resources of the Company. He has served as Vice President of Human Resources of Grove Worldwide since March 1997, and is responsible for the design, implementation and management of Human Resources policies, procedures and programs on a worldwide basis. He was Vice President of Human Resources at General Chemical Corporation from December 1993 through February 1997, having held the position of Director of Employee Relations from 1990 through 1993.

    Mr. Crandall serves as a member of each Management Committee. Since 1986, Mr. Crandall has served as Chief Financial Officer and Vice President of Keystone. Since 1991, he has served as a President and a Director of Acadia MGP, Inc. Mr. Crandall is currently a Director of Bell & Howell Company, Quaker State Corporation, Specialty Foods Corporation, Washington Mutual, Inc., Integrated Orthopedic, Inc. and Signature Resorts, Inc. Mr. Crandall also serves on the Board of Advisors of FEP Capital Holdings, L.P., and on the Investment Committees of Insurance Partners and Brazos Fund, L.P.

    Mr. George serves as a member of each Management Committee. Since 1984, Mr. George has served as Chief Executive Officer and Chairman of the Board of the George Group, an acquisition and management consulting firm based in Dallas, Texas. He is currently a Director of Reliant Building Products, Inc.

    Mr. Grinstein serves as a member of each Management Committee. Since August 1997, Mr. Grinstein has been the non-executive Chairman of Delta Airlines. He served as Chairman of Burlington Northern Santa Fe Corp., a railroad transportation company, until his retirement in 1995. He was Chairman and Chief Executive Officer of Burlington Northern Inc. from 1991 to 1995. Before joining Burlington Northern in 1987, he was Chairman of Western Airlines from 1983 to 1987 and a partner in the law firm of Preston, Thorgrimson, Ellis and Holman from 1969 to 1983. In addition to being a director of Delta Airlines, Mr. Grinstein also serves as a director of Browning-Ferris Industries, Inc., PACCAR Inc., Sundstrand Corp. and Imperial Holly Corp.

    Mr. Gruber serves as a member of each Management Committee. Since March 1992, Mr. Gruber has been a Managing Director of Oak Hill Partners, Inc. From May 1990 to March 1992, he was a Managing Director of Rosecliff, Inc. Since February 1994, Mr. Gruber has also been an officer of Insurance Partners Advisors, L.P., an investment adviser to Insurance Partners, L.P. Since October 1992, he has been a Vice President of Keystone. From 1981 to 1990, Mr. Gruber was a Managing Director and co-head of High Yield Securities and held various other positions at Lehman Brothers, Inc. Mr. Gruber serves as a Director of Superior National Insurance Group, Inc., MVE Holdings, Inc., Reliant Building Products, Inc. and several private companies related to Keystone, Insurance Partners, L.P. and Oak Hill Partners, Inc.

    Mr. Henske serves as a member of each Management Committee. Since January 1997, Mr. Henske has served as a principal at Arbor Investors, LLC. From January 1996 to December 1996, he was Executive Vice President, Chief Financial Officer and Board Member of American Savings Bank, F.A., a federally-chartered thrift. From 1986 to January 1996, he was a partner and held various other positions with Bain & Company, Inc., a management consulting firm. Mr. Henske is currently a Director of Reliant Building Products, Inc. and Williams Scotsman, Inc.

    Mr. Holthaus serves as a member of each Management Committee. Since April 1997, Mr. Holthaus has been President and Chief Executive Officer of Williams Scotsman, Inc. From September 1995 to April 1997, he was President and Chief Operating Officer and was Executive Vice President and Chief Financial Officer prior thereto. He has served as a Director since June 1994. Before joining Williams Scotsman, Inc., Mr. Holthaus served as Senior Vice President of MNC Financial, Inc. from April 1988 to June 1994. From 1971 to 1988, Mr. Holthaus was associated with the accounting firm of Ernst & Young (Baltimore), where he served as a partner from 1982 to 1988.

    Mr. Scotto serves as a member of each Management Committee. Since 1992, he has served as a Managing Director of Oak Hill Partners, Inc., the investment advisor and management company for Acadia Partners, L.P. and Keystone. Mr. Scotto is currently a Director of Holophane Corporation, Ivex Packaging Corporation and Specialty Foods Corporation.

MANAGEMENT COMMITTEE SUBCOMMITTEES AND FEES

    Neither Management Committee has a compensation committee, audit committee or nominating committee. The members of the Management Committees are not compensated for their services as such.

SUMMARY COMPENSATION TABLE

    The following table sets forth all cash compensation paid during the last fiscal year to Grove Worldwide's Chief Executive Officer and those officers who were, at September 27, 1997, the next four highest paid officers of the Company (collectively, together with the Chief Executive Officer, the "Named Executive Officers"):

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                            ANNUAL COMPENSATION        AWARD
                                                                           ----------------------  -------------     ALL OTHER
NAME AND PRINCIPAL POSITION                                       YEAR       SALARY     BONUS(1)   LTIP PAYOUTS   COMPENSATION(2)
--------------------------------------------------------------  ---------  ----------  ----------  -------------  ----------------
R. Stift, Chairman and CEO,
  Grove Worldwide(3)..........................................       1997  $  391,000  $  390,000    $  23,776     $     21,129(4)
J. Shull, President, Grove Crane..............................       1997     221,008     220,000        3,237           15,928(5)
J. Kolinski, President, Grove Manlift.........................       1997     201,004     142,000       10,364           19,555(6)
K. Simmons, General Counsel, Grove Worldwide..................       1997     186,004     138,750        3,214           15,728(7)
F. Heidinger, CFO, Grove Worldwide(8).........................       1997     175,408     131,250        7,781           13,320(9)

------------------------

(1) Attributable to the fiscal year 1996 through fiscal year 1997, but paid in December 1997.

(2) Represents value of personal use of a company vehicle, employer matching contributions under Grove Worldwide's 401(k) plan, excess group term life insurance value, supplemental health care insurance and long-term disability insurance premiums. Does not include benefits that are made available to all employees.

(3) Robert C. Stift served as Chairman and Chief Executive Officer of Grove Worldwide until April 29, 1998.

(4) Includes excess group term life insurance valued at $8,550.

(5) Includes the use of a company vehicle valued at $4,990 and employer matching contributions under Grove Worldwide's 401(k) plan of $4,197.

(6) Includes the use of a company vehicle valued at $6,279 and excess group term life insurance valued at $8,550.

(7) Includes the use of a company vehicle valued at $4,579 and employer matching contributions under Grove Worldwide's 401(k) plan of $5,430.

(8) G. Fred Heidinger served as Senior Vice President and Chief Financial Officer of Grove Worldwide until May 15, 1998.

(9) Includes the use of a company vehicle valued at $4,328 and employer matching contributions under Grove Worldwide's 401(k) plan of $5,052.

    Kidde, Grove Worldwide and/or Hanson maintained certain other compensation programs that were terminated on or prior to the consummation of the Transactions.

EXERCISE OF OPTIONS DURING FISCAL 1997

    The following table sets forth certain information with regard to stock options held by the Named Executive Officers during fiscal 1997:

    AGGREGATED OPTIONS EXERCISES DURING FISCAL 1997 AND YEAR-END VALUES (1)

                                                                                                    VALUE OF UNEXERCISED IN-
                                                                    UNEXERCISED OPTIONS AT THE  THE-MONEY OPTIONS AT THE END OF
                                          SECURITIES    AGGREGATE     END OF FISCAL 1997(#)               FISCAL 1997
                                          ACQUIRED ON     VALUE     --------------------------  --------------------------------
NAME                                      EXERCISE(2)  REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
----------------------------------------  -----------  -----------  -----------  -------------  -----------  -------------------
R. Stift................................      19,457    $   9,850      151,336             0     $  39,386                0
J. Shull................................           0            0       38,358        11,641             0                0
J. Kolinski.............................           0            0       11,641        15,521             0                0
K. Simmons..............................           0            0       35,475        11,641             0                0
F. Heidinger............................           0            0       46,564        11,641             0                0

------------------------

(1) Hanson maintained the stock option plan under which the options described in this table were issued. The participation of the Named Executive Officers will cease as of the Closing Date in connection with the Closing of the Transactions.

(2) All options described in this table are to purchase the ordinary shares of Hanson.

PENSION BENEFITS

    The following table sets forth the standard annual benefits payable to participants in the Company's pension plan and nonqualified supplemental benefit plan:

                               PENSION PLAN TABLE

                                   YEARS OF SERVICE
               --------------------------------------------------------
REMUNERATION      15         20          25          30          35
-------------  ---------  ---------  ----------  ----------  ----------

1$25,000.....  $  27,903  $  37,203  $   46,504  $   55,805  $   65,106

1$50,000.....  $  34,090  $  45,453  $   56,817  $   68,180  $   79,543

1$75,000.....  $  40,278  $  53,703  $   67,129  $   80,555  $   93,981

2$00,000.....  $  46,465  $  61,953  $   77,442  $   92,930  $  108,418

2$25,000.....  $  52,653  $  70,203  $   87,754  $  105,356  $  122,856

3$00,000.....  $  61,315  $  81,753  $  101,192  $  122,630  $  143,068

4$00,000.....  $  61,315  $  81,753  $  102,192  $  122,630  $  143,068

4$50,000.....  $  61,315  $  81,753  $  102,192  $  122,630  $  143,068

5$00,000.....  $  61,315  $  81,753  $  102,192  $  122,630  $  143,068

    Salaried employees of the Company are eligible to participate in the Company's defined benefit pension plan, and each named Executive Officer participates in a supplemental excess retirement plan. Under the aggregated plans, benefits are determined based on years of service and average annual base salary (up to $260,000 for years after 1996) for the highest three of the last 10 years of service. Benefits under the plan equal 1% of final average pay plus 0.65% of final average pay in excess of social security covered compensation, minus any benefits payable under the Company's prior plan. Mr. Stift is covered by a special, non-qualified, unfunded supplemental retirement plan, which provides a total retirement benefit of 66 2/3% of base pay averaged over the full 60 months prior to retirement. This total benefit is reduced by benefits from the Grove and Hanson pension plans, 50% of the Primary Social Security benefit and for employment after July 1, 1984 of less than 20 years.

    All of the Named Executive Officers are participants in the pension plan.

    The following table sets forth the estimated credited years of service are for the Named Executive Officers as of the end of fiscal 1997:

     ESTIMATED CREDITED YEARS OF SERVICE AS OF THE END OF FISCAL YEAR 1997

                                                                                      CREDITED YEARS
NAME                                                                                    OF SERVICE
-----------------------------------------------------------------------------------  -----------------
R. Stift(1)........................................................................           13.8
J. Shull...........................................................................           29.3
J. Kolinski........................................................................            4.4
K. Simmons.........................................................................           12.1
F. Heidinger.......................................................................            4.2

------------------------------

(1) Includes 8.4 credited years of service with Hanson.

DESCRIPTION OF MANAGEMENT OPTION PLAN

    In April 1998, Grove Investors adopted the Grove Investors LLC Management Option Plan (the "Option Plan"). The purposes of the Option Plan are to promote the interests of Grove Investors and its members by (i) attracting and retaining exceptional officers and other key employees of Grove Investors and its affiliates, specifically the Company, and
(ii) enabling such individuals to acquire an equity interest in, and participate in the long-term growth and financial success of Grove Investors.

    Subject to a participant's continued employment with the Company or its affiliates, options granted under the Option Plan will vest over a five year period, as follows. For each of the first five fiscal years beginning after the date the options are granted, the options will vest and become cumulatively exercisable with respect to 20% of the Grove Investors' membership interests subject to such options on the last day of such fiscal year if the Company and its subsidiaries meet the EBITDA target established for that fiscal year. If the EBITDA actually achieved for a year is less than the EBITDA target for that year, then the vesting schedule for that year will be proportionately reduced. In addition, options will not vest in any year if the actual EBITDA for that year is less than a minimum percentage of the EBITDA target.

    To the extent not previously canceled, any unvested portion of an option will, as of the date of a Change in Control (as defined in the Option Plan), be deemed vested and exercisable immediately prior to such Change in Control. In addition, as a result of a termination of employment by any participant, Grove Investors has the assignable right but not the obligation to purchase the participant's membership interests in Grove Investors for an amount to be calculated based on the participant's reason for termination of employment.

EMPLOYMENT ARRANGEMENTS

    Mr. Bonanno entered into an employment contract with the Company in March 1998. Mr. Bonanno's term of employment is two years, beginning on April 29, 1998, subject to two-year automatic renewal periods. Mr. Bonanno is entitled to an annual salary of $500,000, STIP awards and two additional payments of $450,000 on March 31, 1999 and March 31, 2000. See "Short-Term Incentive Plan." Mr. Bonanno will also receive an amount equal to the positive difference between the fair market value of shares of stock of Mr. Bonanno's former employer under options that Mr. Bonanno held that were not exercisable when he terminated his previous employment and the exercise price thereof. Further, the Company will purchase Mr. Bonanno's former residence for $675,000.

    As part of his employment contract, Mr. Bonanno was granted an option under the Option Plan to purchase 2.0% of the outstanding membership interests of Grove Investors, calculated as of the Closing Date. See "--Description of Management Option Plan." The contract also provides that Mr. Bonanno will purchase additional membership interests of Grove Investors for a minimum aggregate purchase price of $1.5 million. The Company will provide Mr. Bonanno with a loan in an amount to be agreed upon to help finance his purchase.

    In March 1998, Mr. Bonanno entered into a separate employment agreement with the Company covering the period between March 16, 1998 and April 29, 1998, under which he received a ratable payment based on the actual number of days elapsed during such period based on a yearly salary of $500,000.

    Mr. Shull entered into an executive agreement with the Company in June 1998. Mr. Shull's term of employment is four months, beginning on June 1, 1998. Mr. Shull is entitled to a ratable payment based on his current salary and STIP awards. See "Short-Term Incentive Plan." In addition, in consideration of his agreeing not to compete with the Company through August 31, 2001, and to waive his change of control agreement, Mr. Shull will receive additional annual payments through August 31, 2001. See "--Termination and Change of Control Agreements." Mr. Shull also entered into a consulting arrangement covering the period between October 1, 1998 and December 31, 2000.

TERMINATION AND CHANGE OF CONTROL AGREEMENTS

    Effective March 1, 1997, each of Messrs. Heidinger, Kolinski, Shull, Sliwa, Simmons and Urbanek entered into separate change of control agreements with Grove Worldwide. Each executive's agreement provides that if, within two years after a change in control of Grove Worldwide,
(a) the executive is terminated by Grove Worldwide without Cause (as defined therein) or due to death, disability or retirement, or (b) the executive terminates his employment for Good Reason, then, in addition to payment for certain unreimbursed expenses, deferred compensation, health coverage premiums (including reimbursement for any income tax liability resulting from such payment) and other employment-related benefits, the executive will also be entitled to a lump-sum payment equal to two times the sum of (x) his highest annual base salary in effect within 180 days prior to the change of control and
(y) his highest annual bonus paid or payable for either of the last two completed years by the Company or its predecessors. Each executive is also entitled to the above-described severance amount in the event his employment is within 180 days prior to a change in control terminated (a) by the Company without Cause or (b) by him for Good Reason (based on an event that occurred within the 180-day period) or (c) due to his death. Pursuant to Mr. Shull's 1998 executive agreement, he has waived any rights under his change of control agreement. See "--Employment Arrangements."

SHORT-TERM INCENTIVE PLAN

    The Company's short-term incentive plan (the "STIP"), will permit the Company to pay officers and other key employees, including prospective officers and employees, of the Company and its affiliates an annual bonus conditioned on the attainment of certain pre-established financial performance criteria based on EBITDA targets for the Company and/or designated business sub-units. The STIP will be administered by the Committee of the Company or any person or persons designated by the Committee to administer the STIP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the Named Executive Officers had an employment contract during fiscal 1997. During fiscal 1997, the compensation of the executive officers of Grove Worldwide and National Crane, other than Mr. Stift, was determined by Mr. Stift and by Mr. Andrew Dougal, Chief Executive Officer of Hanson. Mr. Stift's compensation was determined by Mr. Dougal. No other executive officers of Grove Worldwide or National Crane participated in deliberations regarding their compensation.

MANAGEMENT OF GROVE CAPITAL

    Messrs. Henske, Scotto and Bonanno are the directors of Grove Capital. They are not compensated in any way for acting in their capacity as such. The board of directors of Grove Capital does not have a compensation committee, audit committee or nominating committee.

    Mr. Bonanno is the Chief Executive Officer of Grove Capital. Mr. Simmons is the Secretary of Grove Capital. Neither of the executive officers of Grove Capital are compensated as such. See "--Management Committee and Executive Officers of the Company" for biographical information on the members and executive officers of Grove Capital.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    All of the issued and outstanding membership interests of the Company are beneficially owned by Holdings, whose principal address is 201 Main Street, Suite 3200, Fort Worth, Texas 76102. All shares of the issued and outstanding capital stock of Grove Capital are beneficially owned by the Company, whose principal address is 1565 Buchanan Trail East, Shady Grove, Pennsylvania 17256. All of the issued and outstanding membership interests of Holdings are beneficially owned by Grove Investors, whose principal address is 201 Main Street, Suite 3200, Fort Worth, Texas 76102.

    The following table sets forth certain information regarding beneficial ownership of the membership interests of Grove Investors, the managing member of Holdings, after consummation of the Transactions by (i) each member of the Company Management Committee individually, (ii) each Named Executive Officer and
(iii) all executive officers and members of the Company Management Committee as a group:

                                                                                                                  PERCENTAGE OF
                                                                                                                 GROVE INVESTORS
NAME OF BENEFICIAL OWNER                                                                                      MEMBERSHIP INTERESTS
------------------------------------------------------------------------------------------------------------  ---------------------
FW Strategic Partners, L.P.(1)..............................................................................            46.22%
FW Grove Coinvestors, L.P.(1)...............................................................................            46.22%
GGEP-Grove, L.P.............................................................................................             2.83%
Squam Lake Investors, II, L.P...............................................................................            *
Sunapee Securities, Inc.....................................................................................            *
DLJ Capital Corporation.....................................................................................             1.33%
J Crandall..................................................................................................           --
M. George...................................................................................................             2.01%
G. Grinstein................................................................................................           --
S. Gruber...................................................................................................           --
R. Henske...................................................................................................           --
G. Holthaus.................................................................................................           --
A. Scotto...................................................................................................           --
S. Bonanno(3)...............................................................................................           (2)
R. Stift....................................................................................................           --
J. Shull....................................................................................................           (2)
J. Kolinski.................................................................................................           (2)
K. Simmons..................................................................................................           (2)
F. Heidinger................................................................................................           --
All executive officers and members of the Company Management Committee as a group (13 persons)..............           (2)

------------------------

*   Indicates less than one percent.

(1) The address of this entity is 201 Main Street, Suite 3200, Fort Worth, Texas 76102.

(2) Membership interests to be purchased and to be subject to options under the Option Plan to be determined.

(3) Mr. Bonanno has options to acquire up to 2.0% of the outstanding membership interests of Grove Investors, calculated as of the Closing Date.

    Certain members of senior management of the Company (the "Senior Management Members") are expected to purchase up to approximately 6.0% of the membership interests of Grove Investors. The purchase price of such interests is expected to be partially financed through approximately $2.0 million in loans from the Company. The Senior Management Members will also be granted options to purchase membership interests of Grove Investors under the Option Plan. See "Management--Description of Management Option Plan." Grove Investors membership interests held by Senior Management Members will be subject to calls by Grove Investors upon a termination of employment. See "Management-- Description of Management Option Plan."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OPERATING AGREEMENTS

    GROVE WORLDWIDE LLC OPERATING AGREEMENT

    The Company is wholly owned by Holdings, which is also the managing member. As managing member, Holdings has delegated the management of the Company to the Company Management Committee. Subject to restrictions contained in the New Credit Facility and the Indenture, all distributions in respect of membership interests of the Company will be made to Holdings.

    GROVE HOLDINGS LLC OPERATING AGREEMENT

    Grove Holdings is wholly owned by Grove Investors, which is also the managing member. As managing member, Grove Investors has delegated the management of the Company to the Holdings Management Committee, which is identical in composition to the Company Management Committee. Subject to restrictions contained in the Debenture Indenture, all distributions in respect of membership interests of Holdings will be made to Grove Investors.

AGREEMENTS WITH GEORGE GROUP INC. FOR MANAGEMENT CONSULTING SERVICES

    The George Group provides consulting services to facilitate the Company's development and achievement of its business plan, including services with respect to strategic planning, operations and financial matters. For such services, the George Group will be paid cash fees equivalent to their costs and will be reimbursed for its out-of-pocket expenses. The George Group has advised the Company that it estimates its engagement will be completed within 48 months and that the total cash fees and expenses would approximate $14 million. The Company will agree to indemnify the George Group, its owners, employees, and agents from liabilities and claims relating to or arising from the engagement of the George Group, other than those resulting from gross negligence or willful misconduct of the George Group. Michael L. George, a member of the Company Management Committee, is Chief Executive Officer and Chairman of the Board of the George Group. See "The Acquisition."

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

    The Company has entered into certain agreements with Messrs. Bonanno, Stift, Sliwa, Simmons, Urbanek, Kolinski and Shull. See "Management--Employment Arrangements" and "--Termination and Change of Control Agreements." The Company is also expected to provide approximately $4.0 million in loans to the Senior Management Members to finance their investments in the membership interests of Grove Investors. In addition, the Company has entered into an executive agreement with Mr. Shull. See "Management--Employment Arrangements."

CERTAIN TRANSACTIONS WITH HANSON PRIOR TO THE CLOSING DATE

    Prior to the consummation of the Transactions, the Company and its subsidiaries were affiliates of Hanson. Hanson provided the Company and its subsidiaries with various services, including, without limitation, cash management, tax reporting and risk management services and charged a management fee for such services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations." Prior to the consummation of the Transactions, Hanson also purchased small quantities of the Company's products on an arms-length basis.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

    As part of the Transactions, the Company entered into the New Credit Facility with a syndicate of banks, as lenders, and Chase, as administrative agent, DLJ, as documentation agent, and BankBoston, as syndication agent. Each of Chase and DLJ is an affiliate of one of the Initial Purchasers. The New Credit Facility consists of a $200 million term loan facility, which was fully drawn at Closing (the "Term Loan Facility"), and a $125 million revolving credit facility (the "Revolving Credit Facility"). The Revolving Credit Facility enables the Issuers to obtain revolving credit loans and the issuance of letters of credit for the account of the Company from time to time for working capital, acquisitions and general corporate purposes. A portion of the Revolving Credit Facility is available for borrowings by the Company in the Eurocurrency markets of British pounds sterling, German marks, French francs and certain other currencies. At the Company's option, loans under the New Credit Facility will bear interest (a) in the case of loans in U.S. dollars, at the highest of (x) 1/2 of 1% in excess of the Federal Funds Effective Rate (as defined in the New Credit Facility), (y) 1.0% in excess of a certificate of deposit rate and (z) the Agent's prime rate, plus the Applicable Margin (as defined in the New Credit Facility), or (b) in the case of all loans, the relevant Eurocurrency Rate (as defined in the New Credit Facility) as determined by the Agent, plus the Applicable Margin. The Company will also pay certain fees with respect to the New Credit Facility. The Term Loan Facility has a term of eight years unless terminated sooner upon an event of default (as defined in the New Credit Facility). The Term Loan Facility must be repaid in semi-annual installments until the date that is eight years after the closing date of the Term Loan Facility (the "Closing Date") in an aggregate amount for each year following the Closing Date of (i) $2 million for the first six years, (ii) $88 million during the seventh year and (iii) $100 million during the eighth year. The Revolving Credit Facility has a term of seven years, unless terminated sooner upon an event of default, and outstanding revolving credit loans will be payable on such date or such earlier date as may be accelerated following the occurrence of any event of default.

    The obligations of the Company under the New Credit Facility are guaranteed by Holdings and each of the Company's domestic subsidiaries (the "Guarantors"). The obligations of the Company under the New Credit Facility are secured by a first priority lien (subject to permitted encumbrances) on substantially all of the Company's and each Guarantor's real, personal and intellectual property and on the capital stock of the Company, all of the capital stock of the Company's domestic subsidiaries and 65% of the capital stock of the Company's first-tier foreign subsidiaries (such amount to be increased to 100% for a first-tier foreign subsidiary if, and only for so long as, (i) such first-tier foreign subsidiary has elected, and continues to elect, to be treated as a partnership for United States federal income tax purposes (any such first-tier foreign subsidiary, a "Partnership Subsidiary"), and (ii) the pledge of the greater percentage does not result in material adverse tax consequences). Each Partnership Subsidiary will pledge its equity interests in its subsidiaries to secure any intercompany notes owing by it, but only so long as (i) such Partnership Subsidiary continues to elect to be treated as a partnership for United States federal income tax purposes and (ii) such pledge does not result in material adverse tax consequences.

    The New Credit Facility contains various covenants that restrict the Company from taking various actions and that require the Company to achieve and maintain certain financial covenants. The New Credit Facility includes covenants relating to balance sheet, fixed charge coverage and leverage ratios, and limitations on, among other things, capital expenditures, liens, indebtedness, guarantees, mergers, acquisitions, disposition of assets, dividends, changes in business activities and certain corporate activities. The New Credit Facility prohibits the Company from prepaying the Notes.

    The New Credit Facility also contains events of default, including nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, ERISA, material judgments and certain changes in control of the Company or Holdings.

    Oak Hill Securities Fund, L.P. ("OHSF") participated as a lender in the Term Loan Facility and received customary fees in connection therewith. OHSF is a Delaware limited partnership that acquires and actively manages a diverse portfolio of investments principally in leveraged companies. Certain principals of the general partner of OHSF and Oak Hill Advisors, Inc., the adviser of OHSF, have business relationships with Keystone, and Keystone has an equity investment in OHSF. Keystone is a member of the Investor Group. See "The Transactions."

                              DESCRIPTION OF NOTES

GENERAL

    The Senior Subordinated Notes were, and the Exchange Notes offered hereby will be, issued pursuant to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, in a private transaction that was not subject to the registration requirements of the Securities Act. The form and terms of the Exchange Notes are identical in all material respects to those of the Senior Subordinated Notes, except for certain transfer restrictions and registration rights relating to the Existing Notes, which do not apply to the Exchange Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Company" refers only to Grove Worldwide and not to any of its Subsidiaries.

    The Notes are general unsecured obligations of the Issuers, subordinated in right of payment to all existing and future Senior Debt of the Issuers, including Indebtedness pursuant to the New Credit Facility. The Issuers' obligations under the Notes are guaranteed on a senior subordinated basis by the Subsidiary Guarantors. See "--Subsidiary Guarantees." As of March 28, 1998, on a pro forma basis after giving effect to the Transactions, the Notes would have been subordinated to $219.4 million of Senior Debt and effectively subordinated to $91.9 million of liabilities of the Company's subsidiaries that are not Subsidiary Guarantors. As of April 29, 1998, approximately $113.0 million was available for additional borrowing under the New Credit Facility. The Indenture will permit the incurrence of additional Senior Debt in the future. See "Risk Factors--Subordination."

    The operations of the Company are conducted through its Subsidiaries and, therefore, the Issuers are dependent upon the cash flow of such Subsidiaries to meet their obligations, including their obligations under the Notes. All of the existing domestic Restricted Subsidiaries of the Company (other than Grove Capital) are, and all future domestic Restricted Subsidiaries are expected to be, Subsidiary Guarantors. As of the date of the Indenture, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company is able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. The Issuers and their Restricted Subsidiaries are also subject to certain covenants, which are contained in the Debenture Indenture and certain other agreements. While the restrictions placed on Holdings and its subsidiaries in the Debenture Indenture and certain other agreements are substantially the same as those applicable to the Company and its subsidiaries under the Indenture, additional indebtedness of Holdings (including that represented by the Debentures) will have the effect of making the covenants contained in the Debenture Indenture that are applicable to the Company and its subsidiaries (including those described herein under the captions "--Certain Covenants--Restricted Payments" and "--Incurrence of Indebtedness and Issuance of Disqualified Stock") more restrictive than the corresponding covenants contained in the Indenture.

    Grove Capital is a wholly owned subsidiary of the Company that was incorporated in Delaware solely for the purpose of serving as a co-issuer of the Senior Subordinated Notes in order to facilitate the Offering. The Company believes that certain prospective purchasers of the Senior Subordinated Notes would have been restricted in their ability to purchase debt securities of limited liability companies, such as the Company, unless such debt securities were jointly issued by a corporation. Other than serving as a co-issuer of the Notes and as a borrower under the New Credit Facility, Grove Capital has no assets, operations or revenues and is prohibited from engaging in any business activities. As a result, holders of the Notes should not expect Grove Capital to participate in servicing the interest and principal obligations on the Notes.

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $325.0 million, of which $225.0 million was issued in the Offering, and will mature on May 1, 2008. Interest on the Notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 1998, to Holders of record on the immediately preceding April 15 and October 15. Additional Notes may be issued from time to time after the Offering, subject to the provisions of the Indenture described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock." The Senior Subordinated Notes and the Exchange Notes are treated as a single class for all purposes under the Indenture, including without limitations, waivers, amendments, redemptions and offers to purchase. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium and Liquidated Damages, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of principal, premium, interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Issuers will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Issuers, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes, like the Senior Subordinated Notes, will be issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

    The payment of principal of, premium, if any, and interest on the Notes are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred. The Notes will rank equal in right of payment with all other senior subordinated Indebtedness of the Issuers and senior in right of payment to all subordinated Indebtedness.

    Upon any distribution to creditors of the Issuers in a liquidation or dissolution of either of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to either of the Issuers or their property, an assignment for the benefit of creditors or any marshaling of either of the Issuers' assets and liabilities, the holders of Senior Debt are entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt whether or not such interest is allowed in such proceeding) before the Holders of Notes are entitled to receive any payment or distribution of any kind with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments or distributions made from the trust described under "--Legal Defeasance and Covenant Defeasance").

    The Issuers also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a

"Payment Blockage Notice") from the Issuers or the holders of any Designated Senior Debt or the trustee or agent acting on behalf of the holders of such Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

    The Indenture also requires that the Issuers promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Issuers and their Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock."

SUBSIDIARY GUARANTEES

    The Issuers' payment obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Risk of Fraudulent Transfer Liability."

    The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Subsidiary Guarantees, the Indenture, and the Registration Rights Agreement; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Issuers would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock"; provided that the merger of any Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor under circumstances where the Company or such Subsidiary Guarantor, as applicable, is the surviving Person shall not be subject to the foregoing provisions.

    The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation or other entity acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Redemption or Repurchase at Option of Holders--Asset Sales." In addition, the Indenture provides that, in the event the Company designates a Restricted Subsidiary to become an Unrestricted Subsidiary in accordance with the Indenture, then such Restricted Subsidiary shall, in accordance with the Indenture, be released from its obligations under its Subsidiary Guarantee upon the effectiveness of such designation.

OPTIONAL REDEMPTION

    The Notes are redeemable at any time at the option of the Issuers, in whole or in part upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

YEAR                                                                                    PERCENTAGE
--------------------------------------------------------------------------------------  -----------
2003..................................................................................     104.625%
2004..................................................................................     103.083%
2005..................................................................................     101.542%
2006 and thereafter...................................................................     100.000%

    Notwithstanding the foregoing, at any time prior to May 1, 2001, the Issuers may (but will not have the obligation to) on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 109.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and PROVIDED, FURTHER, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed or repurchased at any time, selection of Notes for redemption or repurchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption or repurchase may not be conditional. If any Note is to be redeemed or repurchased in part only, the notice of redemption or repurchase that relates to such Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new
Note in principal amount equal to the unredeemed or unrepurchased portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption or repurchase become due on the date fixed for redemption or repurchase. On and after the redemption or repurchase date, interest and Liquidated Damages ceases to accrue on Notes or portions of them called for redemption or repurchase.

MANDATORY REDEMPTION

    The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's

Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations directly conflict with the provisions of the Indenture relating to such Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    On the Change of Control Payment Date, the Issuers will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Issuers will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under the agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable (and will not affect the subordination provisions). Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The New Credit Agreement currently prohibits the Issuers from repurchasing any Notes and also provides that certain change of control events with respect to the Issuers would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Issuers become a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of their lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute as default under the New Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. In addition, the exercise by Holders of the Notes of their right to require the Company to repurchase the Notes could cause a default under such Senior Debt, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company's then existing financial resources.

    The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries (determined on a consolidated basis) or the Company and its Subsidiaries (determined on a consolidated basis), in each case, to any "person" (as such term is used in
Section 13(d)(3) of the Exchange Act) other than the Company or a Wholly Owned Restricted Subsidiary or any Permitted Holder or Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of one of both of the Issuers (other than in a transaction which complies with the provisions described under "--Merger, Consolidation or Sale of Assets"), (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares) and the Permitted Holders do not beneficially own as much or more of the Voting Stock of the Company (measured by voting power rather than by number of shares) than such person, (iv) the first day on which a majority of the members of the Management Committee of the Company are not Continuing Members or (v) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Grove Capital (other than by reason of the merger of Grove Capital with and into a corporate successor to the Company).

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries (determined on a consolidated basis). Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    "Continuing Members" means, as of any date of determination, any member of the Management Committee of the Company who (i) was a member of such Management Committee on the date of the Indenture or (ii) was nominated for election or elected to such Management Committee with the approval of a majority of the Continuing Members who were members of such Management Committee at the time of such nomination or election.

    "Permitted Holders" means (i) any of Keystone, Inc., FW Grove Coinvestors, L.P., FW Strategic Partners, L.P., George Group Employee Partners-Grove, L.P. and Michael George and their respective affiliates on the date of the Indenture;
(ii) any of the Permitted Transferees of the Persons referred to in clause (i); and (iii) any person or group which holds, directly or indirectly, Equity Interests in the Company so long as a majority of the Equity Interests in the Company are beneficially owned by the Persons referred to in clauses (i) and
(ii).

    "Permitted Transferee" means, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation, partnership, limited liability company or similar entity in which the direct and beneficial owner or owners of 80% or more of the Equity Interests in such Person or such individual's spouse or children or any trust for the benefit of such Persons; and (b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon death of such Person or upon the incompetence or disability of such Person for purposes of the protection and management of such individual's assets.

ASSET SALES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Management Committee set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash and Cash Equivalents; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 60 days following the closing of such Asset Sale, shall be deemed to be cash for purposes of this provision.

    Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply such Net Proceeds, at its option, (a) to repay Senior Debt, (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business or (c) for a combination of uses described in clauses (a) and (b). Pending the final application of any such Net Proceeds, the Company and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph are deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers are required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuers) any Equity Interests of the Company (other than Equity Interests owned by the Company or any Restricted Subsidiary of the Company) or any direct or indirect parent of the Company;

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes (other than any subordinated indebtedness held by the Company or any Subsidiary Guarantor), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

        (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

        (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (viii), (x), (xi), (xiii) and
    (xiv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus (v) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (A) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or (B) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

    The foregoing provisions does not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any PARI PASSU or subordinated Indebtedness or Equity Interests of the Company or any Subsidiary Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or making of any distribution by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Grove Investors, Holdings or the Company or any Subsidiary of the Company held by any former member of Holdings' or the Company's (or any of their Subsidiaries') Management Committee or any former officer, employee or director of the Company or any of its subsidiaries pursuant to the Holdings operating agreement or the Grove Investors operating agreement, any equity subscription agreement, stock option agreement, employment agreement or other similar agreements and any dividends or distributions to Holdings and Grove Investors to fund such purchase, redemption or other acquisition or retirement; PROVIDED that (A) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed (1) $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (2)) of $10.0 million PLUS (2) the aggregate cash proceeds received by Grove Investors, Holdings or the Company during such calendar year from any reissuance of Equity Interests by Grove Investors, Holdings or the Company to members of management of the Company and its Restricted Subsidiaries and (B) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; PROVIDED, FURTHER that the aggregate cash proceeds referred to in (2) above shall be excluded from clause (c)(ii) of the preceding paragraph; (vi) so long as the Company is a limited liability company either treated as a partnership or disregarded as an entity separate from its owner for federal income tax purposes (as evidenced by a certificate of an officer of the Company, prepared based on such officer's best knowledge, at least annually), distributions to members of the Company in an amount with respect to any period after December 31, 1997 not to exceed the Tax Amount of the Company for such period; PROVIDED, HOWEVER, that such distributions shall be allowed to be made quarterly based on an estimation and after the end of a taxable year based on the partnership tax return of the Company (or, if the Company is disregarded as an entity separate from its owner, its nearest owner that is not so disregarded) for such taxable year (or at such other times as reasonably appropriate including in connection with an audit adjustment), taking into account any previous payments of Tax Amount for such taxable year or, if the Company becomes included in a consolidated tax group for federal income tax purposes, payments to Holdings or the common parent of the taxable group in an amount, with respect to any period after December 31, 1997, not to exceed the tax liability attributable to the Company and its subsidiaries on a stand-alone basis for such period; (vii) any Investment to the extent that the consideration therefor consists of the net cash proceeds of the concurrent issue and sale (other than to a Restricted Subsidiary) of Equity Interests of the Company (other than any Disqualified Stock); (viii) the payment of dividends or the making of loans or advances for costs and expenses incurred by Grove Investors or Holdings in its capacity as a holding company, or for services rendered by Grove Investors or Holdings on behalf of the Company in an aggregate amount not to exceed $2.0 million in each calendar year pursuant to this clause
(viii); (ix) so long as no Default or Event of Default has occurred and is continuing and the Company can incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock," the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company, or any Subsidiary Guarantor issued after the date of the Indenture in accordance with the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock"; (x) Investments made by the Company within 30 days of the date of the Indenture, the proceeds of which are used to fund the Transactions or capitalize Restricted Subsidiaries; (xi) repurchase of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;
(xii) Restricted Investments having an aggregate fair market value, taken together with all other Restricted Investments made pursuant to this clause
(xii) that are at that time outstanding, not to exceed $20.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xiii) distributions or payments of Receivables Fees; (xiv) dividends or distributions to Grove Investors or Holdings to fund severance costs incurred by Grove Investors or Holdings in connection with the Transactions; and (xv) Restricted Payments not to exceed $10.0 million since the date of the Indenture.

    The Management Committee may designate any Restricted Subsidiary, other than Grove Capital, to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated are deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments are deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (i) through (xv) above or is entitled to be made pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such Restricted Payment in any manner that complies with the covenant. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Management Committee whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

    The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Issuers may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock and the Company's Subsidiaries may incur Indebtedness or issue preferred equity if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The provisions of the first paragraph of this covenant do not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

        (i) the incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness under the New Credit Facility; PROVIDED that the aggregate principal amount of all term Indebtedness outstanding under the New Credit Facility after giving effect to such incurrence does not exceed an amount equal to $200.0 million plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing less the aggregate amount of all scheduled or mandatory repayments of the principal of any term Indebtedness under the New Credit Facility (other than repayments that are immediately reborrowed) that have been made since the date of the Indenture;

        (ii) the incurrence by the Issuers and the Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities; PROVIDED that the aggregate principal amount of all revolving credit Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum face amount thereunder) outstanding under all Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of (A) the amount of the Borrowing Base and (B) $125.0 million less, in the case of clause (B), the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce revolving credit commitments under a Credit Facility pursuant to the covenant described above under the caption "--Asset Sales";

       (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

        (iv) the incurrence by the Issuers of Indebtedness represented by the Notes sold in the Offering and the incurrence by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees of such Notes;

        (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations or similar financings, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

        (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; PROVIDED that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of it Restricted Subsidiaries; and PROVIDED FURTHER that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vi), does not exceed $10.0 million;

       (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (iii), (iv), (v), (vi) or (x) of this paragraph;

      (viii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries, including a pledge of assets in connection therewith; PROVIDED, HOWEVER, that (i) if one of the Issuers is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (viii);

        (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (i) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding , (ii) the value of foreign currencies purchased or received by the Company in the ordinary course of business as conducted by the Company or (iii) commodity risk relating to commodity agreements to the extent

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    entered into in the ordinary course of business to protect the Company and its Restricted Subsidiaries from fluctuations in the prices of raw materials used in its business;

        (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (which may include Senior Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $25.0 million;

        (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (xi);

       (xii) the Guarantee by the Issuers or any of the Subsidiary Guarantors of Indebtedness of the Company or a Subsidiary of the Company, which Indebtedness was permitted to be incurred by another provision of this covenant;

      (xiii) the incurrence of Indebtedness (including letters of credit) in respect of workers' compensation claims, self-insurance obligations, performance, surety, bid or similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and consistent with past practices;

       (xiv) the incurrence of Indebtedness, including Guarantees, by the Company or any of its Restricted Subsidiaries in connection with a Dealer Financing Program;

       (xv) the incurrence of Equipment Financing Guarantees; and

       (xvi) the incurrence of Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Subsidiary; PROVIDED that the maximum aggregate liability of such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with any such disposition or the gross proceeds actually paid by the Company and its Restricted Subsidiaries in connection with any such acquisition.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

NO SENIOR SUBORDINATED DEBT

    The Indenture provides that (i) the Issuers will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Subsidiary Guarantees.

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
LIENS

    The Indenture provides that the Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Agreement as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the date of the Indenture,
(c) the Indenture and the Notes and the Debenture Indenture and the Debentures,
(d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (m) purchase money obligations or other Indebtedness or contractual requirements incurred in connection with or permitted by the covenant described below under the caption "--Sales of Accounts Receivable", (n) any Equipment Financing Guarantees, and (o) restrictions on transfers of assets pursuant to agreements relating to a Dealer Financing Program.

MERGER, CONSOLIDATION, OR SALE OF ASSETS

    The Indenture provides that neither Issuer may consolidate or merge with or into (whether or not such Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless

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(i) such Issuer is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than one of the Issuers) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than one of the Issuers) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Issuer under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of one of the Issuers with or into a Wholly Owned Subsidiary of the Company, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than one of the Issuers), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation in accordance with the procedures established in the Indenture (and Grove Capital may thereafter liquidate); PROVIDED that the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that such reorganization (and, if applicable, liquidation of Grove Capital) is not adverse to holders of the Notes (it being recognized that such reorganization shall not be deemed adverse to the holders of the Notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law) and certain other conditions are satisfied.

LIMITATION ON LEASES

    The Indenture provides that the Company will not, directly or indirectly, lease all or substantially all of its properties or assets to any Person.

TRANSACTIONS WITH AFFILIATES

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Issuers deliver to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Management Committee set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Committee and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement, compensation or employee benefit arrangements and incentive arrangements with any officer, director, member or employee entered into by Grove Investors or any of its Restricted Subsidiaries in the ordinary

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
course of business of Grove Investors or such Restricted Subsidiary, as well as customary change of control and severance payments, (ii) transactions between or among the Issuers and/or its Restricted Subsidiaries, (iii) payment of reasonable managers and directors fees to Persons who are not otherwise affiliates of the Issuers, (iv) Restricted Payments, Permitted Investments and other payments and distributions that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments," (v) any Permitted George Group Transaction; (vi) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (vii) transactions permitted by the provisions of the covenant described below under the caption "--Sales of Accounts Receivables"; (viii) transactions permitted by clauses (xii) and (xiv) of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock"; and (ix) transactions pursuant to any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as such amendment, modification or replacement is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date of the Indenture.

SALE AND LEASEBACK TRANSACTIONS

    The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Disqualified Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Management Committee and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and if applicable, the Issuers apply the proceeds of such transaction in compliance with, the covenant described above under the caption "--Asset Sales." Notwithstanding the foregoing, Delta Manlift, S.A. and Grove France, S.A. and its successor may enter into any sale and leaseback transaction; PROVIDED that such sale and leaseback transaction is in the ordinary course of business consistent with past practices as in effect on the date of the Indenture and the aggregate amount of any Attributable Debt in connection with such transactions does not exceed $4.0 million in any calendar year.

RESTRICTIONS ON PREFERRED STOCK OF SUBSIDIARIES

    The Indenture provides that the Company will not permit any of its Restricted Subsidiaries to issue any preferred stock, or permit any Person to own or hold an interest in any preferred stock of any such Subsidiary, except for preferred stock issued to the Company or a Subsidiary Guarantor of the Company.

LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED
  SUBSIDIARIES

    The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Asset Sales," and (ii) will not

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
permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

RESTRICTIONS ON ACTIVITIES OF GROVE CAPITAL

    The Indenture provides that Grove Capital may not hold any assets, become liable for any obligations or engage in any business activities; PROVIDED that Grove Capital may be a co-obligor with respect to Notes issued pursuant to the Indenture and the Senior Debt and engage in any activities directly related or necessary in connection therewith.

PAYMENTS FOR CONSENT

    The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ADDITIONAL SUBSIDIARY GUARANTEES

    The Indenture provides that if the Issuers or any of their Restricted Subsidiaries shall acquire or create another domestic Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Subsidiary Guarantor and execute a Supplemental Indenture and deliver an opinion of counsel, in accordance with the terms of the Indenture.

LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

    The Indenture provides that the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any other Indebtedness of the Company unless, if such Restricted Subsidiary is not a Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or rank equal with such Subsidiary's Guarantee of such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt; PROVIDED, HOWEVER, the foregoing shall not apply to Indebtedness incurred pursuant to clauses (viii), (xiv) and
(xv) of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock." Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture. The form of such Guarantee is attached as an exhibit to the Indenture.

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
SALES OF ACCOUNTS RECEIVABLE

    The Company may, and any of its Restricted Subsidiaries may, sell at any time and from time to time, accounts receivable and or notes receivable and related assets to an Accounts Receivable Subsidiary; PROVIDED that (i) the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold, as determined by the Management Committee in good faith, (ii) no less than 80% of the consideration received in each such sale consists of either cash or a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation other than the financial institution or other entity providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (the "Financier") or an Equity Interest in such Accounts Receivable Subsidiary; PROVIDED FURTHER that the initial sale will include all accounts receivable of the Company and/or its Restricted Subsidiaries that are party to such arrangements that constitute eligible receivables under such arrangements, (iii) the cash proceeds received from the initial sale less reasonable and customary transaction costs are deemed to be Net Proceeds and are applied in accordance with the second paragraph of the covenant described above under the caption entitled "--Repurchase at the Option of Holders-Assets Sales," and (iv) the Company and its Restricted Subsidiaries will sell all accounts receivable that constitute eligible receivables under such arrangements to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

    The Company (i) will not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other person except on an arms-length basis and solely for consideration in the form of cash or Cash Equivalents, (ii) will not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) will not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with GAAP, (iv) will, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment on the Promissory Notes or a dividend, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements and (v) will not, and will not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon (1) the occurrence of a Default with respect to the Company and its Restricted Subsidiaries and (2) the occurrence of certain events of bankruptcy or insolvency with respect to such Accounts Receivable Subsidiary.

REPORTS

    The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, (i) at all times the Commission does

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
not accept the filings provided for in the preceding sentence or (ii) such filings provided for in the preceding sentence do not contain the information required to be delivered upon request pursuant to Rule 144A(d)(4) under the Securities Act, then, in each case, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not permitted by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not permitted by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice by the Trustee or by the Holders of at least 25% in principal amount of Notes then outstanding to comply with the provisions described under the captions "--Change of Control," "--Asset Sales," "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Disqualified Stock"; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% in principal amount of Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more and PROVIDED that in the case of any guarantees, a default shall not be deemed to occur unless the Company or such Restricted Subsidiary, as applicable, defaults in its payment obligations under such guarantee after demand has been made in accordance with the terms of such guarantee; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (net of any amount with respect to which a reputable insurance company with assets over $100.0 million has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries;
(viii) failure by the Company or its Subsidiaries to apply the proceeds from the Offering as set forth under the caption "Use of Proceeds" above prior to the 10th Business Day after the date of the Indenture; and (ix) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes have been cured or waived.

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    If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, that so long as any Indebtedness permitted to be incurred pursuant to the New Credit Agreement shall be outstanding, such acceleration shall not be effective until the earlier of
(i) an acceleration of any such Indebtedness under the New Credit Agreement or
(ii) five business days after receipt by the Issuers of written notice of such acceleration. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to May 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

    The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS AND
  STOCKHOLDERS

    No director, officer, employee, incorporator, member or stockholder of the Issuers, as such, shall have any liability for any obligations of the Issuers under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Issuers may, at their option and at any time, elect to have all of their obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium and Liquidated Damages, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Issuers' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' obligations in connection

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therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exceptions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exceptions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Issuers must have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exceptions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and (viii) the Issuers must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption.

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Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note is treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next two succeeding paragraphs, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of the Notes.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Subsidiary Guarantors, the Issuers and the Trustee may amend or supplement the Indenture, the Subsidiary Guarantees or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' or a Subsidiary Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers' assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the Notes.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the

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Trustee, subject to certain exceptions. The Indenture provides that in case an
Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to the Issuers at 1565 Buchanan Trail East, P.O. Box 21, Shady Grove, Pennsylvania 17256, Attention:
Keith R. Simmons.

BOOK-ENTRY; DELIVERY AND FORM

    The Exchange Notes will initially be issued in the form of one or more registered Exchange Notes in global form without coupons (collectively, the "Global Notes").The Global Notes will be deposited on the date of the closing of the exchange of the Exchange Notes for Senior Subordinated Notes with, or on behalf of, DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor DTC or its nominee. Beneficial interests in the Global Notes may not be exchange for Notes in certificated form except in the limited circumstances described below. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

    The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

    DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

    DTC has also advised the Issuers that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

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    Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global Notes may be subject to the procedures and requirements of DTC.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes.

    Except as described in "Transfers of Interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

    Under the terms of the Indenture, the Issuers, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised the Issuers that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Issuers or the Subsidiary Guarantors. Neither the Issuers, the Subsidiary Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

    Interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "--Transfers of Interests in Global Notes for Certificated Notes."

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Subsidiary Guarantors, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC, Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

    The information in this section concerning DTC, and its book-entry system has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

    An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes and the Issuers thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, the Issuers will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.

    Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), but only upon at least 20 days' prior written notice given to the Trustee by or on behalf of DTC in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

    Neither the Issuers, the Subsidiary Guarantors nor the Trustee will be liable for any delay by the holder of the Global Notes or the DTC in identifying the beneficial owners of Notes, and the Issuers and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or the DTC for all purposes.

SAME DAY SETTLEMENT AND PAYMENT

    The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the holder of such Global Note. With respect to Certificated Notes, the Issuers will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Issuers expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Issuers, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on April 29, 1998. Pursuant to the Registration Rights Agreement, the Issuers agreed to file with the Commission this Registration Statement under the Securities Act with respect to the Notes. As required by the Registration Rights Agreement, upon the effectiveness of the Registration Statement, the Issuers will offer to the Holders of Transfer Restricted Securities (as defined) that are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Issuers are not required to file the Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Issuers prior to the 20th day following consummation of the Exchange Offer that (A) such Holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a Prospectus and the Prospectus contained in the Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from the Issuers or an affiliate of the Issuers, the Issuers will file with the Commission a shelf registration statement to cover resales of the Transfer Restricted Securities by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. The Issuers will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Senior Subordinated Note until the date on which such Senior Subordinated Note (i) is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the holder thereof without complying with prospectus delivery requirements of the Securities Act, (ii) has been disposed of in accordance with a shelf registration statement (and the purchasers thereof have been issued Exchange Notes), or (iii) is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act and each Exchange Note until the date on which such Exchange Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by this Registration Statement.

    Pursuant to the Registration Rights Agreement, the Issuers were obligated to file this Registration Statement with the Commission on or before June 29, 1998 (60 days after the Closing Date). In addition, the Registration Rights Agreement provides that (i) the Issuers will use their best efforts to have the Registration Statement declared effective by the Commission on or prior to October 29, 1998 (180 days after the Closing Date), (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers will commence the Exchange Offer and use their best efforts to issue on or prior to 30 business days after the date on which the Registration Statement is declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iii) if obligated to file the shelf registration statement, the Issuers will use their best efforts to file the shelf registration statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the shelf registration statement to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (a) the Issuers fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Issuers fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Registration Statement or the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuers will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages will be paid by the Issuers on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Notes are required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and are required to deliver certain information to be used in connection with a shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages set forth above. See "The Exchange Offer."

    The foregoing description of the Registration Rights Agreement is a summary only and does not purport to be complete. This summary is qualified in its entirety by reference to all provisions of the Registration Rights Agreement which as been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "ACCOUNTS RECEIVABLE SUBSIDIARY" means a Wholly Owned Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable and/or notes receivable and related assets of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Management Committee of the Company as an Accounts Receivables Subsidiary pursuant to a Management Committee resolution set forth in an Officers' Certificate and delivered to the Trustee, (iii) that has total assets at the time of such designation with a book value not exceeding $100,000 PLUS the reasonable fees and expenses required to establish such Accounts Receivable Subsidiary and any accounts receivable financing, (iv) no portion of Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, other than pursuant to
(I) representations and covenants entered into in the ordinary course of business in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary or (II) any guarantee of any such accounts receivable financing by the Company that is permitted to be incurred pursuant to the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," or (b) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (I) representations and covenants entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable or (II) any guarantee of any such accounts receivable financing by the Company that is permitted to be incurred pursuant to the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable in accordance with the covenant described under the caption "--Certain Covenants--Sales of Accounts Receivable" and fees payable in the ordinary course of business in connection with servicing accounts receivable and/or notes receivable and (vi) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for

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additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary in accordance with the covenant described under "--Certain Covenants--Sales of Accounts Receivable" or (b) to maintain or preserve solvency or any balance sheet item, financial condition, level of income or results of operations thereof.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

    "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than (A) in the ordinary course of business or (B) sales or other dispositions of accounts receivable and/or notes receivable and related assets to (x) the Accounts Receivable Subsidiary in accordance with the covenant described under the caption "--Certain Covenants--Sale of Accounts Receivable" and (y) one or more financial institutions in connection with a Dealer Financing Program or factoring arrangements as in existence on the date of the Indenture (PROVIDED that, in each case, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (determined on a consolidated basis) are governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Limitation on Leases" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for net proceeds in excess of $2.5 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Issuers to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Issuers or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments," (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets; PROVIDED that such sale and leaseback complies with the covenant described above under the caption "--Sale and Leaseback Transactions," (v) foreclosures of assets, and (vi) the sale at fair market value of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, in the ordinary course of business.

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

    "BORROWING BASE" means, as of any date, an amount equal to the sum of 85% of the face amount of all accounts receivable and notes receivable owned by the Company and its Restricted Subsidiaries as of such

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date that are not more than 90 days past due, as calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable and notes receivable as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one-year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (vi) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition and (vii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary or nonrecurring loss plus any net loss realized in connection with an Asset Sale or the extinguishment of any Indebtedness (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits or the Tax Amount of such Person and its Subsidiaries for such period or, following the reorganization of the Company as a corporation, any tax sharing payment made pursuant to a tax sharing agreement executed in connection therewith, in each case, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or

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amortization of a prepaid cash expense that was paid in a prior period) of such
Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any interest expense on Indebtedness of another person that is guaranteed by such person or a Subsidiary of such person or secured by a Lien on the assets of such person or one of its Subsidiaries (to the extent that such interest expense was deducted in computing Consolidated Net Income in such period), plus (vi) any charges of up to $30.0 million relating to a facility closing, plus (vii) any charges of up to $16.0 million resulting from fees payable to the George Group in connection with the consulting arrangements with the Company, plus (viii) one-time expenses associated with inventory, research and development and other write-ups resulting from purchase accounting adjustments at the time of the Transactions or any other permitted acquisition (to the extent such expenses were deducted in computing Consolidated Net Income in such period), plus (ix) any expenses or charges related to any Equity Offering, Permitted Investment or Indebtedness permitted to be incurred by the Indenture (including such expenses or charges related to the Transactions) and deducted in such period in computing Consolidated Net Income, minus (x) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Subsidiary (other than the Company) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash (or converted into cash) to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived, provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor in respect of such period, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

    "CREDIT FACILITIES" means, with respect to the Issuers or their Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale or factoring of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

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    "DEALER FINANCING PROGRAM" means (x) that certain financing program pursuant to which (i) distributors of the Company and its Restricted Subsidiaries can obtain up to 366-day inventory financing for the purchase of the Company's products, (ii) units financed will generate secured notes receivable, accounts receivable, chattel paper, instruments or other intangibles (collectively, "Receivables"), which the Company may sell, from time to time, to financial institutions at 100% of face value and (iii) the Company will insure (with a nationally recognized insurance company with at least $100.0 million in assets) at least 85% of the payment obligations relating to such Receivables and (y) factoring or discounting arrangements as in effect on the date of the Indenture or entered into in the ordinary course of business consistent with past practice.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under the New Credit Agreement (ii) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuers as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuers to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants-- Restricted Payments"; and PROVIDED FURTHER, that Capital Stock issued to any plan for the benefit of employees of the Company or its subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

    "EQUIPMENT FINANCING GUARANTEES" means guarantees (including but not limited to repurchase or remarketing obligations, residual value guarantees, conditional loss guarantees or first loss guarantees) by the Company or a Restricted Subsidiary incurred in the ordinary course of business consistent with past practice of Indebtedness incurred by a distributor, or other purchaser or lessor, for the purchase of inventory manufactured or sold by the Company or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such distributor or other purchaser or lessor and any related reasonable fees and expenses (including financing fees); PROVIDED, HOWEVER, that (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a Lien on such inventory in favor of the holder of such Indebtedness, and (2) if the Company or such Restricted Subsidiary is required to make payment with respect to such guarantee, the Company or such Restricted Subsidiary will have the right to receive either (q) title to such inventory, (r) a valid assignment of a Lien in such inventory or
(s) the net proceeds of any resale of such inventory.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "EXISTING INDEBTEDNESS" means up to $15.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of the Indenture, until such amounts are permanently repaid.

    "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such

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period. In the event that the referent Person or any of its Restricted
Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred equity, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma adjustments for expenses and cost reductions attributable to such acquisitions (to the extent such adjustments are (x) realizable within twelve months of the date of the acquisition and (y) based on pro forma financial statements reviewed by the Company's accountants), (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, and (iv) the amount of interest expense attributable to financings pursuant to the Dealer Financing Program shall be subtracted from the numerator and excluded from the denominator in calculating the Fixed Charge Coverage Ratio provided that the interest income from such financings exceeds interest expense.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the Transactions be included in fixed charges) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) excluding, however, guarantees incurred in connection with (a) any Equipment Financing Guarantee or (b) residual value guarantees, conditional loss guarantees and similar financings allowed to be incurred pursuant to the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" and (iv) if and for so long as such Person is taxed as a partnership for federal income tax purposes, all cash dividend payments or other distributions of property on any series of preferred stock of such Person or, if such Person is taxed as a corporation for federal income tax purposes, the product of (a) all cash dividend payments or other distributions of property (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred equity of such Person times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

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    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

    "GEORGE GROUP" means The George Group, Inc. a Texas corporation, and its successors.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates and (iii) commodities purchase and sale agreements and other similar agreements designed to protect such Person against fluctuations in the price of raw materials used by the Company and its Restricted Subsidiaries in the ordinary course of business.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness (other than Hedging Obligations and guarantees) outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "INVESTMENT GRADE SECURITIES" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by Standard & Poor's Corporation or Baa3 or higher by Moody's Investors Services, Inc. or the equivalent of such rating by such rating organization, or, if no rating of Standard & Poor's Corporation or Moody's Investors Services, Inc. then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Issuers or any of their Restricted Subsidiaries for consideration consisting solely of Equity Interests (other than Disqualified Stock) of the

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Company shall not be deemed to be an Investment. If the Company or any
Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "MANAGEMENT COMMITTEE" means (i) for so long as the Company is a limited liability company, the Management Committee of the Company and (ii) otherwise the Board of Directors of the Company.

    "NET INCOME" means, with respect to any Person for any period, (i) the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however,
(a) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary or nonrecurring gain (but not loss) less (ii) in the case of any Person that is a partnership or limited liability company, the Tax Amount of such person for such period.

    "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, any taxes or Tax Distributions paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

    "NEW CREDIT AGREEMENT" means that certain New Credit Agreement, dated as of the date of the Indenture, by and among the Issuers and Chase Bank of Texas, National Association, as administrative agent, BankBoston, N.A., as syndication agent and Donaldson, Lufkin & Jenrette Securities Corporation, as documentation agent, and certain other lenders party thereto, providing for up to $125 million of revolving credit borrowings and $200 million, of term borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

    "NEW CREDIT FACILITY" means, with respect to the Issuers and the Restricted Subsidiaries, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

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    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, costs, expenses, reimbursement obligations, damages and other liabilities and obligations which may arise under or in connection with the New Credit Agreement or the documentation governing any Indebtedness, and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created, assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant document, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

    "PERMITTED BUSINESS" means any of the businesses and any other businesses related to the businesses engaged in by the Company and its respective Restricted Subsidiaries on the date of the Indenture.

    "PERMITTED GEORGE GROUP TRANSACTIONS" means, for purposes of the covenant described above under the caption "--Transactions with Affiliates," consulting arrangements with the George Group and its affiliates and any payments for fees and expenses thereunder made, provided that such payments shall not exceed $8.0 million in any fiscal year (with such amount being subject to reasonable adjustments in connection with advisory and consulting services rendered in connection with Permitted Investments).

    "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor and is engaged in a Permitted Business; (b) any Investment in Cash Equivalents and Investment Grade Securities; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Subsidiary Guarantor and is engaged in a Permitted Business or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor and that is engaged in Permitted Business; (d) any Investment made as a result of the receipt of assets not constituting Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $10 million; (g) Investments in securities of customers received in settlement of obligations or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments existing on the date of the Indenture or made in connection with the Transactions; (i) Investments consisting of receivables owing to the Company and its Restricted Subsidiaries and advances or loans to or the receipt of notes or drafts from, distributors and customers, in each case, in connection with the sale or lease of inventory in the ordinary course of business and consistent with past practices, including such Investments made pursuant to or in connection with a Dealer Financing Program; (j) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary

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course of business and consistent with past practices not to exceed $1.0 million; (k) any Hedging Obligation; (l) Investments in an Accounts Receivable Subsidiary made in connection with the formation of an Accounts Receivable Subsidiary or received in consideration of sales of accounts receivable, in each case, in accordance with the covenant described above under the caption entitled "--Certain Covenants-- Sales of Accounts Receivable," (m) Investments consisting of intercompany loans from the Company and its Restricted Subsidiaries to Restricted Subsidiaries, including Restricted Subsidiaries that are not Subsidiary Guarantors; (n) Investments consisting of capital contributions from the Company or any Restricted Subsidiaries to Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount at any one time outstanding not to exceed $25.0 million; (o) Equipment Financing Guarantees permitted by the terms of clause (xv) of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and (p) loans made to managers and officers of Grove Investors, Holdings or the Company, and promissory notes or other instruments issued by managers and officers of Grove Investors, Holdings or the Company, in each case, in connection with the purchase of Equity Interests of Grove Investors or Holdings.

    "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or any Subsidiary Guarantor or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture; PROVIDED that no such Equity Interests or debt securities may be issued if the rights of the holders of the Senior Debt are impaired by any such issuance in connection with a reorganization, including, without limitation, by reason of such rights being impaired within the meaning of Section 1124 of Title 11 of the United States Code.

    "PERMITTED LIENS" means (i) Liens securing Senior Debt and Liens on assets of Restricted Subsidiaries securing Senior Debt permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Issuers or a Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged into or consolidated with one of the Company or any Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary of the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired, constructed or improved with such Indebtedness; (vi) Liens existing on the date of the Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; (ix) Liens incurred in the ordinary course of business of the Issuers or any Subsidiary of the Issuers with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Issuers or such Subsidiary; (x) liens on assets of the Subsidiary Guarantors to secure Senior Debt of such Subsidiary Guarantors that was permitted to be incurred under the Indenture; (xi) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations

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for the payment of borrowed money); (xiii) judgment or attachment Liens not giving rise to an Event of Default; (xiv) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary course of the business of the Company or any of its Restricted Subsidiaries; (xv) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xvi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvii) Liens securing reimbursement obligations with respect to letters of credit and products and proceeds thereof; (xviii) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture; (xix) Liens arising out of consignment, conditional sale or similar arrangements for the purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (xx) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; (xxi) Liens with respect to Equipment Financing Guarantees and related inventory and equipment; (xxii) Liens incurred in connection with the Dealer Financing Program; and (xxiii) Liens incurred in the ordinary course of business on equipment and inventory held for lease by the Company or any of its Restricted Subsidiaries.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuers or any of their Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used within 60 days after the incurrence thereof to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuers or any of their Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, premiums, penalties, fees and interest incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Issuers or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PUBLIC EQUITY OFFERING" means a public offering pursuant to an effective registration statement under the Securities Act of Equity Interests (other than Disqualified Stock) of (i) the Company; or (ii) Holdings (or any other person that owns, directly or indirectly, 100% of the common equity of the Issuers) to the extent the net proceeds thereof are contributed to the Company as a capital contribution, that, in each case, results in the net proceeds to the Company of at least $25.0 million.

    "RECEIVABLES FEES" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any receivables financing permitted pursuant to the covenant entitled "Sales of Accounts Receivable."

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SENIOR DEBT" means (i) all Indebtedness outstanding under the New Credit Agreement, including any Guarantee thereof and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Issuers under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Issuers, (x) any Indebtedness of the Issuers to any of their Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

    "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "SUBSIDIARY GUARANTORS" means each of (i) Crane Acquisition Corp., Crane Holding Inc., National Crane Corporation, Grove U.S. LLC, Grove Finance LLC and
(ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

    "TAX AMOUNT" means, with respect to the Company for any period, the product of (i) the taxable income of the Company for such period and (ii) the maximum combined Federal, state and local income tax rates applicable to an individual resident in New York City or California, whichever is higher; PROVIDED, HOWEVER, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards shall be taken into account, and adjusted to take into account any applicable credits, deductions or other adjustments allowed under both New York and California law to a direct or indirect owner of an interest in the Company for state and local income tax purposes.

    "TAX DISTRIBUTION" means a distribution in respect of taxes to the members of the Company pursuant to clause (vi) of the second paragraph of the covenant described above under the caption "Certain Covenants--Restricted Payments."

    "TRANSACTIONS" means each of (i) the acquisition by the Company through certain of its subsidiaries of the mobile hydraulic crane, aerial work platform and truck-mounted crane businesses of Hanson Funding (G) PLC and certain of its subsidiaries, for aggregate cash consideration of approximately $583.0 million plus certain assumed liabilities (the "Acquisition"); (ii) approximately $203.0 million of borrowings under the New Credit Facility; (iii) approximately $225.0 million of estimated gross proceeds from the Offering;

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
and (iv) an approximately $168.0 million equity contribution to the Company by Grove Holdings LLC, a Delaware limited liability company (the "Equity Contribution").

    "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary (other than Grove Capital) or any successor to any of them that is designated by the Management Committee as an Unrestricted Subsidiary pursuant to a resolution of the Management Committee; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Management Committee shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock," the Issuers shall be in default of such covenant). The Management Committee of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Management Committee of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (x) directors' qualifying shares and (y) shares required to be held by a second shareholder pursuant to the laws of France in an amount not to exceed one-tenth of one percent of the outstanding shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Issuers, the following discussion is an accurate general description of certain of the material anticipated Federal income tax consequences of the purchase, ownership and disposition of the Notes. The tax treatment of the holders of the Notes may vary depending upon their particular situations. This discussion is based upon the United States Federal tax law now in effect, which is subject to change, possibly retroactively, which could affect the continued validity of this summary. The discussion does not purport to deal with all aspects of Federal taxation that may be relevant to particular investors in light of their personal investment circumstances, nor does it discuss Federal tax laws applicable to special classes of taxpayers (for example, insurance companies, tax-exempt organizations, financial institutions, subsequent purchasers of Notes and broker-dealers). In addition, the description does not consider the effect of any estate, gift. foreign, state, local or other tax laws that may be applicable to a particular investor. In general, the summary assumes that a holder acquires a Note at original issuance and holds such Note as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and not as part of an integrated investment (for example, a hedge, straddle or conversion transaction). Prospective investors are strongly urged to consult their own tax advisors regarding the tax consequences of purchasing, holding and disposing of the Notes.

                             UNITED STATES HOLDERS

    As used herein, the term "United States Holder" means the beneficial owner of a Note that is, for United States Federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic corporation or other entity taxable as a corporation, (iii) an estate or trust the income of which is subject to United States Federal income taxation regardless of its source or
(iv) otherwise subject to United States Federal income taxation with respect to its worldwide income on a net income basis.

TAXATION OF UNITED STATES HOLDERS ON EXCHANGE

    The exchange of a Senior Subordinated Note for an Exchange Note will not be a taxable event to a United States Holder of a Senior Subordinated Note, and a United States holder will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a United States Holder will have the same adjusted basis and holding period in an Exchange Note as it had in a Senior Subordinated Note immediately before the exchange. Further, the tax consequences of ownership and disposition of any Exchange Note will be the same as the tax consequences of ownership and disposition of a Senior Subordinated Note.

INTEREST

    Interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

MARKET DISCOUNT

    If a United States Holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for Federal income tax purposes, unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such a Note at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant interest method. A United States Holder of a Note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZABLE BOND PREMIUM

    A United States Holder that purchases a Note for an amount in excess of the sum of its principal amount will be considered to have purchased the Note at a "premium." A holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked with the consent of the IRS.

    Final Treasury regulations issued on December 30, 1997 provide that, at a holder's election, premium may be amortized to offset interest income only as a United States Holder takes the qualified stated interest into account under the United States Holder's regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (i) the holder will exercise or not exercise options in a manner that maximizes the holder's yield and (ii) the issuer will exercise or not exercise options in a manner that minimizes the holder's yield except with respect to call options for which the issuer is assumed to exercise such call options in a manner that maximizes the holder's yield. The final regulations are effective for debt instruments acquired on or after March 2, 1998. However, if a United States Holder elects to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the final regulations would apply to all the United States Holder's debt instruments held on or after the first day of that taxable year. Once made, the election cannot be revoked without the consent of the IRS.

GAIN ON DISPOSITION

    A United States Holder's tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by market discount previously included in income by the holder and reduced by any amortized premium. Upon the sale, exchange or retirement of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued interest, which will be taxable as such ) and the adjusted tax basis of the Note. Except as described above with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the Note has been held for more than one year. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on Notes and to the proceeds of sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such United States Holder's United States Federal income tax liability, provided the required information is furnished to the IRS.

                           NON-UNITED STATES HOLDERS

    As used herein, the term "Non-United States Holder" means a beneficial owner of a Note that, for United States Federal income tax purposes, is not a United States Holder.

TAXATION OF NON-UNITED STATES HOLDERS ON EXCHANGE

    The exchange of a Senior Subordinated Note for an Exchange Note will not be a taxable event to a Non-United States Holder of a Senior Subordinated Note, and a Non-United States Holder will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a Non-United States Holder will have the same adjusted basis and holding period in an Exchange Note as it had in a Senior Subordinated Note immediately before the exchange. Further, the tax consequences of ownership and disposition of any Exchange Note will be the same as the tax consequences of ownership and disposition of a Senior Subordinated Note.

INTEREST

    Subject to the discussion of information reporting and backup withholding below, payments of interest to or on behalf of any Non-United States Holder will not be subject to United States Federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder, provided that (i) such Non-United States Holder is not a bank for United States Federal income tax purposes, (ii) such Non-United States Holder is not a "10-percent shareholder" within the meaning of section 871(h)(3)(B) of the Code, (iii) such Non-United States Holder is not a controlled foreign corporation for United States Federal income tax purposes that is related to the Company through stock ownership, and
(iv) certain certification requirements are met. A Non-United States Holder that is not exempt from tax under these rules generally will be subject to United States Federal income tax withholding at a rate of 30% (or lower applicable treaty rate) on interest payments.

    If the interest is effectively connected with the conduct of a trade or business within the United States of such Non-United States Holder, such interest will be subject to the United States Federal income tax on net income that applies to United States persons generally (and with respect to corporate holders under certain circumstances, the branch profits tax).

GAIN ON DISPOSITION

    Any capital gain realized upon a sale, exchange or retirement of a Note by or on behalf of a Non-United States Holder generally will not be subject to United States Federal withholding or income tax, unless (i) such gain is effectively connected with a United States trade or business of such Non-United States Holder, (ii) the Non-United States Holder is an individual that is present in the United States for

183 days or more during the taxable year of the sale, exchange or retirement and certain other requirements are met, or (iii) the Non-United States Holder is subject to tax pursuant to provisions of the United States Federal tax law applicable to certain United States expatriates.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Under temporary Treasury Regulations now in effect, information reporting and backup withholding will not apply to payments by the Company or any middleman to a Non-United States Holder, provided that the holder (and, in certain cases the custodian, nominee or other agent of such holder) meets certain certification requirements as to the status of the holder as a Non-United States Holder (provided that the payor does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied).

    Recently published final Treasury Regulations (the "Final Withholding Regulations") make a number of important changes to the procedures for income tax withholding and certification of eligibility for the portfolio interest exemption or for a reduced rate of income tax withholding based on an applicable income tax treaty. In general, the Final Withholding Regulations do not significantly alter substantive withholding requirements, but unify certification procedures and clarify reliance standards. The Final Withholding Regulations are scheduled to be effective for payments made on or after January 1, 2000, subject to certain transition rules.

    Initial Non-United States Holders will be required to submit certification complying with the temporary Treasury Regulations upon purchase of the Notes. Certification that complies with the procedures in the Final Withholding Regulations, where required, must be provided not later than the earlier of (i) the date after December 31, 1999 on which such Non-United States Holders' certification is no longer accurate or has expired, and (ii) December 31, 2000, by initial Non-United States Holders that remain holders on such date, unless such Non-United States Holders receive payments on the Notes through a qualified intermediary (as defined in the Final Withholding Regulations) that has certified on such Non-United States Holders' behalf. Non-United States Holders claiming under an income tax treaty (and not relying on the portfolio interest exemption) should be aware that they may be required to obtain taxpayer identification numbers and to certify their eligibility under the applicable treaty's limitations on benefits article in order to comply with the Final Withholding Regulations' certification requirements. THE FINAL WITHHOLDING REGULATIONS ARE QUITE COMPLEX. NON-UNITED STATES HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING POTENTIAL APPLICATION OF THE FINAL WITHHOLDING REGULATIONS TO PAYMENTS ON THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

    Backup withholding is not an additional tax; any amounts so withheld may be refunded or credited against a Non-United States Holder's United States Federal income tax liability, provided the required information is furnished to the IRS.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY OR MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. INVESTORS SHOULD CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain employee benefit plans, individual retirement accounts, individual retirement annuities, and employee annuity plans ("Plans") from engaging in certain transactions with persons who, with respect to such Plan, are "parties in interest" under ERISA or "disqualified persons" under the Code. A violation of these "prohibited transactions" rules may generate excise taxes under the Code and other liabilities under ERISA for such persons. Possible violations of the prohibited transaction rules occur if the Notes are purchased with the assets of any Plan if the Company or any of its affiliates is a party in interest or disqualified person with respect to such Plan, unless such acquisition is subject to a statutory or administrative exemption.

    The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan considering the purchase of the Notes should consult its legal advisors regarding the consequences of such purchases under ERISA and the Code. If the Plan is not subject to ERISA, the fiduciary should consult its legal advisors regarding the consequences of any state law or Code considerations.

                              PLAN OF DISTRIBUTION

    Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Issuers believe that a holder (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Exchange Act (each a "Broker Dealer") that purchases Notes from the Issuers to resell pursuant to Rule 144A under the Securities Act or any other exemption) that exchanges Senior Subordinated Notes for Exchange Notes in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 thereof. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the Staff enunciated in Exxon Capital Holdings Corporation (available May 13,
1988) or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such holder in exchange for Senior Subordinated Notes acquired by such holder directly from the Issuers or an affiliate thereof, unless an exemption from registration is otherwise available.

    As contemplated by the above no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Issuers in the Letter of Transmittal that (A) it is not an Affiliate of the Issuers or any Subsidiary Guarantor; (B) it is not participating in, and does not intend to participate in, and has no arrangement or understanding with any Person to participate in, a distribution of the Senior Subordinated Notes or the Exchange Notes; (C) it is acquiring the Exchange Notes in the ordinary course of business; and (D) if such holder is a Broker Dealer, it will receive the Exchange Notes for its own account in exchange for the Senior Subordinated Notes that were acquired as a result of market-making activities or other trading activities. Each Broker Dealer referred to in clause (D) of the preceding sentence must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

    Any Broker Dealer who holds Senior Subordinated Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Senior Subordinated Notes acquired directly from the Issuers or any Affiliate of the Issuers) may exchange such Senior Subordinated

Notes for Exchange Notes pursuant to the Exchange Offer; however, such Broker Dealer may be deemed an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by it in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker Dealer of this Prospectus, as it may be amended or supplemented from time to time. The Issuers have agreed to use their reasonable best efforts to cause the Registration Statement, of which this Prospectus is a part, to remain continuously effective for a period of one year from the Exchange Date, and to make this Prospectus, as amended or supplemented, available to any such Broker Dealer for use in connection with resales. Any Broker Dealer participating in the Exchange Offer will be required to acknowledge that it will deliver a prospectus in connection with any resales of Exchange Notes received by it in the Exchange Offer. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a Broker Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Issuers will not receive any proceeds from any sale of Exchange Notes by Broker Dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker Dealers and/or the purchasers of any such Exchange Notes. Any Broker Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any Broker Dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

    The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the reasonable expenses of one counsel for holders of the Senior Subordinated Notes) other than commissions and concessions of Broker Dealers, and will indemnify the holders of the Senior Subordinated Notes (including any Broker Dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Exchange Notes offered hereby will be passed upon for the Company, Grove Capital and the Subsidiary Guarantors, by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

    The historical financial statements of the Company as of September 28, 1996 and September 27, 1997 and for the fiscal years then ended, included in this Prospectus have been so included in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting. The historical financial statements of the Company for the fiscal year ended September 30, 1995, included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

              INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                                                                                                PAGE
                                                                                                                -----
Introduction...............................................................................................         P-2
Unaudited Pro Forma Combined Balance Sheet as of March 28, 1998............................................         P-3
Notes to Unaudited Pro Forma Combined Balance Sheet........................................................         P-4
Unaudited Pro Forma Combined Statement of Operations for the year ended September 27, 1997.................         P-6
Unaudited Pro Forma Combined Statement of Operations for the six months ended March 28, 1998...............         P-7
Notes to Unaudited Pro Forma Combined Statements of Operations.............................................         P-8

                              GROVE WORLDWIDE LLC
                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following unaudited pro forma combined financial data of the Company have been derived by the application of pro forma adjustments to the historical combined financial statements of the Company appearing elsewhere in this Prospectus. The unaudited pro forma combined balance sheet gives effect to the Transactions as if they were consummated on March 28, 1998. The unaudited pro forma combined statements of operations for the six months ended March 28, 1998 (the "fiscal 1998 six months") and the year ended September 27, 1997 ("fiscal 1997") give effect to the Transactions as if they were consummated at the beginning of fiscal 1997.

    The pro forma adjustments are described in the accompanying notes and are based upon available information and upon certain assumptions that management believes are reasonable. The unaudited pro forma combined information and accompanying notes should be read in conjunction with the Combined Financial Statements and related notes, and other financial information pertaining to the Company, including "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.

    The unaudited pro forma combined financial data are provided for informational data only and are not necessarily indicative of the operating results that would have occurred had the Transactions been consummated on the dates described above, nor are they necessarily indicative of the Company's future results of operations or financial position.

    The unaudited pro forma combined financial data have been prepared accounting for the Acquisition using the purchase method. The estimated total purchase price of $583 million and related acquisition fees and expenses of approximately $6.5 million, have been allocated to the assets and liabilities of the Company based upon an estimate of their respective fair values, with the remainder being allocated to goodwill. Such allocation is based on studies which have not yet been completed. Accordingly, the allocation reflected in the unaudited pro forma combined financial data is preliminary and subject to revision. Such revision could be material.

    The unaudited pro forma combined statements of operations data do not include annual costs savings the Company estimates it can achieve by fiscal 2001 through the implementation of a detailed program to improve the manufacturing process and reduce selling, general and administrative expenses described elsewhere in this Prospectus. It is expected that cost savings during the next four years will be offset by non-recurring costs of approximately $25.0 million associated with the implementation of the Operations Improvement Program.

                              GROVE WORLDWIDE LLC

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF MARCH 28, 1998

                                 (IN THOUSANDS)

                                                                                         PRO FORMA
                                                                          HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                                          ----------  ---------------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.............................................  $    4,085        --          $   4,085
  Trade receivables (net)...............................................     131,344        --            131,344
  Notes receivable......................................................      40,041      (38,541)(b)       1,500
  Inventories...........................................................     225,255       22,000(c)      247,255
  Deferred tax assets...................................................      14,936      (14,936)(d)      --
  Other current assets..................................................      12,656       21,000(b)       33,656
                                                                          ----------  ---------------  -----------
    Total current assets................................................     428,317      (10,477)        417,840
Property, plant and equipment (net).....................................     160,862       25,000(c)      185,862
Goodwill................................................................     250,032       16,454(c)      266,486
Deferred tax assets.....................................................       9,057       (6,699)(d)       2,358
Other non-current assets................................................       6,983       (4,312)(c)      15,686
                                                                                           13,015(a)
                                                                          ----------  ---------------  -----------
    Total assets........................................................  $  855,251  $    32,981       $ 888,232
                                                                          ----------  ---------------  -----------
                                                                          ----------  ---------------  -----------

LIABILITIES AND EQUITY
Current liabilities:
  Short-term borrowings.................................................  $    9,904  $     --          $   9,904
  Revolving Credit Facility.............................................      --            9,500(a)        9,500
  Current maturities of long-term debt..................................      --            2,000(a)        2,000
  Trade accounts payable................................................      78,402        3,500(b)       81,902
  Income taxes payable..................................................      12,665      (12,665)(b)      --
  Other payables and accrued liabilities................................      80,646        --             80,646
                                                                          ----------  ---------------  -----------
    Total current liabilities...........................................     181,617        2,335         183,952

Term Loan Facility......................................................      --          198,000(a)      198,000
The Senior Subordinated Notes...........................................      --          225,000(a)      225,000
Non-current liabilities:
  Deferred revenue......................................................      57,201        --             57,201
  Other non-current liabilities.........................................      45,949       10,130(c)       56,079
                                                                          ----------  ---------------  -----------
    Total liabilities...................................................     284,767      435,465         720,232
Total invested capital/equity...........................................     570,484       (8,376)(b)     168,000
                                                                                         (562,108)(c)
                                                                                          168,000(a)
                                                                          ----------  ---------------  -----------
    Total liabilities and invested capital/equity.......................  $  855,251  $    32,981       $ 888,232
                                                                          ----------  ---------------  -----------
                                                                          ----------  ---------------  -----------

            See notes to unaudited pro forma combined balance sheet

                              GROVE WORLDWIDE LLC

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 (IN THOUSANDS)

(a) To record sources and uses of capital to consummate the Acquisition and related financing.

Sources:
  Issuance of the Senior Subordinated Notes.......................  $ 225,000
  Borrowings under Revolving Credit Facility......................      9,500
  Borrowings under Term Loan Facility, incl. current maturities of
    $2,000........................................................    200,000
  Proceeds from Holdings Equity Issuance..........................    120,000
  Gross proceeds from Senior Discount Debentures issued by
    Holdings......................................................     49,985
                                                                    ---------
    Total sources.................................................  $ 604,485
                                                                    ---------
                                                                    ---------
Uses:
  Acquisition price...............................................  $ 583,000
  Transaction costs...............................................      6,485
                                                                    ---------
    Aggregate purchase price......................................    589,485
  Debt financing costs............................................     15,000
                                                                    ---------
    Total uses....................................................  $ 604,485
                                                                    ---------
                                                                    ---------

   Proceeds from $120,000 of equity issued by Holdings together with the net proceeds of $48,000 (net of discounts and commissions of $1,749 and other costs) from the issuance by Holdings of Senior Discount Debenture will be contributed by Holdings to the Company.

(b) To record adjustments to assets acquired and liabilities assumed pursuant to the Acquisition Agreement including estimated post-closing adjustment based on March 28, 1998 balance sheet.

Notes receivable retained by Hanson...............................  $ (38,541)
Net liabilities retained by the Company, previously in
  intercompany balance with Hanson................................     (3,500)
Liability for income taxes payable retained by Hanson.............     12,665
Estimated post-closing adjustment due to Company..................     21,000
                                                                    ---------
  Net distribution to Hanson......................................  $  (8,376)
                                                                    ---------
                                                                    ---------

(c) To allocate estimated purchase price to assets acquired and liabilities assumed based upon their estimated fair values with the residual being allocated to goodwill. The Company intends to amortize goodwill over a 40 year period based on the strong brand name of the Company and the longevity of

                              GROVE WORLDWIDE LLC

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 (IN THOUSANDS)

    the business and the industry in which it operates. The estimated fair values of the assets and liabilities acquired in the Acquisition are summarized as follows:

Cash and cash equivalents........................................  $   4,085
Trade receivables................................................    131,344
Notes receivable.................................................      1,500
Inventories......................................................    247,255
Other current assets.............................................     33,656
Property, plant and equipment....................................    185,862
Goodwill.........................................................    266,486
Deferred taxes...................................................      2,358
Other non-current assets.........................................      2,671
Short-term borrowings............................................     (9,904)
Trade accounts payable...........................................    (81,902)
Accrued expenses and other current liabilities...................    (80,646)
Deferred revenue.................................................    (57,201)
Other non-current liabilities....................................    (56,079)
                                                                   ---------
  Aggregate purchase price.......................................  $ 589,485
                                                                   ---------
                                                                   ---------

(d) To eliminate net deferred tax assets ($21,635) associated with tax temporary differences of the Company. Income tax expense following the Acquisition with respect to the results of the Company will become the responsibility of the equity holders of Holdings.

                              GROVE WORLDWIDE LLC

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 27, 1997

                                 (IN THOUSANDS)

                                                                                        PRO FORMA
                                                                           HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                                           ----------  -----------  -----------
Net sales................................................................  $  856,812   $  --        $ 856,812
Cost of goods sold.......................................................     653,539       1,421(a)    654,960
                                                                           ----------  -----------  -----------
  Gross profit...........................................................     203,273      (1,421)     201,852

Selling, engineering, general and administrative expenses................     120,909         587(a)    120,092
                                                                                           (1,404)(b)
Restructuring costs......................................................       1,960      --            1,960
Business process reengineering costs associated with new computer system
  installation...........................................................       1,283      --            1,283
Amortization of goodwill.................................................       9,054      (2,377)(c)      6,677
Management fees paid to Hanson...........................................       2,176      (2,176)(d)     --
                                                                           ----------  -----------  -----------
  Operating profit.......................................................      67,891       3,949       71,840
Other income (expense):
  Interest income........................................................       2,085      (1,606)(e)        479
  Interest expense.......................................................      (2,042)      1,404(f)    (39,839)
                                                                                          (39,201)(g)
  Other income, net......................................................         535      --              535
                                                                           ----------  -----------  -----------
    Income before income taxes...........................................      68,469     (35,454)      33,015
Income taxes.............................................................      26,249     (22,543)(h)      3,706
                                                                           ----------  -----------  -----------
    Net income...........................................................  $   42,220   $ (12,911)   $  29,309
                                                                           ----------  -----------  -----------
                                                                           ----------  -----------  -----------
Other data:
  EBITDA(i)..............................................................                            $  95,254
  Depreciation and amortization..........................................                               17,616
  Cash interest expense(j)...............................................                               38,339
  Ratio of earnings to fixed charges(k)..................................                                 1.8x

       See notes to unaudited pro forma combined statements of operations

                              GROVE WORLDWIDE LLC

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                        SIX MONTHS ENDED MARCH 28, 1998

                                 (IN THOUSANDS)

                                                                                        PRO FORMA
                                                                           HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                                           ----------  -----------  -----------
Net sales................................................................  $  405,903   $  --        $ 405,903
Cost of goods sold.......................................................     321,337         711(a)    322,048
                                                                           ----------  -----------  -----------
    Gross profit.........................................................      84,566        (711)      83,855

Selling, engineering, general and administrative expenses................      61,674         293(a)     60,833
                                                                                           (1,134)(b)
Restructuring costs......................................................      --          --           --
Business process reengineering costs associated with new computer system
  installation...........................................................         142      --              142
Amortization of goodwill.................................................       4,696      (1,365)(c)      3,331
Management fees paid to Hanson...........................................         162        (162)(d)     --
                                                                           ----------  -----------  -----------
    Operating profit.....................................................      17,892       1,657       19,549
Other income (expense):
  Interest income........................................................       2,993      (2,754)(e)        239
  Interest expense.......................................................      (1,779)      1,591(f)    (19,779)
                                                                                          (19,591)(g)
  Other income, net......................................................      (4,684)     --           (4,684)
                                                                           ----------  -----------  -----------
    Income (loss) before income taxes....................................      14,422     (19,097)      (4,675)
Income taxes.............................................................      11,174      (9,007)(h)      2,167
                                                                           ----------  -----------  -----------
    Net income (loss)....................................................  $    3,248   $ (10,090)   $  (6,842)
                                                                           ----------  -----------  -----------
                                                                           ----------  -----------  -----------
Other data:
  EBITDA(i)..............................................................                            $  29,584
  Depreciation and amortization..........................................                                9,023
  Cash interest expense(j)...............................................                               19,029
  Ratio of earnings to fixed charges(k)..................................                               --

       See notes to unaudited pro forma combined statements of operations

                              GROVE WORLDWIDE LLC

                                 (IN THOUSANDS)

(a) To reflect additional depreciation expense ($2,008 in fiscal 1997 and $1,004 in the fiscal 1998 six months) as a result of the fair values assigned to property, plant and equipment. In addition, in connection with the allocation of the purchase price, the Company has assumed that it will assign a value to inventory of approximately $25,000 in excess of its net book value. The amount in excess of net book value will be charged against operations over the first six months following the Acquisition. This charge is not included in the pro forma combined statements of operations since such charge is non-recurring.

   Accounting for units sold with residual value guarantees as operating leases reduced gross profit by $2,555 and $870 in fiscal 1997 and the fiscal 1998 six months, respectively.

(b) To adjust selling, engineering, general and administrative expenses for costs increases and reductions resulting from the Acquisition and the operation of the Company on a stand-alone basis.

                                                                                    FISCAL 1998
                                                                       FISCAL 1997  SIX MONTHS
                                                                       -----------  -----------
Elimination of long-term incentive plan for senior executives........   $    (750)   $    (190)
Elimination of other executive perquisites...........................        (600)        (300)
Adjustment to pension and postretirement expense resulting from
  purchase accounting adjustments....................................      (1,054)        (527)
Estimated additional costs to replace certain administrative costs
  provided by Hanson.................................................       1,000          500
Professional fees and expenses in connection with the sale of the
  Company............................................................      --             (617)
                                                                       -----------  -----------
  Net reduction in expenses..........................................   $  (1,404)   $  (1,134)
                                                                       -----------  -----------
                                                                       -----------  -----------

   The Company intends to replace the long-term incentive plan with a stock option plan which will provide for the granting of stock options at fair market value.

(c) To adjust goodwill amortization to $6,662 in fiscal 1997 and $3,331 in the fiscal 1998 six months based on goodwill of $266,486 amortized over 40 years.

(d) To eliminate management fees paid to Hanson ($2,176 in fiscal 1997 and $162 in the fiscal 1998 six months).

(e) To eliminate interest income ($1,606 in fiscal 1997 and $2,754 in the fiscal 1998 six months) earned on notes receivable from customers using the special North American dealer financing program. Virtually all notes receivable outstanding under this dealer financing program at the date of the Acquisition will be retained by Hanson. The Company intends to continue the dealer financing program and is currently negotiating an agreement with a third-party to purchase the notes as they are issued. The Company will generate interest income from new notes issued under the dealer financing program; however, no interest income from the notes receivable has been assumed in the pro forma combined statements of operations.

(f) To eliminate interest expense paid to Hanson ($1,404 in fiscal 1997 and $1,591 in the fiscal 1998 six months) with respect to intercompany obligations.

                              GROVE WORLDWIDE LLC

                                 (IN THOUSANDS)

(g) To reflect interest expense based upon the pro forma debt of the Company, including pro forma borrowings under the Revolving Credit Facility, as follows for fiscal 1997 and the fiscal 1998 six months:

                                                                                              FISCAL 1998
                                                                                 FISCAL 1997  SIX MONTHS
                                                                                 -----------  -----------
Revolving Credit Facility (7.95% per annum)....................................   $     488    $     234
Term Loan Facility (8.20% per annum)...........................................      16,400        8,200
9 1/4% Senior Subordinated Notes due 2008......................................      20,813       10,407
Other borrowing costs..........................................................         638          188
Amortization of deferred financing costs.......................................       1,500          750
                                                                                 -----------  -----------
                                                                                  $  39,839    $  19,779
                                                                                 -----------  -----------
                                                                                 -----------  -----------

   Interest expense on the Revolving Credit Facility includes the unused facility fee (0.375%) of $468 and $234 in fiscal 1997 and fiscal 1998 six months, respectively.

   Interest rates with respect to borrowings under the Revolving Credit Facility and the Term Loan Facility are variable. A 25-basis point increase in interest rates on borrowings under the Revolving Credit Facility and the Term Loan Facility would increase pro forma interest expense by $500 annually.

(h) To eliminate certain United States Federal and state income taxes. Following the Acquisition, a significant portion of the Company's business will be operated as a United States limited liability company, whereby the limited liability company will not itself be subject to income tax, the taxable income of the limited liability company in the United States will be allocated to the equity holders of Holdings and such equity holders will be responsible for income taxes on such taxable income. The Company expects to make distributions in the form of dividends to equity holders of Holdings to enable them to meet their tax obligations with respect to income allocated to them by the Company. Foreign and domestic taxes payable on taxable income generated by the Company's foreign subsidiaries and its truck-mounted crane business will continue to be the responsibility of the Company. The pro forma adjustment does not reflect income tax planning techniques which may be implemented to reduce such foreign and domestic taxes.

(i) EBITDA represents operating profit plus (i) depreciation and amortization (exclusive of depreciation on equipment held for rent) ($17,616 in fiscal 1997 and $9,023 in the fiscal 1998 six months), (ii) restructuring charges, principally related to redundancy costs of facility reorganization ($1,960 in fiscal 1997), (iii) business process reengineering and training costs associated with installation of the Company's new management information system ($1,283 in fiscal 1997, and $142 in the fiscal 1998 six months) and
    (iv) an adjustment to eliminate the effect of units sold with residual value guarantees which have been accounted for as operating leases and recognize the gross profit on such units in the period in which such units were shipped ($2,555 in fiscal 1997 and $870 in the fiscal 1998 six months). While EBITDA should not be construed as a substitute for operating profit or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with GAAP, it is included herein to provide additional information with respect to the ability of the Company to meet its future debt service, capital expenditure and working capital requirements. In addition, the Company believes that certain investors find EBITDA to be a useful tool for measuring the ability of

                              GROVE WORLDWIDE LLC

                                 (IN THOUSANDS)

    the Company to service its debt. EBITDA is not necessarily a measure of the Company's ability to fund its cash needs.

(j) Cash interest expense represents total interest expense less amortization of deferred financing costs.

(k) Earnings used in computing the ratio of earnings to fixed charges consists of earnings before provisions for income taxes plus fixed charges. Fixed charges are defined as interest expense, which includes the amortization of deferred financing costs, and that portion of rental expense representative of interest (deemed to be one-third of rental expense). Earnings before fixed charges were insufficient to cover fixed charges by $4,825 in the fiscal 1998 six months. Earnings for the fiscal 1998 six months included non-cash charges of $9,023.

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Auditors.............................................................................        F-2

Report of Independent Accountants..........................................................................        F-3

Combined Balance Sheets as of September 28, 1996 and September 27, 1997....................................        F-4

Combined Statements of Operations for the years ended September 30, 1995, September 28, 1996 and September
  27, 1997.................................................................................................        F-5

Combined Statements of Changes in Invested Capital for the years ended September 30, 1995, September 28,
  1996 and September 27, 1997..............................................................................        F-6

Combined Statements of Cash Flows for the years ended September 30, 1995, September 28, 1996 and September
  27, 1997.................................................................................................        F-7

Notes to Combined Financial Statements.....................................................................        F-8

Unaudited Condensed Combined Balance Sheet as of March 28, 1998............................................       F-32

Unaudited Condensed Combined Statements of Operations for the six months ended March 27, 1997 and March 28,
  1998.....................................................................................................       F-33

Unaudited Condensed Combined Statement of Changes in Invested Capital for the six months ended March 28,
  1998.....................................................................................................       F-34

Unaudited Condensed Combined Statements of Cash Flows for the six months ended March 27, 1997 and March 28,
  1998.....................................................................................................       F-35

Notes to Unaudited Condensed Combined Financial Statements.................................................       F-36

                         REPORT OF INDEPENDENT AUDITORS

The Shareholder of

 The Grove Companies

    We have audited the accompanying combined balance sheets as of September 27, 1997 and September 28, 1996 of the Grove Companies (as listed in Note 1), and the related combined statements of income, changes in invested capital, and cash flows for each of the two years in the period ended September 27, 1997. Our audits also included the financial statements schedule listed in the Index at
Item 21(b). These financial statements and schedules are the responsibility of the Companies' management. Our responsibility is to express an opinion on the financial statements and schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at September 27, 1997 and September 28, 1996, of the Grove Companies, and the combined results of their operations and their cash flows for each of the two years in the period ended September 27, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basis financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

December 15, 1997

except for Note 19, as to which the date is

April 29, 1998

Baltimore, Maryland

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of

 The Grove Companies

    In our opinion, the combined statements of operations, of cash flows and of changes in invested capital for the year ended September 30, 1995 present fairly, in all material respects, the results of operations and cash flows of The Grove Companies for the year ended September 30, 1995, in conformity with generally accepted accounting principles. Our audit also included the financial statement schedule listed in the Index as Item 21(b). These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the combined statements of The Grove Companies for any period subsequent to September 30, 1995.

                                          PRICE WATERHOUSE LLP

December 15, 1997

Florham Park, NJ

                              THE GROVE COMPANIES

                            COMBINED BALANCE SHEETS

                AS OF SEPTEMBER 28, 1996 AND SEPTEMBER 27, 1997

                                 (IN THOUSANDS)

                                                                                               1996        1997
                                                                                            ----------  ----------
ASSETS
Current assets:
    Cash and cash equivalents.............................................................  $    8,184  $    5,024
    Trade receivables (net)...............................................................     121,044     149,164
    Notes receivable......................................................................      --          68,450
    Inventories...........................................................................     222,542     215,332
    Other current assets..................................................................       6,680       7,633
    Deferred tax assets...................................................................      --          14,936
                                                                                            ----------  ----------
        Total current assets..............................................................     358,450     460,539
Property, plant, and equipment (net)......................................................     101,176     147,588
Goodwill..................................................................................     264,844     254,728
Deferred tax assets.......................................................................      --          11,415
Other non-current assets..................................................................       5,688       7,226
                                                                                            ----------  ----------
        Total assets......................................................................  $  730,158  $  881,496
                                                                                            ----------  ----------
                                                                                            ----------  ----------

LIABILITIES AND INVESTED CAPITAL
Current liabilities:
    Trade accounts payable................................................................  $   70,779  $   70,327
    Short-term borrowings.................................................................       7,443       7,265
    Income taxes payable..................................................................      --           4,622
    Deferred tax liability................................................................       4,828      --
    Other payables and accrued liabilities................................................      90,206      86,112
                                                                                            ----------  ----------
        Total current liabilities.........................................................     173,256     168,326
Non-current liabilities:
    Deferred tax liability................................................................       4,047      --
    Deferred revenue......................................................................      21,154      46,509
    Other non-current liabilities.........................................................      29,147      38,169
                                                                                            ----------  ----------
        Total liabilities.................................................................     227,604     253,004
Total invested capital....................................................................     502,554     628,492
                                                                                            ----------  ----------
        Total liabilities and invested capital............................................  $  730,158  $  881,496
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                  See notes to combined financial statements.

                              THE GROVE COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS

                    FOR THE YEARS ENDED SEPTEMBER 30, 1995,
                   SEPTEMBER 28, 1996, AND SEPTEMBER 27, 1997

                                 (IN THOUSANDS)

                                                                                   FISCAL YEAR ENDED
                                                                      -------------------------------------------
                                                                      SEPTEMBER 30,  SEPTEMBER 28,  SEPTEMBER 27,
                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
Net sales...........................................................   $   503,815    $   794,209    $   856,812
Cost of goods sold..................................................       377,226        609,130        653,539
                                                                      -------------  -------------  -------------
    Gross profit....................................................       126,589        185,079        203,273
Selling, engineering, general, and administrative expenses..........        84,826        128,804        131,246
Management fees.....................................................         3,390          5,655          2,176
Restructuring charges...............................................       --             --               1,960
                                                                      -------------  -------------  -------------
    Operating profit................................................        38,373         50,620         67,891
Net interest (expense) income, net of interest income of $302, $535,
  and $2,085 respectively...........................................        (2,312)        (2,791)            43
Other (expense) income, net.........................................          (279)          (193)           535
                                                                      -------------  -------------  -------------
    Income before income taxes......................................        35,782         47,636         68,469
Income taxes........................................................        19,013         22,188         26,249
                                                                      -------------  -------------  -------------
    Net income......................................................   $    16,769    $    25,448    $    42,220
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                  See notes to combined financial statements.

                              THE GROVE COMPANIES

               COMBINED STATEMENTS OF CHANGES IN INVESTED CAPITAL

                    FOR THE YEARS ENDED SEPTEMBER 30, 1995,
                   SEPTEMBER 28, 1996, AND SEPTEMBER 27, 1997

                                 (IN THOUSANDS)

                                                                                MINIMUM
                                                                                PENSION                   TOTAL
                                                                   INVESTED    LIABILITY   TRANSLATION   INVESTED
                                                                   CAPITAL    ADJUSTMENT   ADJUSTMENT    CAPITAL
                                                                  ----------  -----------  -----------  ----------
Balance at October 1, 1994......................................  $  420,401   $    (975)   $ (19,664)  $  399,762
  Net income....................................................      16,769      --           --           16,769
  Dividend paid to parent.......................................     (11,097)     --           --          (11,097)
  Net transactions with affiliates..............................      61,825      --           --           61,825
  Change in minimum pension liability...........................      --          (1,102)      --           (1,102)
  Change in foreign currency translation........................      --          --            1,149        1,149
                                                                  ----------  -----------  -----------  ----------

Balance at September 30, 1995...................................     487,898      (2,077)     (18,515)     467,306
  Net income....................................................      25,448      --           --           25,448
  Dividend paid to parent.......................................     (30,057)     --           --          (30,057)
  Net transactions with affiliates..............................      42,394      --           --           42,394
  Change in minimum pension liability...........................      --            (162)      --             (162)
  Change in foreign currency translation........................      --          --           (2,375)      (2,375)
                                                                  ----------  -----------  -----------  ----------

Balance at September 28, 1996...................................     525,683      (2,239)     (20,890)     502,554
  Net income....................................................      42,220      --           --           42,220
  Net transactions with affiliates..............................      88,524      --           --           88,524
  Change in minimum pension liability...........................      --             601       --              601
  Change in foreign currency translation........................      --          --           (5,407)      (5,407)
                                                                  ----------  -----------  -----------  ----------
Balance at September 27, 1997...................................  $  656,427   $  (1,638)   $ (26,297)  $  628,492
                                                                  ----------  -----------  -----------  ----------
                                                                  ----------  -----------  -----------  ----------

                  See notes to combined financial statements.

                              THE GROVE COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                    FOR THE YEARS ENDED SEPTEMBER 30, 1995,
                   SEPTEMBER 28, 1996, AND SEPTEMBER 27, 1997

                                 (IN THOUSANDS)

                                                                                   FISCAL YEAR ENDED
                                                                      -------------------------------------------
                                                                      SEPTEMBER 30,  SEPTEMBER 28,  SEPTEMBER 27,
                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
OPERATING ACTIVITIES
  Net income........................................................   $    16,769    $    25,448    $    42,220
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...................................        13,765         17,313         17,985
    Depreciation of equipment held for rent.........................           196          3,805          8,352
    (Gain)/loss on sale of fixed assets.............................        (1,297)             5           (600)
    Deferred tax expense............................................           183            126          1,969
    Changes in operating assets and liabilities:
      Trade receivables (net).......................................       (13,241)       (48,405)       (23,266)
      Notes receivable..............................................       --             --             (68,450)
      Inventories...................................................       (33,766)       (27,528)          (162)
      Trade accounts payable........................................        (1,022)        21,559            564
      Other assets and liabilities (net)............................        25,366         17,503         33,383
                                                                      -------------  -------------  -------------
Net cash provided by operating activities...........................         6,953          9,826         11,995
                                                                      -------------  -------------  -------------

INVESTING ACTIVITIES
  Capital expenditures..............................................        (7,385)       (19,443)       (32,491)
  Investment in equipment held for rent.............................          (552)       (22,527)       (37,904)
  Proceeds from sales of property, plant, and equipment.............         1,733            432          1,603
  Acquisition of businesses.........................................       (40,370)        (3,703)       --
                                                                      -------------  -------------  -------------
  Net cash used in investing activities.............................       (46,574)       (45,241)       (68,792)
                                                                      -------------  -------------  -------------

FINANCING ACTIVITIES
  Net proceeds from short-term borrowings...........................          (127)         7,443            204
  Net amounts received from parent..................................        61,825         48,366         54,145
  Cash dividends paid to parent.....................................       (11,097)       (30,057)       --
                                                                      -------------  -------------  -------------
  Net cash provided by financing activities.........................        50,601         25,752         54,349
                                                                      -------------  -------------  -------------
  Effect of exchange rate changes on cash...........................           570           (838)          (712)
                                                                      -------------  -------------  -------------
  Net increase (decrease) in cash and cash equivalents..............        11,550        (10,501)        (3,160)
  Cash and cash equivalents at beginning of year....................         7,135         18,685          8,184
                                                                      -------------  -------------  -------------
  Cash and cash equivalents at end of year..........................   $    18,685    $     8,184    $     5,024
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                  See notes to combined financial statements.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

    The Grove Companies (the "Company") and the accompanying combined financial statements consist of the combined operations and substantially all of the assets and liabilities of Kidde Industries, Inc. and the following legal entities: Grove Europe Ltd., Crane Holding Inc., Deutsche Grove GmbH, and Grove Manlift Pty. Ltd. All of the Grove Companies are either directly or indirectly wholly owned by Hanson PLC, a United Kingdom company.

    All significant intercompany transactions have been eliminated in the accompanying combined financial statements.

DESCRIPTION OF BUSINESS

    The Company is primarily engaged in the design, production, sale, and after-sale support of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. The Company's manufacturing plants and primary related facilities are located in: Shady Grove and Chambersburg, Pennsylvania and Waverly, Nebraska, United States; Sunderland, United Kingdom; Wilhelmshaven and Langenfeld, Germany; and Tonneins and Cergy, France. The majority of the Company's sales are to independent distributors, rental companies, and end users which serve the heavy industrial and construction industries in the United States and Europe.

FOREIGN CURRENCY TRANSLATION

    The financial statements of subsidiaries located outside the United States are measured using the local currency as the functional currency. Assets, including goodwill, and liabilities are translated at the rates of exchange at the balance sheet date. The resulting translation gains and losses are included as a separate component of invested capital. Income and expense items are translated at average monthly rates of exchange. Gains and losses from foreign currency transactions of these subsidiaries are included in net income.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company defines cash equivalents as highly liquid investments with a maturity of less than three months when purchased.

TRADE RECEIVABLES

    Trade receivables are net of allowance for doubtful accounts of $2,553 and $2,717 as of September 28, 1996 and September 27, 1997, respectively.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories are valued at the lower of cost or market, as determined primarily under the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant, and equipment are stated at cost. Maintenance and repairs are charged to operations when incurred, while expenditures having the effect of extending the useful life of an asset are capitalized. Depreciation is computed primarily using the straight-line method for financial reporting purposes. The depreciation periods for these assets are as follows:

Land improvements...............................................  3-20 years
                                                                  10-50
Buildings and improvements......................................  years
Machinery and equipment.........................................  3-12 years
Equipment held for rent.........................................  Lease term
Furniture and fixtures..........................................  3-10 years

GOODWILL

    The excess of the purchase price of the Company and its subsidiaries over the fair value of the net assets acquired was recorded as goodwill. Amortization expense is recorded on the straight-line method over periods of up to 40 years.

IMPAIRMENT OF LONG-LIVED ASSETS

    In accordance with FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Company records impairment losses on long-lived assets when events and circumstances indicate that the assets might be impaired. No such losses have been recorded in the accompanying financial statements.

POSTRETIREMENT BENEFITS

    The Company has several defined benefit pension plans covering substantially all of its employees. Plans covering salaried employees provide pension benefits that are based on the participant's final average salary and credited service. Plans covering hourly employees provide benefits based on the participant's career earnings and service with the Company. The Company's funding policy for all plans is to make the minimum annual contributions required by applicable regulations, plus such additional amounts as the Company may determine to be appropriate from time to time. Prior service costs and unrecognized gains or losses in excess of the corridor for defined benefit plans are generally amortized on the straight-line method over the estimated remaining service periods of participants.

    Certain employees of the Company are covered by defined contribution plans. The Company's contributions to the plans are based on percentage of employee compensation or employee contributions. The plans are funded on a current basis.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In addition to pension benefits, the Company provides certain postretirement medical, and prescription drug benefits, principally to certain former United States employees. These plans are unfunded. Retirees in other countries are generally covered by government-sponsored programs.

DERIVATIVE FINANCIAL INSTRUMENTS

    Derivative financial instruments are utilized by the Company to reduce foreign currency exchange risks and consist primarily of forward contracts. The Company does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign currency transaction hedges are recognized in income and offset the foreign exchange gains and losses of the underlying transactions. Gains and losses on foreign currency firm commitment hedges and hedges of forecasted transactions are deferred and included in the basis of the transactions underlying the commitments. If and when the forecasted transactions are no longer likely to occur, the derivative financial instruments are marked-to-market and recognized through the income statement.

REVENUE RECOGNITION

    Revenue is generally recognized as products are shipped to customers. However, for certain transactions, the Company provides guarantees of the residual value of the equipment to third party leasing companies. Such guarantees generally take the form of end-of-term residual value guarantees or reducing residual value guarantees. Reducing residual value guarantees represent guarantees of residual value that decline with the passage of time. End-of-term guarantees and reducing residual value guarantees are generally over periods of five years. The Company records these transactions in accordance with the lease principles established by FASB Statement No. 13. If the transaction qualifies as an operating lease, the Company records deferred revenue for the amount of the net proceeds received upon the equipment's initial transfer to the customer. The liability is then subsequently reduced on a pro rata basis over the period to the first exercise date of the guarantee, to the amount of the guaranteed residual value at that date, with corresponding credits to revenue in the Company's income statement. Any further reduction in the guaranteed residual value resulting from the purchaser's decision to continue to use the equipment is recognized in a similar manner. Depreciation of equipment held for rent is recognized in a similar manner over the term of the lease agreement. As of September 28, 1996 and September 27, 1997, the amount of deferred revenue relating to transactions involving residual value guarantees which is included in other current or noncurrent liabilities was $24,179 and $53,150, respectively.

PRODUCT WARRANTIES

    Product warranty expenses are provided for estimated normal warranty costs at the time of sale. Additional warranty expense is provided for specific performance issues when identified. Estimated obligations beyond one year are classified as other non-current liabilities.

RESEARCH AND DEVELOPMENT

    Research and development expenditures are charged to operations as incurred. Research and development costs were $9,337, $14,976, and $15,427 for the years ended September 30, 1995, September 28, 1996, and September 27, 1997, respectively.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ADVERTISING

    All costs associated with advertising and promoting products are expensed when incurred. Advertising expense amounted to $3,952, $3,887, and $4,802 for the years ended September 30, 1995, September 28, 1996, and September 27, 1997, respectively.

STOCK-BASED COMPENSATION

    The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based compensation arrangements.

ADOPTION OF NEW ACCOUNTING STANDARDS

    In October 1996, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position
(SOP) 96-1, "Environmental Remediation Liabilities." The SOP provides authoritative guidance on the recognition, measurement, display, and disclosure of environmental liabilities.

    The SOP provides benchmarks that should be considered when evaluating the probability that a loss has been incurred and the extent to which the amount of any loss is reasonably estimable at each benchmark. The effect of adopting the SOP will be recognized in operating income as a change in estimate in fiscal year 1998. Management does not believe that the adoption of this SOP will have a material effect on the Company's financial position or on its results of operations.

    In 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Statement requires that public business enterprises disclose information about their products and services, operating segments, the geographic areas in which they operate, and their major customers. Management will adopt the provisions of this standard in fiscal year 1999.

2. ACQUISITIONS

    On August 30, 1995, the Company acquired certain assets and liabilities of Krupp Mobilkrane GmbH and affiliates of the Fried.Krupp AG Hoesch-Krupp's ("Krupp") mobile hydraulic crane business, for approximately $40,370. The acquisition was accounted for under the purchase method. The purchase price was allocated based on the fair values of the assets and liabilities acquired, with the excess allocated to goodwill. In connection with the acquisition, the Company recognized $10,454 in goodwill which is being amortized on the straight-line basis over a period of 15 years. Results of the Company's operations from the date of acquisition, including the amortization of goodwill, have been reflected in the statement of operations.

    Pro forma unaudited combined operating results of the Company for the year ended September 30, 1995, assuming that the acquisition had been made as of October 2, 1994 are summarized below:

Net sales.........................................................  $ 639,203
Operating profit..................................................  $  38,210
Net income........................................................  $  15,799

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

2. ACQUISITIONS (CONTINUED)
    These pro forma results have been prepared for comparative purposes only and include certain adjustments, including the recognition of additional amortization expense as a result of goodwill. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on October 2, 1994 or of future results of operations of the combined entities.

    A summary of the fair value of assets acquired and liabilities assumed as of August 30, 1995 are as follows:

Inventories........................................................  $  58,492
Property, plant, and equipment.....................................     14,203
Goodwill...........................................................     10,454
Other non-current assets...........................................      1,571
                                                                     ---------
  Total assets.....................................................     84,720
                                                                     ---------
                                                                     ---------
Trade accounts payable.............................................     10,535
Other payables and accrued liabilities.............................     33,410
Other non-current liabilities......................................        405
                                                                     ---------
  Total liabilities................................................     44,350
                                                                     ---------
  Total cash paid..................................................  $  40,370
                                                                     ---------
                                                                     ---------

    In 1996, the Company acquired the operations of Delta Manlift SAS for a purchase price of $3,703. The acquisition was accounted for under the purchase method and is not significant to the Company's operations.

3. RESTRUCTURING

    In 1996, the Company restructured certain operations obtained in the acquisition of Krupp's mobile hydraulic crane business and recorded a purchase accounting reserve (and increase to goodwill) of $1,642.

    In 1997, the Company recorded a restructuring charge of approximately $1,960 related to the gradual phase-out of crane production at its Sunderland, United Kingdom location.

4. INVENTORY

    The components of inventory are as follows as of September 28, 1996 and September 27, 1997:

                                                                           1996        1997
                                                                        ----------  ----------
Raw materials and supplies............................................  $   58,749  $   76,573
Work in process.......................................................      88,005      78,993
Finished goods........................................................      75,788      59,766
                                                                        ----------  ----------
                                                                        $  222,542  $  215,332
                                                                        ----------  ----------
                                                                        ----------  ----------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

5. PROPERTY, PLANT AND EQUIPMENT

    The components of property, plant and equipment are as follows as of September 28, 1996 and September 27, 1997:

                                                                           1996        1997
                                                                        ----------  ----------
Land and improvements.................................................  $   12,789  $   12,765
Buildings and improvements............................................      60,348      63,052
Machinery and equipment...............................................      62,904      71,864
Equipment held for rent...............................................      24,845      58,455
Furniture and fixtures................................................      15,845      17,016
Construction in progress..............................................       7,090      20,329
                                                                        ----------  ----------
                                                                           183,821     243,481
Less accumulated depreciation and amortization........................     (82,645)    (95,893)
                                                                        ----------  ----------
                                                                        $  101,176  $  147,588
                                                                        ----------  ----------
                                                                        ----------  ----------

    Depreciation expense for the years ended September 30, 1995, September 28, 1996, and September 27, 1997 was $5,898, $11,933 and $17,295, respectively.
Gains and losses on the sale of fixed assets are included in other (expense) income.

    Construction in progress consists primarily of costs related to the Company's installation of new manufacturing and administrative systems, including computer hardware and software components. The project is expected to be completed during the latter part of fiscal year 1998. As of September 28, 1996 and September 27, 1997, total capitalized costs related to this project were approximately $4,286 and $18,328, respectively. Project costs related to reengineering, training of personnel, and the current and future operational state assessments have been expensed as incurred.

6. GOODWILL

    Goodwill consists of the following as of September 28, 1996 and September 27, 1997:

                                                                           1996        1997
                                                                        ----------  ----------
Goodwill..............................................................  $  338,505  $  337,443
Accumulated amortization..............................................     (73,661)    (82,715)
                                                                        ----------  ----------
                                                                        $  264,844  $  254,728
                                                                        ----------  ----------
                                                                        ----------  ----------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

7. SHORT-TERM BORROWINGS AND LINES OF CREDIT

    The Company's European operations maintain credit facilities. As of September 27, 1997, the Company had $14,998 of credit facilities available for discounting certain accounts receivable. As of September 28, 1996 and September 27, 1997, $7,443 and $7,265 were drawn against these facilities. The interest rate charged on the outstanding borrowings was 3.25% and 3.0% at September 28, 1996 and September 27, 1997, respectively. As of September 27, 1997, the Company also had available revolving lines-of-credit in the amount of $14,072. These arrangements do not have termination dates and are reviewed periodically. No material commitment fees are required to be paid on the undrawn portion of the credit facilities and the revolving lines of credit.

8. OTHER PAYABLES AND ACCRUED LIABILITIES

    The components of other payables and accrued liabilities are as follows as of September 28, 1996 and September 27, 1997:

                                                                            1996       1997
                                                                          ---------  ---------
Salaries and wages......................................................  $  18,639  $  21,036
Employee benefits.......................................................      8,511      8,603
Accrued warranty........................................................     23,940     18,044
Deferred revenue associated with equipment held for rent................      3,025      6,641
Product, workers' compensation and general liability....................     12,923     12,757
All other...............................................................     23,168     19,031
                                                                          ---------  ---------
                                                                          $  90,206  $  86,112
                                                                          ---------  ---------
                                                                          ---------  ---------

    All other consists primarily of accruals for advertising, commissions, and accruals for inventory receipts.

9. CREDIT AND FOREIGN EXCHANGE RISK

    Trade receivables subject the Company to concentration of credit risk, because they are concentrated in distributors and rental companies which serve the heavy industrial and construction industries, which are subject to business cycle variations. For the fiscal years ended September 30, 1995, September 28, 1996 and September 27, 1997, approximately 20%, 20% and 19%, respectively, of revenues were generated from six major customers, with no one customer accounting for more than 5% of total revenue. Approximately 15% and 31% of the outstanding trade and notes receivable balance as of September 28, 1996 and September 27, 1997, respectively, were due from these customers. This risk is managed by the periodic evaluation of customers' financial condition.

    The Company generally offers terms of up to 30 days to its customers and generally obtains a security interest in the underlying machinery sold. In the year ended September 27, 1997, the Company offered a special financing program primarily to its U.S. distributors which provides credit terms of periods up to 360 days in exchange for an interest-bearing note. The Company generally retains a security interest in the machinery sold.

    Through its foreign currency hedging activities, the Company seeks to minimize the risk that cash flows resulting from the sales of products manufactured in a currency different from that of the selling

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

9. CREDIT AND FOREIGN EXCHANGE RISK (CONTINUED) company will be affected by changes in exchange rates. Management responds to foreign exchange movements through various means, such as pricing actions, changes in cost structure, and changes in hedging strategies.

    The Company may hedge its foreign currency transactions and firm sales commitment exposures, based on management's judgment, through forward exchange contracts. These forward exchange contracts are purchased from local banks or from the Company's parent, Hanson PLC. Some of the contracts involve the exchange of two foreign currencies according to the local needs of the companies.

    The following table summarizes the contractual amounts of the Company's forward exchange contracts as of September 28, 1996 and September 27, 1997, including details by major currency as of September 27, 1997. Foreign currency amounts were translated at the current rate as of the reporting date. The "sell" amounts represent the U.S. dollar equivalent of commitments to sell foreign currencies, and the "buy" amounts represent the U.S. dollar equivalent of commitments to purchase foreign currencies.

                                                                            BUY        SELL
                                                                         ---------  ----------
As of September 28, 1996...............................................  $  48,856  $  (49,145)
                                                                         ---------  ----------
                                                                         ---------  ----------
As of September 27, 1997:
United States Dollars..................................................  $   2,098  $   (6,880)
Japanese Yen...........................................................     --            (208)
German Marks...........................................................     10,651      (1,687)
Pounds Sterling........................................................      7,347      (5,175)
French Francs..........................................................         21      (6,443)
                                                                         ---------  ----------
                                                                         $  20,117  $  (20,393)
                                                                         ---------  ----------
                                                                         ---------  ----------

    The Company's credit exposure on its foreign currency derivatives was $352 and $259 as of September 28, 1996 and September 27, 1997, respectively, including $17 and $38, respectively with Hanson PLC. Gross deferred realized gains and losses on firm commitments and anticipated transactions were not significant as of September 28, 1996 and September 27, 1997. Substantially all of the amounts deferred at September 27, 1997 are expected to be recognized in income during fiscal year 1998, when the gains or losses on the underlying transactions will also be recognized.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts.

    The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

        Cash, trade receivables, notes receivable, trade accounts payable and short-term borrowings: The amounts reported in the combined balance sheets approximate fair value.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

10. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
        Foreign currency contracts: The fair value of forward exchange contracts is estimated using prices established by financial institutions for comparable instruments. As of September 28, 1996 and September 27, 1997, the carrying amounts of forward currency contracts reported in the balance sheets were in a net liability of $225 and $276, respectively. The fair value of the forward contracts approximated the carrying amounts as of September 28, 1996 and September 27, 1997.

11. INCOME TAXES

    For the period presented, federal and state income taxes are provided as if the Company filed its own separate income tax returns. The Company files its foreign income tax returns separately for each subsidiary. In the U.S., certain of the Company's operations were included in a U.S. consolidated return with other Hanson PLC affiliates until the demerger of Millennium Chemicals Inc. ("Millennium"). As a result of transactions consummated pursuant to the demerger, the U.S. operations now file separate U.S. federal and state income tax returns. The Company is charged for its share of taxes by Hanson PLC. These charges are reflected in invested capital. In 1995 and 1996, Hanson PLC did not charge the Company for its share of federal taxes.

    The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    Income (losses) from continuing operations before income taxes were as follows for the fiscal years ended September 30, 1995, September 28, 1996 and September 27, 1997:

                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
United States................................................  $  39,979  $  47,535  $  66,721
Other Countries..............................................     (4,197)       101      1,748
                                                               ---------  ---------  ---------
                                                               $  35,782  $  47,636  $  68,469
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The provision for income taxes is comprised of the following for the fiscal years ended September 30, 1995, September 28, 1996 and September 27, 1997:

                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
Current:
  United States..............................................  $  18,979  $  21,623  $  23,979
  Other Countries............................................       (149)       439        301
                                                               ---------  ---------  ---------
                                                                  18,830     22,062     24,280
                                                               ---------  ---------  ---------
Deferred:
  United States..............................................        183        126      1,969
  Other Countries............................................     --         --         --
                                                               ---------  ---------  ---------
                                                                     183        126      1,969
                                                               ---------  ---------  ---------
                                                               $  19,013  $  22,188  $  26,249
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

11. INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax liabilities and assets are as follows as of September 28, 1996 and September 27, 1997:

                                                                             1996       1997
                                                                           ---------  ---------
Deferred tax liabilities:
  Intercompany basis differences.........................................  $  (7,557) $  (7,557)
  Fixed assets...........................................................     (7,492)    --
  Other..................................................................     (6,423)      (122)
                                                                           ---------  ---------
    Total deferred tax liabilities.......................................    (21,472)    (7,679)
                                                                           ---------  ---------
Deferred tax assets:
  Fixed assets...........................................................     --          6,977
  Tax-deductible goodwill................................................     --          5,074
  Inventory differences..................................................     --          1,881
  Accrued expenses.......................................................      1,114     12,221
  Foreign net operating losses and AMT credits...........................      6,957      6,323
  Other..................................................................     11,483      7,877
                                                                           ---------  ---------
  Total deferred tax assets..............................................     19,554     40,353
                                                                           ---------  ---------
  Valuation allowance....................................................     (6,957)    (6,323)
                                                                           ---------  ---------
Net deferred tax assets (liabilities)....................................  $  (8,875) $  26,351
                                                                           ---------  ---------
                                                                           ---------  ---------

    As stated above, the Company's ultimate parent, Hanson PLC, demerged several of their businesses. In connection with the Millennium demerger, one of the Company's U.S. subsidiaries as well as the Company's German subsidiaries were owned by Millennium Chemicals Inc. from September 29, 1996 to October 6, 1996. On October 6, 1996, these subsidiaries were reacquired by Hanson PLC, which resulted in a new tax basis in certain assets and liabilities. The impact of this "step-up" in basis, generated additional deferred tax assets, of which $37,195 has been recorded as a component of invested capital. The combined financial statements reflect the results of operations of these entities for the full year.

    Tax carryforwards at September 28, 1996 and September 27, 1997 consist of alternative minimum tax credit carryforwards of $700 which do not expire, and other foreign net operating loss carryforwards of $17,878 and $16,066, which do not expire.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

11. INCOME TAXES (CONTINUED)
    The reasons for the differences between applicable income taxes and the amount computed by applying the statutory federal income tax rate of 35% to income before taxes were as follows for the fiscal years ended September 30, 1995, September 28, 1996 and September 27, 1997:

                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
Applicable income taxes based on federal statutory tax
  rate.......................................................  $  12,524  $  16,673  $  23,964
State taxes, net of federal tax benefit......................      1,879      1,130      2,520
Goodwill amortization........................................      2,822      2,955        333
Foreign operating loss benefits not previously recognized....       (229)    (1,020)    (1,409)
Foreign operating loss valuation allowances..................      1,915      2,182      1,405
Other........................................................        102        268       (564)
                                                               ---------  ---------  ---------
                                                               $  19,013  $  22,188  $  26,249
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The Company does not provide for income taxes on the undistributed earnings of a subsidiary not consolidated for U.S. federal income tax purposes since it intends to retain these earnings in the business. The additional taxes payable if these earnings were distributed would principally represent the difference between applicable U.S. income tax rates and credits allowed for taxes previously paid by such subsidiary.

12. EMPLOYEE BENEFIT PLANS

    The Company has several defined benefit pension plans covering substantially all of its employees. Plans covering salaried employees provide pension benefits that are based on the participant's final average salary and credited service. Plans covering hourly employees provide benefits based on the participant's career earnings and service with the Company. The Company's funding policy for all plans is to make the minimum annual contributions required by applicable regulations, plus such additional amounts as the Company may determine to be appropriate from time to time.

    The components of the net periodic pension costs for all U.S. defined benefit plans for the fiscal years ended September 30, 1995, September 28, 1996, and September 27, 1997 are summarized below:

                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Service cost..................................................  $   1,480  $   1,787  $   2,172
Interest cost.................................................      2,149      2,482      3,128
Actual return on assets.......................................     (1,773)    (1,895)    (2,748)
Net amortization and deferral.................................        122        341        539
                                                                ---------  ---------  ---------
Net periodic pension costs....................................  $   1,978  $   2,715  $   3,091
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The following tables set forth the U.S. plans' funded status at September 28, 1996 and September 27, 1997:

                                                                                        PLANS WHOSE   PLANS WHOSE
                                                                                           ASSETS     ACCUMULATED
                                                                                           EXCEED       BENEFITS
                                                                                        ACCUMULATED      EXCEED
                                                                                          BENEFITS       ASSETS
                                                                                        ------------  ------------
As of September 28, 1996
  Projected benefit obligation for service rendered to date...........................   $  (25,587)   $  (14,179)
  Plan assets at fair value, primarily marketable securities..........................       17,436        11,889
                                                                                        ------------  ------------
  Underfunded projected benefit obligation............................................       (8,151)       (2,290)
  Unrecognized net loss...............................................................        3,764         3,445
  Unrecognized prior service cost.....................................................          835         3,491
  Adjustment to recognize the required minimum pension liability......................       --            (6,936)
                                                                                        ------------  ------------
  Pension liability recognized in the balance sheets..................................   $   (3,552)   $   (2,290)
Actuarial present value of accumulated benefit obligation, including vested benefits
  of $15,380 and $14,088, respectively................................................   $   15,565    $   14,179
                                                                                        ------------  ------------
                                                                                        ------------  ------------
As of September 27, 1997
  Projected benefit obligation for service rendered to date...........................   $  (29,550)   $  (17,259)
  Plan assets at fair value, primarily marketable securities..........................       22,519        15,523
                                                                                        ------------  ------------
  Underfunded projected benefit obligation............................................       (7,031)       (1,736)
  Unrecognized net loss...............................................................          933         2,520
  Unrecognized prior service cost.....................................................        3,128         4,312
  Adjustment to recognize the required minimum pension liability......................       --            (6,832)
                                                                                        ------------  ------------
  Pension liability recognized in the balance sheets..................................   $   (2,970)   $   (1,736)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Actuarial present value of accumulated benefit obligation, including vested benefits
    of $18,574 and $16,776, respectively..............................................   $   18,859    $   17,259
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The weighted average discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation shown in the above domestic plan tables were 7.5% and 4.25%, respectively, for all periods presented above. The expected return on plan assets was 9.0% for all periods presented above.

    The plans' assets relating to the domestic plans are included in the HM Holdings Master Trust (the "Trust"). The Trust invests principally in listed stocks and bonds, including common stock of Hanson PLC which, at market values, comprised 2.1% of the Trust's assets at September 28, 1996. These assets were subsequently transferred to the Hanson North America Inc. Master Trust effective November 1, 1996.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The components of the net periodic pension costs for all foreign defined benefit plans for the years ended September 30, 1995, September 28, 1996, and September 27, 1997 are summarized below:

                                                                  1995       1996       1997
                                                                ---------  ---------  ---------
Service cost..................................................  $   1,216  $   1,804  $   1,978
Interest cost.................................................      1,108      1,481      1,782
Actual return on assets.......................................     (1,870)    (2,176)    (3,038)
Net amortization and deferral.................................        220         80        802
                                                                ---------  ---------  ---------
Net periodic pension costs....................................  $     674  $   1,189  $   1,524
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    The following table sets forth the foreign plans' unfunded status at September 30, 1996 and September 27, 1997:

                                                                           1996        1997
                                                                        ----------  ----------
Projected benefit obligation for service rendered to date.............  $  (22,093) $  (25,906)
Plan assets at fair value, primarily marketable securities............      15,940      19,911
                                                                        ----------  ----------
Underfunded projected benefit obligation..............................      (6,153)     (5,995)
Unrecognized net loss (gain)..........................................          77        (367)
                                                                        ----------  ----------
Pension liability recognized in the balance sheets....................  $   (6,076) $   (6,362)
                                                                        ----------  ----------
                                                                        ----------  ----------
Actuarial present value of accumulated benefit obligation, including vested benefits of $19,056 and
  $22,792, respectively...............................................  $   19,813  $   23,449
                                                                        ----------  ----------
                                                                        ----------  ----------

    The weighted average discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation shown in the above foreign plan tables were at rates ranging from 6.5% to 8.0% and 6.0%, respectively for all periods presented above. The expected return on plan assets was 9.0% for all periods presented.

    Assets of the foreign defined benefit plans consist principally of investments in equity securities, debt securities, and cash equivalents.

    The Company also has several defined contribution plans covering substantially all of its U.S. employees. Eligible employees may contribute a portion of their base compensation to the plan and their contributions are matched by the Company at rates specified in the plan documents. Contributions by the Company for the years ended September 30, 1995, September 28, 1996 and September 27, 1997 were approximately $1,532, $1,797, and $1,902, respectively.

    In addition to providing pension benefits, the Company provides certain health care and prescription drug benefits to certain retirees. Substantially all of the Company's eligible employees may qualify for benefits if they reach normal retirement age while working for the Company. The Company funds benefits on a pay-as-you-go basis, while retirees pay monthly premiums. These benefits are subject to deductibles, co-payment provisions and other limitations.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. EMPLOYEE BENEFIT PLANS (CONTINUED)

    Net periodic postretirement benefit expense included the following components as of September 30, 1995, September 28, 1996 and September 27, 1997:

                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
Service expense..................................................  $     149  $     797  $     833
Interest expense.................................................        597      1,423      1,464
Net amortization and deferral....................................        305        550        458
                                                                   ---------  ---------  ---------
Net periodic postretirement benefit cost.........................  $   1,051  $   2,770  $   2,755
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The reconciliation of the accumulated postretirement benefit obligation to the liability recognized in the combined balance sheet at September 30, 1996 and 1997 is as follows:

                                                                            1996       1997
                                                                          ---------  ---------
Accumulated postretirement benefit obligation:
  Retirees..............................................................  $   4,822  $   5,542
  Fully eligible active participants....................................      3,796      5,214
  Other active participants.............................................     11,243     14,503
                                                                          ---------  ---------
Total...................................................................     19,861     25,259
Unrecognized prior service (cost) benefit...............................       (251)     3,407
Unrecognized net loss...................................................     (2,720)    (9,807)
                                                                          ---------  ---------
Net postretirement benefit liability recognized in the balance sheets...  $  16,890  $  18,859
                                                                          ---------  ---------
                                                                          ---------  ---------

    The discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for 1996 and 1997. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 9.5% and 9.0% for 1996 and 1997, respectively, with subsequent annual decrements of 0.5% to an ultimate trend rate of 5.5%. A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation by approximately 11.6% and the net postretirement benefit cost by approximately 13.2% as of September 27, 1997.

13. STOCK COMPENSATION PLANS

    The Hanson PLC Long Term Incentive Plan, which became effective January 1, 1997 allocates Hanson PLC stock to eligible management employees based on continued employment and achievement of certain performance objectives. The Company has recorded a provision of $1,378 as an estimate of the value of the shares earned for the nine months ended September 27, 1997.

    In 1993, the Board of Directors of Hanson PLC approved a Stock Option Plan ("the Plan") which authorizes up to 65,530,000 shares of Hanson PLC stock for participants in the Plan, including certain employees of the Company, as well as including employees of other Hanson PLC divisions and subsidiaries. The Plan provides for the granting of options to officers and other key employees at an exercise price not lower than the fair market value of the stock on the date of grant. Under the terms of the plan, the

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

13. STOCK COMPENSATION PLANS (CONTINUED) maximum term for the options granted is ten years with the options vesting ratably over a period of three years. The Plan only permits the issuance of non-qualified options. The following table summarizes the activity related to the Company's participation in the Plan:

                                                                                          STOCK        WEIGHTED
                                                                                         OPTIONS        AVERAGE
                                                                                       OUTSTANDING  EXERCISE PRICE
                                                                                       -----------  ---------------
October 1, 1994......................................................................   1,064,090      $    6.07
Granted..............................................................................     244,447           6.53
Exercised............................................................................     (70,009)          5.55
                                                                                       -----------         -----

September 30, 1995...................................................................   1,238,528           6.20
Granted..............................................................................     162,651           5.49
Exercised............................................................................     (42,882)          4.13
Forfeited............................................................................     (32,498)          6.31
                                                                                       -----------         -----

September 28, 1996...................................................................   1,325,799           6.11
Exercised............................................................................     (24,945)          4.79
Forfeited............................................................................     (83,843)          6.76
                                                                                       -----------         -----

September 27, 1997...................................................................   1,217,011      $    6.29
                                                                                       -----------         -----
                                                                                       -----------         -----

Options exercisable at September 30, 1995............................................     566,159      $    5.25
Options exercisable at September 28, 1996............................................     682,361           5.61
Options exercisable at September 27, 1997............................................     847,545           6.29

    Exercise prices for options outstanding as of September 27, 1997, ranged from $3.79 to $7.76. The following table sets forth certain information with respect to those stock options outstanding at September 27, 1997:

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                                     WEIGHTED          REMAINING
                                                                  STOCK OPTIONS  AVERAGE EXERCISE     CONTRACTUAL
RANGE OF EXERCISE PRICES                                           OUTSTANDING         PRICE             LIFE
----------------------------------------------------------------  -------------  -----------------  ---------------
Under $4.82.....................................................       121,402       $    4.22          0.94 years
4.82 to $6.42...................................................       493,080            5.81          4.77 years
Over $6.42......................................................       602,529            7.10          6.36 years
                                                                  -------------          -----      ---------------
                                                                     1,217,011       $    6.29          5.17 years
                                                                  -------------          -----      ---------------
                                                                  -------------          -----      ---------------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

13. STOCK COMPENSATION PLANS (CONTINUED)
    The following table sets forth certain information with respect to those stock options exercisable at September 27, 1997:

                                                                                                      WEIGHTED
                                                                                   STOCK OPTIONS  AVERAGE EXERCISE
RANGE OF EXERCISE PRICES                                                            EXERCISABLE         PRICE
---------------------------------------------------------------------------------  -------------  -----------------
Under $4.82......................................................................      121,402        $    4.22
$4.82 to $6.42...................................................................      344,781             5.86
Over $6.42.......................................................................      381,362             7.37
                                                                                   -------------          -----
                                                                                       847,545        $    6.29
                                                                                   -------------          -----
                                                                                   -------------          -----

14. TRANSACTIONS WITH RELATED PARTIES

    The common stock reflected in the combined statements of changes in invested capital represent the legal capital of Grove Europe Ltd. The total number of authorized shares is 10,000, of which 5,307 are issued and outstanding for all periods presented. The total amount of invested capital relating to the common stock of Grove Europe Ltd. was $8,976 for all periods presented.

    The Company receives certain services provided by Hanson PLC and its affiliates that include cash management, tax reporting, and risk management and is charged a management fee for such services. The allocation of these management fees was based on percentage of total group sales in 1995 and 1996 and on total group operating profits in 1997. In the opinion of management, these methods of allocation are reasonable.

    The amount of invested capital included in the combined balance sheet represents a net balance as the result of various transactions between the Company and its parent, Hanson PLC. There are no terms of settlement associated with the account balance. Generally, there are no interest charges associated with these balances. The balance is primarily the result of various equity transactions, as well as the Company's participation in the parent's central cash management program, wherein all the Company's cash receipts are remitted to the parent and all cash disbursements are funded by the parent. Other transactions included in invested capital are management fees, taxes, insurance, employee benefits, and miscellaneous other administrative expenses incurred by the parent on behalf of the Company.

    Intercompany interest expense for the fiscal years ended September 30, 1995, September 28, 1996 and September 27, 1997 was $2,553, $2,610, and $1,404,
respectively.

    In 1996, the Company had an arrangement with a Hanson PLC affiliated company, whereby the affiliated company acted as a sales agent on behalf of the Company. The Company recorded commission expense in the amount of $3,209 for the fiscal year ended September 28, 1996.

15. BUSINESS SEGMENT AND GEOGRAPHIC AREAS

    The Company markets to heavy industrial and construction industries, primarily in the United States and Europe through the production and support of mobile hydraulic cranes, aerial work platforms and truck-mounted cranes. For financial reporting purposes, the Company considers the heavy industrial and

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

15. BUSINESS SEGMENT AND GEOGRAPHIC AREAS (CONTINUED) construction industries as one segment. Transfers between geographic areas primarily represent intercompany export sales and are accounted for based on established sales prices between the related companies. In computing income from operations, no allocations of general corporate expenses have been made. Identifiable assets are those assets identified with the operation of legal entities domiciled within the geographic area. General corporate assets were not material at September 30, 1995, September 28, 1996 and September 27, 1997.

    Information relating to operations by geographic area is as follows as of and for the fiscal years ended September 30, 1995, September 28, 1996 and September 27, 1997:

                                                                                            CORPORATE
                                                        UNITED                   OTHER         AND
                                                        STATES      EUROPE     COUNTRIES   ELIMINATIONS   COMBINED
                                                      ----------  ----------  -----------  ------------  ----------
1995
Sales to unaffiliated customers.....................  $  397,095  $  106,720   $  --        $   --       $  503,815
Transfers between geographic areas..................      28,025      10,726      --           (38,751)      --
                                                      ----------  ----------  -----------  ------------  ----------
Net sales...........................................  $  425,120  $  117,446   $  --        $  (38,751)  $  503,815
                                                      ----------  ----------  -----------  ------------  ----------
                                                      ----------  ----------  -----------  ------------  ----------
Operating profit....................................  $   47,267  $   (4,457)  $  --        $   (4,437)  $   38,373
Identifiable assets.................................  $  528,998  $  177,971   $  --        $  (60,706)  $  646,263

1996
Sales to unaffiliated customers.....................  $  562,331  $  231,878   $  --        $   --       $  794,209
Transfers between geographic areas..................  $   37,685  $   83,330      --        $ (121,015)      --
                                                      ----------  ----------  -----------  ------------  ----------
Net sales...........................................  $  600,016  $  315,208   $  --        $ (121,015)  $  794,209
                                                      ----------  ----------  -----------  ------------  ----------
                                                      ----------  ----------  -----------  ------------  ----------
Operating profit....................................  $   58,653  $       72   $  --        $   (8,105)  $   50,620
Identifiable assets.................................  $  530,605  $  230,849   $  --        $  (31,296)  $  730,158

1997
Sales to unaffiliated customers.....................  $  606,003  $  248,532   $   2,277    $   --       $  856,812
Transfers between geographic areas..................      35,225      63,834      --           (99,059)      --
                                                      ----------  ----------  -----------  ------------  ----------
Net sales...........................................  $  641,228  $  312,366   $   2,277    $  (99,059)  $  856,812
                                                      ----------  ----------  -----------  ------------  ----------
                                                      ----------  ----------  -----------  ------------  ----------
Operating profit....................................  $   69,284  $      670   $    (100)   $   (1,963)  $   67,891
Identifiable assets.................................  $  648,578  $  261,768   $   3,548    $  (32,398)  $  881,496

16. LEASES

    The Company and its subsidiaries lease office space, machinery and other equipment under noncancelable operating leases with varying terms, some of which contain renewal and/or purchase options.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

16. LEASES (CONTINUED)
    The following is a schedule of future minimum lease payments required under third party operating leases that have initial or remaining noncancelable lease terms in excess of one year:

YEAR
-----------------------------------------------------------------------------------
1998...............................................................................  $   4,570
1999...............................................................................      2,701
2000...............................................................................      1,870
2001...............................................................................        640
2002...............................................................................        327
Thereafter.........................................................................      9,768
                                                                                     ---------
    Total..........................................................................  $  19,876
                                                                                     ---------
                                                                                     ---------

    The major component of the future minimum lease payments due after the year 2002 relates to leases of the Company's manufacturing facility and land in Germany that expires in 2043.

    Rental expense associated with third party operating leases was approximately $1,608, $2,809, and $3,489 for the fiscal years ended September 30, 1995, September 28, 1996, and September 27, 1997, respectively. It is expected that, in the normal course of business, leases that expire will be renewed or replaced by leases on other property and equipment.

17. COMMITMENTS AND CONTINGENCIES

    The Company is involved in various lawsuits arising in the ordinary course of business. These lawsuits primarily involve claims for damages arising out of the use of the Company's products. The Company is also involved in litigation and administrative proceedings relating to employment matters and commercial disputes. Some of these lawsuits include claims for punitive as well as compensatory damages. The Company is insured for product liability and workers' compensation claims for amounts in excess of established deductibles and accrues for the estimated liability up to the limits of the deductibles. The Company accrues for all other claims and lawsuits on a case-by-case basis. The Company's policy is to accrue the probable legal costs to be incurred in defending the Company against the claims.

    The Company is also involved in lawsuits and administrative proceedings with respect to claims involving the discharge of hazardous substances into the environment. Certain of these claims assert damages and liability for remedial investigations and cleanup costs with respect to sites at which the Company has been identified as a potentially responsible party under federal and state environmental laws and regulations (off-site). Other matters involve sites that the Company currently owns and operates or has previously sold (on-site). For off-site claims, the Company makes an assessment of the costs involved based on environmental studies, prior experience at similar sites, and the experience of other named parties. The Company also considers the ability of other parties to share costs, the percentage of the Company's exposure relative to all other parties, and the effects of inflation on these estimated costs. For on-site matters associated with properties currently owned, the Company makes an assessment as to whether an investigation and remediation effort is necessary and estimates other potential costs associated with the site.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

17. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company's estimate of the costs associated with legal, product liability, and environmental exposures is accrued if, in management's judgment, the likelihood of a loss is probable. These accrued liabilities are not discounted.

    Insurance recoveries for environmental and certain general liability claims are not recognized until realized. In the opinion of management, while the ultimate results of lawsuits or other proceedings against the Company cannot be predicted with certainty, the amounts accrued for awards or assessments in connection with these matters are adequate and, accordingly, management believes that the ultimate resolution of these matters will not have a material effect on the Company.

    As of September 27, 1997, the Company had no known probable but inestimable exposures that could have a material effect on the Company.

    The Company provides conditional loss guarantees to certain financing companies on behalf of their customers. As of September 28, 1996 and September 27, 1997, the Company had outstanding guarantees of $2,438 and $1,297 respectively. These guarantees mature at various dates ranging from October 1997 through August 2000. The Company has not and does not expect to incur losses as a result of these guarantees.

    As noted under the Company's revenue recognition policy, the Company provides guarantees of residual value to third party financing companies in support of certain customers' financing arrangements. These guarantees are only exercisable should the Company's customer default on their financing agreements. The Company has not and does not expect to incur losses under these guarantees. Exercises of these guarantees have not been significant for the years ended September 30, 1995, September 28, 1996 and September 27, 1997.

    As of September 27, 1997, the Company had approximately $595 in outstanding letters of credit relating to the purchase of certain equipment.

    As collateral for performance and for import duties, the Company is contingently liable under bonds in the amount of $3,125 at September 27, 1997.

18. SUBSEQUENT EVENTS

DEALER FINANCING PROGRAM

    In the first quarter of fiscal year 1998, the Company entered into an agreement to finance certain of its notes receivable. The agreement enables the transfer to a financial institution of up to 90% of these receivables (up to a limit of $90,000), without recourse.

PRODUCT LIABILITY AND WORKERS' COMPENSATION INSURANCE

    The Company purchased an insurance policy for approximately $5,900 which effectively indemnifies the Company against North American product liability and workers' compensation claims arising prior to September 27, 1997. All claims incurred subsequent to September 30, 1997 will be subject to a self-insured retention of $2,000 per occurrence with a $15,000 annual aggregate loss limit.

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

19. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION

    The Company's payment obligations under the proposed debt offering are to be guaranteed by the Company's wholly-owned domestic subsidiaries other than Grove Capital (the "Subsidiary Guarantors"). Such guarantees are full, unconditional and joint and several. Separate financial statements of the Subsidiary Guarantors are not presented because the Company's management has determined that they would not be material to investors. The following supplemental financial information sets forth, on a combined basis, balance sheets, statements of operations and statements of cash flows information for the Subsidiary Guarantors, the Company's non-guarantor subsidiaries and for the Company.

CONDENSED COMBINING BALANCE SHEETS AT SEPTEMBER 28, 1996

                                                                GUARANTOR      OTHER                    COMBINED
                                                               SUBSIDIARIES SUBSIDIARIES ELIMINATIONS    TOTALS
                                                               -----------  -----------  ------------  ----------
ASSETS
Current assets:
  Cash and cash equivalents..................................   $     470    $   7,714    $   --       $    8,184
  Trade receivables (net)....................................      65,200       55,844        --          121,044
  Inventories................................................     112,258      113,181        (2,897)     222,542
  Other current assets.......................................       4,869        1,811        --            6,680
                                                               -----------  -----------  ------------  ----------
  Total current assets.......................................     182,797      178,550        (2,897)     358,450
Property, plant, and equipment (net).........................      56,852       44,324        --          101,176
Goodwill.....................................................     257,060        7,784        --          264,844
Due from Grove Companies.....................................      28,399       --           (28,399)      --
Other non-current assets.....................................       5,497          191        --            5,688
                                                               -----------  -----------  ------------  ----------
    Total assets.............................................   $ 530,605    $ 230,849    $  (31,296)  $  730,158
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------

LIABILITIES AND INVESTED CAPITAL
Current liabilities:
  Trade accounts payable.....................................   $  41,194    $  29,585    $            $   70,779
  Short-term borrowings......................................       7,443       --            --            7,443
  Deferred tax liability.....................................       4,828       --            --            4,828
  Other payables and accrued liabilities.....................      42,331       47,875        --           90,206
                                                               -----------  -----------  ------------  ----------
    Total current liabilities................................      95,796       77,460        --          173,256
  Deferred tax liability.....................................       4,047       --            --            4,047
Non-current liabilities:
  Due to Grove Companies.....................................      --           28,399       (28,399)      --
  Deferred revenue...........................................      --           21,154            --       21,154
Other non-current liabilities................................      18,556       10,591        --           29,147
                                                               -----------  -----------  ------------  ----------
    Total liabilities........................................     118,399      137,604       (28,399)     227,604
Total invested capital.......................................     412,206       93,245        (2,897)     502,554
                                                               -----------  -----------  ------------  ----------
    Total liabilities and invested capital...................   $ 530,605    $ 230,849    $  (31,296)  $  730,158
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

19. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED) CONDENSED COMBINING BALANCE SHEETS AT SEPTEMBER 27, 1997

                                                               GUARANTOR       OTHER                    COMBINED
                                                             SUBSIDIARIES   SUBSIDIARIES ELIMINATIONS    TOTALS
                                                             -------------  -----------  ------------  ----------
ASSETS
Current assets:
  Cash and cash equivalents................................  $        (492)  $   5,516    $   --       $    5,024
  Trade receivables (net)..................................         65,823      83,341        --          149,164
  Notes receivable.........................................         68,450      --            --           68,450
  Inventories..............................................        123,621      94,395        (2,684)     215,332
  Other current assets.....................................          3,923       3,710        --            7,633
  Deferred tax assets......................................         14,936      --            --           14,936
                                                             -------------  -----------  ------------  ----------
    Total current assets...................................        276,261     186,962        (2,684)     460,539
Property, plant, and equipment (net).......................         75,884      71,704        --          147,588
Goodwill...................................................        248,620       6,108        --          254,728
Deferred tax assets........................................         11,415      --            --           11,415
Due from Grove Companies...................................         29,272         442       (29,714)      --
Other non-current assets...................................          7,126         100        --            7,226
                                                             -------------  -----------  ------------  ----------
    Total assets...........................................  $     648,578   $ 265,316    $  (32,398)  $  881,496
                                                             -------------  -----------  ------------  ----------
                                                             -------------  -----------  ------------  ----------

LIABILITIES AND INVESTED CAPITAL
Current liabilities:
  Trade accounts payable...................................  $      45,072   $  25,255    $   --       $   70,327
  Short-term borrowings....................................       --             7,265        --            7,265
  Income taxes payable.....................................          4,622      --            --            4,622
  Other payables and accrued liabilities...................         46,423      39,689        --           86,112
                                                             -------------  -----------  ------------  ----------
    Total current liabilities..............................         96,117      72,209        --          168,326
Non-current liabilities:
    Due to Grove Companies.................................            442      29,272       (29,714)      --
    Deferred revenue.......................................       --            46,509        --           46,509
Other non-current liabilities..............................         27,781      10,388   --.........       38,169
                                                             -------------  -----------  ------------  ----------
    Total liabilities......................................        124,340     158,378       (29,714)     253,004
Total invested capital.....................................        524,238     106,938        (2,684)     628,492
                                                             -------------  -----------  ------------  ----------
    Total liabilities and invested capital.................  $     648,578   $ 265,316    $  (32,398)  $  881,496
                                                             -------------  -----------  ------------  ----------
                                                             -------------  -----------  ------------  ----------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

19. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED) CONDENSED COMBINING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30,
  1995

                                                                GUARANTOR      OTHER                    COMBINED
                                                               SUBSIDIARIES SUBSIDIARIES ELIMINATIONS    TOTALS
                                                               -----------  -----------  ------------  ----------
Net sales....................................................   $ 425,120    $ 117,446    $  (38,751)  $  503,815
Cost of goods sold...........................................     315,864       99,066       (37,704)     377,226
                                                               -----------  -----------  ------------  ----------
    Gross profit.............................................     109,256       18,380        (1,047)     126,589
Selling, engineering, general, and administrative expenses...      61,989       22,837        --           84,826
Management fees..............................................       3,390       --            --            3,390
                                                               -----------  -----------  ------------  ----------
    Operating profit.........................................      43,877       (4,457)       (1,047)      38,373
Net interest (expense)/income................................      (2,572)         260        --           (2,312)
Other expense, net...........................................        (279)      --            --             (279)
                                                               -----------  -----------  ------------  ----------
    Income before income taxes...............................      41,026      (4, 197)       (1,047)      35,782
Income taxes.................................................      19,162         (149)       --           19,013
                                                               -----------  -----------  ------------  ----------
    Net income...............................................   $  21,864    $  (4,048)   $   (1,047)  $   16,769
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------

CONDENSED COMBINING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 28,
  1996

                                                                GUARANTOR      OTHER                    COMBINED
                                                               SUBSIDIARIES SUBSIDIARIES ELIMINATIONS    TOTALS
                                                               -----------  -----------  ------------  ----------
Net sales....................................................   $ 600,016    $ 315,208    $ (121,015)  $  794,209
Cost of goods sold...........................................     458,629      269,066      (118,565)     609,130
                                                               -----------  -----------  ------------  ----------
    Gross profit.............................................     141,387       46,142        (2,450)     185,079
Selling, engineering, general, and administrative expenses...      82,734       46,070        --          128,804
Management fees..............................................       5,655       --            --            5,655
                                                               -----------  -----------  ------------  ----------
    Operating profit.........................................      52,998           72        (2,450)      50,620
Net interest (expense)/income................................      (2,820)          29        --           (2,791)
Other expense, net...........................................        (193)      --            --             (193)
                                                               -----------  -----------  ------------  ----------
    Income before income taxes...............................      49,985          101        (2,450)      47,636
Income taxes.................................................      21,749          439        --           22,188
                                                               -----------  -----------  ------------  ----------
    Net income...............................................   $  28,236    $    (338)   $   (2,450)  $   25,448
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

19. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED) CONDENSED COMBINING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 27,
  1997

                                                                GUARANTOR      OTHER                    COMBINED
                                                               SUBSIDIARIES SUBSIDIARIES ELIMINATIONS    TOTALS
                                                               -----------  -----------  ------------  ----------
Net sales....................................................   $ 641,228    $ 314,643    $  (99,059)  $  856,812
Cost of goods sold...........................................     486,381      266,430       (99,272)     653,539
                                                               -----------  -----------  ------------  ----------
    Gross profit.............................................     154,847       48,213           213      203,273
Selling, engineering, general, and administrative expenses...      85,563       45,683        --          131,246
Management fees..............................................       2,176       --            --            2,176
Restructuring charges........................................      --            1,960        --            1,960
                                                               -----------  -----------  ------------  ----------
    Operating profit.........................................      67,108          570           213       67,891
Net interest (expense)/income................................         275         (232)       --               43
Other income, net............................................         535       --            --              535
                                                               -----------  -----------  ------------  ----------
    Income before income taxes...............................      67,918          338           213       68,469
Income taxes.................................................      25,948          301        --           26,249
                                                               -----------  -----------  ------------  ----------
    Net income...............................................   $  41,970    $      37    $      213   $   42,220
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------

CONDENSED COMBINING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED SEPTEMBER 30,
  1995

                                                                              GUARANTOR      OTHER      COMBINED
                                                                             SUBSIDIARIES SUBSIDIARIES   TOTALS
                                                                             -----------  -----------  ----------
OPERATING ACTIVITIES
Net cash provided by operating activities..................................   $   5,025    $   1,928   $    6,953
                                                                             -----------  -----------  ----------

INVESTING ACTIVITIES
Capital expenditures.......................................................      (7,701)         316       (7,385)
Investment in equipment held for rent......................................      --             (552)        (552)
Proceeds from sales of property, plant, and equipment......................       1,733       --            1,733
Acquisition of businesses..................................................      --          (40,370)     (40,370)
                                                                             -----------  -----------  ----------
Net cash used in investing activities......................................      (5,968)     (40,606)     (46,574)
                                                                             -----------  -----------  ----------

FINANCING ACTIVITIES
Net proceeds from short-term borrowings....................................        (127)      --             (127)
Net amounts received from parent...........................................      12,017       49,808       61,825
Cash dividends paid to parent..............................................     (11,097)      --          (11,097)
                                                                             -----------  -----------  ----------
Net cash provided by financing activities..................................         793       49,808       50,601
                                                                             -----------  -----------  ----------
Effect of exchange rate changes on cash....................................      --              570          570
                                                                             -----------  -----------  ----------
Net (decrease) increase in cash and cash equivalents.......................        (150)      11,700       11,550
Cash and cash equivalents at beginning of year.............................         663        6,472        7,135
                                                                             -----------  -----------  ----------
Cash and cash equivalents and end of year..................................   $     513    $  18,172   $   18,685
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------

                              THE GROVE COMPANIES

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

19. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED) CONDENSED COMBINING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED SEPTEMBER 28,
  1996

                                                                              GUARANTOR      OTHER      COMBINED
                                                                             SUBSIDIARIES SUBSIDIARIES   TOTALS
                                                                             -----------  -----------  ----------
OPERATING ACTIVITIES
Net cash (used in) provided by operating activities........................   $  35,276    $ (25,450)  $    9,826
                                                                             -----------  -----------  ----------
INVESTING ACTIVITIES
Capital expenditures.......................................................     (16,522)      (2,921)     (19,443)
Investment in equipment held for rent......................................      --          (22,527)     (22,527)
Proceeds from sales of property, plant, and equipment......................         432       --              432
Acquisition of businesses..................................................      --           (3,703)      (3,703)
                                                                             -----------  -----------  ----------
Net cash used in investing activities......................................     (16,090)     (29,151)     (45,241)
                                                                             -----------  -----------  ----------
FINANCING ACTIVITIES
Net proceeds from short-term borrowings....................................       7,443       --            7,443
Net amounts received from parent...........................................       3,385       44,981       48,366
Cash dividends paid to parent..............................................     (30,057)      --          (30,057)
                                                                             -----------  -----------  ----------
Net cash (used in) provided by financing activities........................     (19,229)      44,981       25,752
                                                                             -----------  -----------  ----------
Effect of exchange rate changes on cash....................................      --             (838)        (838)
                                                                             -----------  -----------  ----------
Net decrease in cash and cash equivalents..................................         (43)     (10,458)     (10,501)
Cash and cash equivalents at beginning of year.............................         513       18,172       18,685
                                                                             -----------  -----------  ----------
Cash and cash equivalents and end of year..................................   $     470    $   7,714   $    8,184
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------

CONDENSED COMBINING STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED SEPTEMBER 27,
  1997

                                                                              GUARANTOR      OTHER      COMBINED
                                                                             SUBSIDIARIES SUBSIDIARIES   TOTALS
                                                                             -----------  -----------  ----------
OPERATING ACTIVITIES
Net cash (used in) provided by operating activities........................   $  (5,448)   $  17,443   $   11,995
                                                                             -----------  -----------  ----------
INVESTING ACTIVITIES
Capital expenditures.......................................................     (25,521)      (6,970)     (32,491)
Investment in equipment held for rent......................................      --          (37,904)     (37,904)
Proceeds from sales of property, plant, and equipment......................       1,587           16        1,603
                                                                             -----------  -----------  ----------
Net cash used in investing activities......................................     (23,934)     (44,858)     (68,792)
                                                                             -----------  -----------  ----------
FINANCING ACTIVITIES
Net proceeds from short-term borrowings....................................      (7,443)       7,647          204
Net amounts received from parent...........................................      35,863       18,282       54,145
                                                                             -----------  -----------  ----------
Net cash provided by financing activities..................................      28,420       25,929       54,349
                                                                             -----------  -----------  ----------
Effect of exchange rate changes on cash....................................      --             (712)        (712)
                                                                             -----------  -----------  ----------
Net decrease in cash and cash equivalents..................................        (962)      (2,198)      (3,160)
Cash and cash equivalents at beginning of year.............................         470        7,714        8,184
                                                                             -----------  -----------  ----------
Cash and cash equivalents and end of year..................................   $    (492)   $   5,516   $    5,024
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------

                              THE GROVE COMPANIES

                       CONDENSED COMBINED BALANCE SHEETS

                                 MARCH 28, 1998

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                    MARCH 28, 1998
                                                                                                    --------------
ASSETS
Current assets:
  Cash and cash equivalents.......................................................................    $    4,085
  Trade receivables (net).........................................................................       131,344
  Notes receivable................................................................................        40,041
  Inventories.....................................................................................       225,255
  Other current assets............................................................................        12,656
  Deferred tax assets.............................................................................        14,936
                                                                                                    --------------
        Total current assets......................................................................       428,317

Property, plant, and equipment (net)..............................................................       160,862
Goodwill..........................................................................................       250,032
Deferred tax assets...............................................................................         9,057
Other non-current assets..........................................................................         6,983
                                                                                                    --------------
        Total assets..............................................................................    $  855,251
                                                                                                    --------------
                                                                                                    --------------

LIABILITIES AND INVESTED CAPITAL
Current Liabilities:
  Trade accounts payable..........................................................................    $   78,402
  Short-term borrowings...........................................................................         9,904
  Income taxes payable............................................................................        12,665
                                                                                                    --------------
    Other payables and accrued liabilities........................................................        80,646
        Total current liabilities.................................................................       181,617
Non-current liabilities:
  Deferred revenue................................................................................        57,201
  Other non-current liabilities...................................................................        45,949
                                                                                                    --------------
        Total liabilities.........................................................................       284,767
Total invested capital............................................................................       570,484
                                                                                                    --------------
        Total liabilities and invested capital....................................................    $  855,251
                                                                                                    --------------
                                                                                                    --------------

             See notes to unaudited combined financial statements.

                              THE GROVE COMPANIES

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS

           FOR THE SIX MONTHS ENDED MARCH 27, 1997 AND MARCH 28, 1998

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                            MARCH 27,   MARCH 28,
                                                                                               1997        1998
                                                                                            ----------  ----------
Net sales.................................................................................  $  409,206  $  405,903
Cost of goods sold........................................................................     316,194     321,337
                                                                                            ----------  ----------
  Gross profit............................................................................      93,012      84,566
Selling, engineering, general, and administrative expenses................................      64,000      66,512
Management fees...........................................................................      --             162
                                                                                            ----------  ----------
  Operating profit........................................................................      29,012      17,892
Net interest (expense)/income, including interest income of $516 and $2,993,
  respectively............................................................................        (933)      1,214
Other (expense), net......................................................................        (123)     (4,684)
                                                                                            ----------  ----------
  Income before income taxes..............................................................      27,956      14,422
Income taxes..............................................................................      10,735      11,174
                                                                                            ----------  ----------
  Net income..............................................................................  $   17,221  $    3,248
                                                                                            ----------  ----------
                                                                                            ----------  ----------

             See notes to unaudited combined financial statements.

                              THE GROVE COMPANIES

          CONDENSED COMBINED STATEMENT OF CHANGES IN INVESTED CAPITAL

                    FOR THE SIX MONTHS ENDED MARCH 28, 1998

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                MINIMUM
                                                                                PENSION                   TOTAL
                                                                   INVESTED    LIABILITY   TRANSLATION   INVESTED
                                                                   CAPITAL    ADJUSTMENT   ADJUSTMENT    CAPITAL
                                                                  ----------  -----------  -----------  ----------
Balance at September 27, 1997...................................  $  656,427   $  (1,638)   $ (26,297)  $  628,492

    Net income..................................................       3,248      --           --            3,248
    Net transactions with affiliates............................     (61,191)     --           --          (61,191)
    Change in foreign currency translation......................      --          --              (65)         (65)
                                                                  ----------  -----------  -----------  ----------
Balance at March 28, 1998.......................................  $  598,484   $  (1,638)   $ (26,362)  $  570,484
                                                                  ----------  -----------  -----------  ----------
                                                                  ----------  -----------  -----------  ----------

             See notes to unaudited combined financial statements.

                              THE GROVE COMPANIES

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

           FOR THE SIX MONTHS ENDED MARCH 27, 1997 AND MARCH 28, 1998

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                            MARCH 27,   MARCH 28,
                                                                                               1997        1998
                                                                                            ----------  ----------
OPERATING ACTIVITIES
  Net income..............................................................................  $   17,221  $    3,248
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................................       8,855       9,384
    Depreciation of equipment held for rent...............................................       2,137       5,501
    Loss on sale of fixed assets..........................................................          21       4,719
    Deferred tax expense..................................................................         743       2,358
    Sale of notes receivable..............................................................      --          52,671
    Changes in operating assets and liabilities:
      Trade receivables (net).............................................................     (11,810)     19,378
      Notes receivable....................................................................     (22,091)    (24,262)
      Inventories.........................................................................      (6,255)     (8,699)
      Trade accounts payable..............................................................       2,808       7,444
      Other assets and liabilities (net)..................................................      10,595      14,032
                                                                                            ----------  ----------
Net cash provided by operating activities.................................................       2,224      85,774
                                                                                            ----------  ----------

INVESTING ACTIVITIES
  Capital expenditures....................................................................     (13,895)    (15,197)
  Investment in equipment held for rent...................................................      (5,432)    (16,380)
  Proceeds from sales of property, plant, and equipment...................................         191       3,630
                                                                                            ----------  ----------
  Net cash used in investing activities...................................................     (19,136)    (27,947)
                                                                                            ----------  ----------

FINANCING ACTIVITIES
  Net proceeds from short-term borrowings.................................................       6,491       2,639
  Net amounts received from (paid to) parent..............................................      11,836     (61,649)
                                                                                            ----------  ----------
  Net cash provided by (used in) financing activities.....................................      18,327     (59,010)
                                                                                            ----------  ----------
  Effect of exchange rate changes on cash.................................................        (356)        244
                                                                                            ----------  ----------

  Net increase (decrease) in cash and cash equivalents....................................       1,059        (939)
  Cash and cash equivalents at beginning of period........................................       8,184       5,024
                                                                                            ----------  ----------
Cash and cash equivalents at end of period................................................  $    9,243  $    4,085
                                                                                            ----------  ----------
                                                                                            ----------  ----------

             See notes to unaudited combined financial statements.

                              THE GROVE COMPANIES

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

                                 MARCH 28, 1998

                                  (UNAUDITED)
                     (IN THOUSANDS, UNLESS OTHERWISE NOTED)

1. ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying combined financial statements consist of the combined operations and substantially all of the assets and liabilities of Kidde Industries, Inc. and the following legal entities: Grove Europe Ltd., Crane Holding Inc., Deutsche Grove GmbH, and Grove Manlift Pty. Ltd. The foregoing operations are conducted through subsidiaries (the "Grove Companies" and collectively, the "Company"). As of March 28, 1998, all of the Company was either directly or indirectly wholly owned by Hanson PLC, a United Kingdom company. All significant intercompany transactions have been eliminated in the accompanying combined financial statements.

    The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these financial statements do not include all the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited combined financial statements include all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and results of operations.

    Interim results for the three and six month periods ended March 28, 1998 are not necessarily indicative of the results that may be expected for a full fiscal year. For further information, refer to the combined financial statements and notes for the year ended September 27, 1997.

2. SALE OF NOTES RECEIVABLE

    During the first quarter of fiscal year 1998, the Company entered into an agreement to sell certain of its notes receivable. The agreement enables the transfer to a financial institution of up to 90% of the principal amount of a note receivable, without recourse. The agreement requires the Company to maintain adequate creditor's insurance on the receivables sold and a security interest in the underlying inventory. The facility limit is $90 million with interest charged and payable monthly at LIBOR plus 0.3% per annum. The Company, as agent for the purchaser, retains collection and administrative responsibilities for the receivables sold.

    For the six months ended March 28, 1998, the Company had transferred $52.7 million of its receivables under this facility.

3. INVENTORY

    The components of inventory at September 27, 1997 and March 28, 1998 consisted of the following:

                                                                     SEPTEMBER 27,  MARCH 28,
                                                                         1997          1998
                                                                     -------------  ----------
Raw materials and supplies.........................................   $    76,573   $   67,633
Work in process....................................................        78,993       82,612
Finished goods.....................................................        59,766       75,010
                                                                     -------------  ----------
                                                                      $   215,332   $  225,255
                                                                     -------------  ----------
                                                                     -------------  ----------

                              THE GROVE COMPANIES

                                 MARCH 28, 1998

                                  (UNAUDITED)
                     (IN THOUSANDS, UNLESS OTHERWISE NOTED)

3. INVENTORY (CONTINUED)
    Inventories are valued at the lower of cost or market, as determined primarily under the first-in, first-out method.

4. INCOME TAXES

    The difference between the Company's reported tax provision for the first six months of fiscal 1998 and the tax provision computed based on U.S. statutory rates is primarily attributed to losses generated in foreign operations for which a tax benefit has not been recognized.

5. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION

    The Company's obligations under the Senior Subordinated Notes described in
Note 6 are to be guaranteed by certain of the Company's wholly-owned subsidiaries (the "Subsidiary Guarantors"). Such guarantees are full, unconditional, and joint and several. Separate financial statements of Grove Capital and the Subsidiary Guarantors are not presented because the Company's management has determined that they would not be material to investors. The following supplemental financial information sets forth, on a combined basis, balance sheet, statement of operations and statements of cash flows information for Grove Capital and the Subsidiary Guarantors, the Company's non-guarantor subsidiaries and the Company. As of March 28, 1998, Grove Capital had no assets, liabilities or operations.

                              THE GROVE COMPANIES

                                 MARCH 28, 1998

                                  (UNAUDITED)
                     (IN THOUSANDS, UNLESS OTHERWISE NOTED)

5. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED) CONDENSED COMBINING BALANCE SHEETS AT MARCH 28, 1998

                                                                  GROVE
                                                               CAPITAL AND
                                                                   THE
                                                               SUBSIDIARY      OTHER                    COMBINED
                                                               GUARANTORS   SUBSIDIARIES ELIMINATIONS    TOTALS
                                                               -----------  -----------  ------------  ----------
ASSETS
Current Assets:
  Cash and cash equivalents..................................   $     431    $   3,654    $   --       $    4,085
  Trade receivables (net)....................................      58,009       73,335        --          131,344
  Notes receivable...........................................      40,041       --            --           40,041
  Inventories................................................     139,341       88,143        (2,229)     225,255
  Other current assets.......................................       5,970        6,686        --           12,656
  Deferred tax assets........................................      14,936       --            --           14,936
                                                               -----------  -----------  ------------  ----------
      Total current assets...................................     258,728      171,818        (2,229)     428,317
Property, plant, and equipment (net).........................      81,958       78,904        --          160,862
Goodwill.....................................................     244,400        5,632        --          250,032
Deferred tax assets..........................................       9,057       --            --            9,057
Due from Grove Companies.....................................      30,793        1,474       (32,267)      --
Other non-current assets.....................................       6,299          684        --            6,983
                                                               -----------  -----------  ------------  ----------
      Total assets...........................................   $ 631,235    $ 258,512    $  (34,496)  $  855,251
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------
LIABILITIES AND INVESTED CAPITAL
Current liabilities:
  Trade accounts payable.....................................   $  49,074    $  29,328    $   --       $   78,402
  Short-term borrowings......................................      --            9,904        --            9,904
  Income taxes payable.......................................      12,665       --            --           12,665
  Other payable and accrued liabilities......................      37,313       43,333        --           80,646
                                                               -----------  -----------  ------------  ----------
      Total current liabilities..............................      99,052       82,565        --          181,617
Due to Grove Companies.......................................       1,474       30,793       (32,267)      --
Non-Current liabilities:
  Deferred revenue...........................................      --           57,201        --           57,201
  Other non-current liabilities..............................      36,579        9,370        --           45,949
                                                               -----------  -----------  ------------  ----------
      Total liabilities......................................     137,105      179,929       (32,267)     284,767
Total invested capital.......................................     494,130       78,583        (2,229)     570,484
                                                               -----------  -----------  ------------  ----------
      Total liabilities and invested capital.................   $ 631,235    $ 258,512    $  (34,496)  $  855,251
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------

                              THE GROVE COMPANIES

                                 MARCH 28, 1998

                                  (UNAUDITED)
                     (IN THOUSANDS, UNLESS OTHERWISE NOTED)

5. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)
CONDENSED COMBINING STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 27,
  1997

                                                                  GROVE
                                                               CAPITAL AND
                                                                   THE
                                                               SUBSIDIARY      OTHER                    COMBINED
                                                               GUARANTORS   SUBSIDIARIES ELIMINATIONS    TOTALS
                                                               -----------  -----------  ------------  ----------
Net sales....................................................   $ 298,590    $ 165,223    $  (54,607)  $  409,206
Cost of goods sold...........................................     230,662      139,534       (54,002)     316,194
                                                               -----------  -----------  ------------  ----------
      Gross profit...........................................      67,928       25,689          (605)      93,012
Selling, engineering, general, and administrative expenses...      40,993       23,007        --           64,000
                                                               -----------  -----------  ------------  ----------
      Operating profit.......................................      26,935        2,682          (605)      29,012
Net interest income (expense)................................        (946)          13        --             (933)
Other expense, net...........................................         (90)         (33)       --             (123)
                                                               -----------  -----------  ------------  ----------
      Income before income taxes.............................      25,899        2,662          (605)      27,956
Income taxes.................................................       9,820          915        --           10,735
                                                               -----------  -----------  ------------  ----------
Net income...................................................   $  16,079    $   1,747    $     (605)  $   17,221
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------

CONDENSED COMBINING STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 28,
  1998

                                                                  GROVE
                                                               CAPITAL AND
                                                                   THE
                                                               SUBSIDIARY      OTHER                    COMBINED
                                                               GUARANTORS   SUBSIDIARIES ELIMINATIONS    TOTALS
                                                               -----------  -----------  ------------  ----------
Net sales....................................................   $ 296,866    $ 144,505    $  (35,468)  $  405,903
Cost of goods sold...........................................     227,529      129,731       (35,923)     321,337
                                                               -----------  -----------  ------------  ----------
      Gross profit...........................................      69,337       14,774           455       84,566
Selling, engineering, general, and administrative expenses...      42,426       24,086        --           66,512
Management fee...............................................         162       --            --              162
                                                               -----------  -----------  ------------  ----------
      Operating profit.......................................      26,749       (9,312)          455       17,892
Net interest income..........................................       1,163           51        --            1,214
Other income (expense), net..................................          20       (4,704)       --           (4,684)
                                                               -----------  -----------  ------------  ----------
      Income before income taxes.............................      27,932      (13,965)          455       14,422
Income taxes.................................................      11,174       --            --           11,174
                                                               -----------  -----------  ------------  ----------
      Net income.............................................   $  16,758    $ (13,965)   $      455   $    3,248
                                                               -----------  -----------  ------------  ----------
                                                               -----------  -----------  ------------  ----------

                              THE GROVE COMPANIES

                                 MARCH 28, 1998

                                  (UNAUDITED)
                     (IN THOUSANDS, UNLESS OTHERWISE NOTED)

5. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)
CONDENSED COMBINING STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED MARCH 27,
  1997

                                                                                GROVE
                                                                             CAPITAL AND
                                                                                 THE
                                                                             SUBSIDIARY      OTHER      COMBINED
                                                                             GUARANTORS   SUBSIDIARIES   TOTALS
                                                                             -----------  -----------  ----------
OPERATING ACTIVITIES
Net cash provided by operating activities..................................   $   2,010    $     214   $    2,224
                                                                             -----------  -----------  ----------

INVESTING ACTIVITIES
Capital expenditures.......................................................     (10,176)      (3,719)     (13,895)
Investment in equipment held for rent......................................      --           (5,432)      (5,432)
Proceeds for sales of property, plant, and equipment.......................         116           75          191
                                                                             -----------  -----------  ----------
Net cash used in investing activities......................................     (10,060)      (9,076)     (19,136)
                                                                             -----------  -----------  ----------

FINANCING ACTIVITIES
Net proceeds from short-term borrowings....................................       1,688        4,803        6,491
Net amount received from parent............................................       7,811        4,025       11,836
                                                                             -----------  -----------  ----------
Net cash provided by financing activities..................................       9,499        8,828       18,327
                                                                             -----------  -----------  ----------
Effect of exchange rate changes on cash....................................      --             (356)        (356)
                                                                             -----------  -----------  ----------
Net increase (decrease) in cash and cash equivalents.......................       1,449         (390)       1,059
Cash and cash equivalents at beginning of period...........................         470        7,714        8,184
                                                                             -----------  -----------  ----------
Cash and cash equivalents at end of period.................................   $   1,919    $   7,324   $    9,243
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------

                              THE GROVE COMPANIES

                                 MARCH 28, 1998

                                  (UNAUDITED)
                     (IN THOUSANDS, UNLESS OTHERWISE NOTED)

5. SUPPLEMENTAL CONDENSED COMBINED FINANCIAL INFORMATION (CONTINUED)
CONDENSED COMBINING STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED MARCH 28,
  1998

                                                                                GROVE
                                                                             CAPITAL AND
                                                                                 THE
                                                                             SUBSIDIARY      OTHER      COMBINED
                                                                             GUARANTORS   SUBSIDIARIES   TOTALS
                                                                             -----------  -----------  ----------
OPERATING ACTIVITIES
Net cash provided by operating activities..................................   $  56,290    $  29,484   $   85,774
                                                                             -----------  -----------  ----------

INVESTING ACTIVITIES
Capital expenditures.......................................................      (9,246)      (5,951)     (15,197)
Investment in equipment held for rent......................................      --          (16,380)     (16,380)
Proceeds for sales of property, plant, and equipment.......................         259        3,371        3,630
                                                                             -----------  -----------  ----------
Net cash used in investing activities......................................      (8,987)     (18,960)     (27,947)
                                                                             -----------  -----------  ----------

FINANCING ACTIVITIES
Net proceeds from short-term borrowings....................................      --            2,639        2,639
Net amount (paid to) parent................................................     (46,639)     (15,010)     (61,649)
                                                                             -----------  -----------  ----------
Net cash used in financing activities......................................     (46,639)     (12,371)     (59,010)
                                                                             -----------  -----------  ----------
Effect of exchange rate changes on cash....................................      --              244          244
                                                                             -----------  -----------  ----------
Net increase (decrease) in cash and cash equivalents.......................         664       (1,603)        (939)
Cash and cash equivalents at beginning of period...........................        (492)       5,516        5,024
                                                                             -----------  -----------  ----------
Cash and cash equivalents at end of period.................................   $     172    $   3,913   $    4,085
                                                                             -----------  -----------  ----------
                                                                             -----------  -----------  ----------

6. SUBSEQUENT EVENTS

    On April 29, 1998, the Company was acquired (the "Acquisition") from Hanson Funding (G) PLC ("Hanson") by an investor group for an aggregate purchase price, including the payment of related fees and expenses, of $604.5 million, subject to a post-closing adjustment. To effect the transaction, the investor group, through a newly formed entity, Grove Worldwide LLC ("Grove"), purchased from Hanson and certain of its subsidiaries substantially all of the assets of the Company's U.S. mobile hydraulic crane and aerial work platform operations, the capital stock of the Company's U.S. truck-mounted crane operation and the capital stock of the Company's British, French, German, and Australian subsidiaries. Grove is a wholly owned subsidiary of Grove Holdings LLC ("Holdings"), which is a wholly owned subsidiary of Grove Investors LLC ("Investors"). Funds required by Grove to consummate the Acquisition, including the payment of related fees and expenses were provided by (i) $209.5 million of borrowings by Grove under a bank credit facility (the "Bank Credit Facility"),
(ii) $218.8 million in net proceeds from the issuance of 9 1/4% Senior Subordinated Notes (the "Senior Subordinated Notes") and (iii) $168.2 million in equity contributions to Grove by Holdings. The principal terms and conditions of Grove's borrowings are as follows:

                              THE GROVE COMPANIES

                                 MARCH 28, 1998

                                  (UNAUDITED)
                     (IN THOUSANDS, UNLESS OTHERWISE NOTED)

6. SUBSEQUENT EVENTS (CONTINUED)
    BANK CREDIT FACILITY. The Bank Credit Facility, which was entered into on April 29, 1998, consists of a $200.0 million term loan facility ("Term Loan Facility") and a $125.0 million revolving credit facility ("Revolving Credit Facility"). To consummate the Acquisition, the Company borrowed $200.0 million under the Term Loan Facility and approximately $9.5 million under the Revolving Credit Facility. The Revolving Credit Facility will enable the Company to obtain revolving credit loans and to issue letters of credit for working capital, acquisitions, and general corporate purposes. A portion of the Revolving Credit Facility is available for borrowings by the Company in the Eurocurrency markets of British pounds sterling, German marks, French francs and certain other currencies. At the Company's option, loans under the Bank Credit Facility will bear interest (a) in the case of loans in U. S. dollars, at the highest of (x) 1/2 of 1% in excess of the Federal Funds Effective Rate (as defined in the Bank Credit Facility) (y) 1.0% in excess of a certificate of deposit rate and (z) the bank's prime rate, plus the applicable margin (as defined in the Bank Credit Facility), or (b) in the case of all loans, the relevant Eurocurrency Rate (as defined in the Bank Credit Facility) as determined by the agent bank, plus the applicable margin. The applicable margin will vary based upon the Company's operating results and will range between 1.25% and 2.25% for borrowings under the Revolving Credit Facility and between 2.0% and 2.5% for borrowings under the Term Loan Facility. At the date of the Acquisition, borrowings under the Term Loan Facility and the Revolving Credit Facility will bear interest at LIBOR plus 250 and 225 basis points, respectively. The Company will also pay certain fees with respect to the Bank Credit Facility. The Term Loan Facility has a term of eight years and must be repaid in semi-annual installments in April and October of each year in an aggregate amount of (i) $2 million for the first six years,
(ii) $88 million during the seventh year and (iii) $100 million during the eighth year. The Revolving Credit Facility has a term of seven years.

    The obligations of the Company under the Bank Credit Facility are guaranteed by Holdings and each of the Company's domestic subsidiaries (the "Guarantors"). The obligations of the Company under the Bank Credit Facility are secured by a first priority lien (subject to permitted encumbrances) on substantially all of the Company's and each Guarantor's real, personal, and intellectual property and on the capital stock of the Company, all of the capital stock of the Company's domestic subsidiaries, and 65% of the capital stock of the Company's first-tier foreign subsidiaries.

    In addition, the Bank Credit Facility contains various covenants that restrict the Company from taking various actions and that require the Company to achieve and maintain certain financial ratios.

    SENIOR SUBORDINATED NOTES. The Senior Subordinated Notes bear interest at a rate of 9 1/4% per annum payable semi-annually on May 1 and November 1 of each year commencing November 1, 1998. The Senior Subordinated Notes are general unsecured obligations of Grove and its co-issuer, Grove Capital, Inc., and are guaranteed by all of the Company's domestic subsidiaries. The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after, May 1, 2003, at a declining redemption price.

    In addition, at any time prior to May 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Senior Subordinated Notes at 109.25% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, with net proceeds of one or more public offerings of the Company's equity (or that of Investors or Holdings), provided at least 65% of the principal

                              THE GROVE COMPANIES

                                 MARCH 28, 1998

                                  (UNAUDITED)
                     (IN THOUSANDS, UNLESS OTHERWISE NOTED)

6. SUBSEQUENT EVENTS (CONTINUED)
amount of the originally issued Senior Subordinated Notes remain outstanding. Upon the occurrence of a Change of Control, as described in the Indenture, the Company will be required to offer to repurchase the Senior Subordinated Notes in cash at 101% of the principal amount of the Senior Subordinated Notes, plus accrued and unpaid interest and liquidated damages, if any. The Indenture contains certain covenants that limit, among other things, the ability of the Company to (i) pay dividends, redeem capital stock or make certain other restricted payments, (ii) incur additional indebtedness or issue certain preferred equity interests, (iii) merge into or consolidate with certain other entities or sell all or substantially all of its assets, (iv) create liens on assets and (v) enter into certain transactions with affiliates or related persons.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR GROVE CAPITAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR GROVE CAPITAL SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           --------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    3
Special Note Regarding Forward-Looking Statements.........................    4
Market and Industry Data..................................................    4
Prospectus Summary........................................................    5
Risk Factors..............................................................   19
The Transactions..........................................................   25
Use of Proceeds...........................................................   27
Capitalization............................................................   28
Selected Historical Combined Financial Data...............................   29
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   31
The Exchange Offer........................................................   39
Business..................................................................   50
Management................................................................   62
Security Ownership of Certain Beneficial Owners and Management............   69
Certain Relationships and Related Transactions............................   70
Description of Certain Indebtedness.......................................   71
Description of Notes......................................................   73
Certain Federal Income Tax Considerations.................................  111
ERISA Considerations......................................................  115
Plan of Distribution......................................................  115
Legal Matters.............................................................  116
Experts...................................................................  116
Index to Unaudited Pro Forma Combined Financial Data......................  P-1
Index to Combined Financial Statements....................................  F-1

                           --------------------------

    UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT.

                                  $225,000,000

                              GROVE WORLDWIDE LLC
                              GROVE CAPITAL, INC.

                            OFFER TO EXCHANGE THEIR
                        9 1/4% SENIOR SUBORDINATED NOTES
                                    DUE 2008
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                                  AS AMENDED,
                               FOR ANY AND ALL OF
                               THEIR OUTSTANDING
                        9 1/4% SENIOR SUBORDINATED NOTES
                                    DUE 2008

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    Section 6.1 of the Grove Worldwide LLC ("Grove") Amended and Restated Limited Liability Company Agreement (the "Operating Agreement") provides that a member shall not be personally liable for any debt, obligation or other liability of Grove, whether arising in contract, tort or otherwise, except that a member shall remain personally liable for the payment of any capital contributions required by Article III regarding distributions to the members, and as otherwise provided in the Operating Agreement, the Act and any other applicable law. Section 6.2 of the Operating Agreement provides that any affiliate of a member, and any officer, director, shareholder, partner, member, employee or agent of a member or any affiliate thereof, and any officer, employee or expressly authorized agent of Grove or its affiliates is a "Covered Person." No Covered Person shall be liable to Grove or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Grove and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the Operating Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct. A Covered Person shall be fully protected in relying in good faith upon the records of Grove and upon such information, opinions, reports or statements presented to Grove by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of Grove, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to s might properly be paid.

    Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

    Section 8 of the Grove Capital, Inc. ("Grove Capital") certificate of incorporation and Article 8 of Grove Capital's by-laws provide that Grove Capital shall to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Grove Capital to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Grove Capital, or, at the request of Grove Capital, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of Grove Capital (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to Grove Capital or to an Other Entity at the request of Grove Capital to the extent the board of directors of Grove Capital at any time specifies that such persons are entitled to the benefits of this Article 8.

    Section 102(b)(7) of the DGCL permits the elimination or limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under Section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

    Section 7 of Grove Capital's certificate of incorporation limits the personal liability of directors of the company to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL.

    Each of Grove U.S. LLC and Grove Finance LLC, Crane Acquisition Corp., Crane Holding Inc. and National Crane Corporation (collectively, the "Subsidiary Guarantors") is a direct or indirect wholly owned subsidiary of Grove.

    Grove U.S. LLC and Grove Finance LLC are Delaware limited liability companies. Section 18-108 of the Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    Section 6.1 of each of the Grove U.S. LLC and Grove Finance LLC Amended and Restated Limited Liability Company Agreements provides that a member shall not be personally liable for any debt, obligation or other liability of such company, whether arising in contract, tort or otherwise, except that a member shall remain personally liable for the payment of any capital contributions required by Article III regarding distributions to the members, and as otherwise provided in the Amended and Restated Limited Liability Company Agreements, the Act and any other applicable law. Section 6.2 of each of the Amended and Restated Limited Liability Company Agreements provides that any affiliate of a member, and any officer, director, shareholder, partner, member, employee or agent of a member or any affiliate thereof, and any officer, employee or expressly authorized agent of such company or its affiliates is a "Covered Person." No Covered Person shall be liable to such company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of such company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by the Amended and Restated Limited Liability Company Agreements , except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct. A Covered Person shall be fully protected in relying in good faith upon the records of such company and upon such information, opinions, reports or statements presented to such company by any person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of such company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to s might properly be paid.

    Section 8 of the Crane Acquisition Corp. certificate of incorporation and
Article 8 of the Crane Acquisition Corp. by-laws provide that Crane Acquisition Corp. shall to the extent not prohibited by law, indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Crane Acquisition Corp. to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Crane Acquisition Corp., or, at the request of Crane

Acquisition Corp., is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of Crane Acquisition Corp. (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to Crane Acquisition Corp. or to an Other Entity at the request of Crane Acquisition Corp. to the extent the board of directors of Crane Acquisition Corp. at any time specifies that such persons are entitled to the benefits of each of their individual indemnification provisions.

    Article 9 of each of the Crane Holding Inc. and National Crane Corporation amended and restated by-laws provide that Crane Holding Inc. and National Crane Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Company) by reason of the fact that such person is or was a director, officer, employee or agent of such Company, or is or was serving at the request of such Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' and other professionals' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of such Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of such Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

    Section 18-108 of the Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 145 of the DGCL grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of such company and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such company, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of such company where the person involved is adjudged to be liable to such company.

    The Directors' and Officers' Liability and Reimbursement Insurance Policy covering Grove, Grove Capital and the Subsidiary Guarantors is designed to reimburse Grove, Grove Capital and the Subsidiary Guarantors for any payments made by them pursuant to the foregoing indemnification. Such policy has aggregate coverage of $10.0 million.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Grove, Grove Capital and each of the Subsidiary Guarantors pursuant to the foregoing provisions, Grove, Grove Capital and each of the Subsidiary Guarantors has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Pursuant to Section 8 of the Registration Rights Agreement, the holders of the Notes have agreed to indemnify Grove, Grove Capital and each of the Subsidiary Guarantors and their directors and controlling persons against any losses, claims, damages, liabilities or expenses that may arise out of an untrue statement or alleged untrue statement of or omission to state a material fact, contained in the registration statement or prospectus, but only with reference to information relating to such holder furnished in writing to Grove and Grove Capital.

    The Purchase Agreement dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Chase Securities Inc. ("Chase Securities") and BancBoston Securities Inc. ("BancBoston Securities" and, together with DLJ and Chase Securities, the "Initial Purchasers"), contains provisions by which the Initial Purchasers agree to indemnify Grove, Grove Capital and the Subsidiary Guarantors and their respective directors, officers and controlling persons against any losses, claims, damages, liabilities or expenses that may arise out of an untrue statement or alleged untrue statement of or omission to state a material fact, contained in the registration statement or prospectus, but only with reference to information relating to such holder furnished in writing to Grove and Grove Capital.

    Section 12.07 of the Indenture dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary Guarantors and the United States Trust Company of New York provides that the holders of the Notes have agreed to waive all liability for any obligations incurred by Grove or Grove Cpaital under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in repsect of, or by reason of such obligations or their creation, against any incorporator, member, director, officer, employee or stockholder, as such, of Grove or Grove Capital, and have agreed to the release of such persons from any such liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
       1.1   Purchase Agreement dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary
               Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and
               BancBoston Securities Inc.
       3.1   Amended and Restated Limited Liability Company Agreement of Grove.
       3.2   Articles of Incorporation of Grove Capital.
       3.3   By-laws of Grove Capital.
       3.4   Amended and Restated Limited Liability Company Agreement of Grove U.S. LLC.
       3.5   Amended and Restated Limited Liability Company Agreement of Grove Finance LLC.
       3.6   Articles of Incorporation of Crane Acquisition Corp.
       3.7   By-laws of Crane Acquisition Corp.
       3.8   Articles of Incorporation of Crane Holding Inc.
       3.9   By-laws of Crane Holding Inc.
       3.10  Articles of Incorporation of National Crane Corporation.
       3.11  By-laws of National Crane Corporation.
       4.1   Indenture dated as of April 29, 1998, by and among Grove, Grove Capital, the Subsidiary Guarantors and the United States Trust Company of New York (the "Indenture").
       4.2   Form of 9 1/4% Senior Subordinated Notes due 2008 (see Exhibit A of the Indenture).
       4.3*  Form of new 9 1/4% Senior Subordinated Notes due 2008.
       4.4   Registration Rights Agreement dated as of April 29, 1998, by and among Grove, Grove Capital, the
               Subsidiary Guarantors and the Initial Purchasers.

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
       4.5   Credit Agreement dated April 29, 1998, by and among Grove, Grove Capital and Chase Bank of Texas,
               National Association, as administrative agent, Donaldson, Lufkin & Jenrette Securities Corporation, as
               documentation agent, and BankBoston, N.A., as syndication agent.
       5.1*  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to validity of the Notes.
       8.1   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to certain federal income tax matters.
      10.1   Stock and Asset Purchase Agreement, dated March 10, 1998 (the "Acquisition Agreement"), by and among
               Grove and Hanson Funding (G) Limited, Deutsche Grove Corporation, Hanson America Holdings (4) Ltd.,
               Grove France SA, Kidde Industries, Inc. and Hanson Finance PLC (collectively, the "Sellers").
      10.2   Amendment to the Acquisition Agreement, dated April 29, 1998, by and among the Grove and the Sellers.
      10.3   George Group Consulting Agreement dated as of April 29, 1998 by and between Grove and George Group Inc.
      10.4   Employment Agreement dated as of March 5, 1998 by and between Grove and Salvatore J. Bonanno.
      10.5   Change of Control Agreement dated July 24, 1997 by and between Grove and James A. Kolinski.
      10.6   Change of Control Agreement dated July 24, 1997 by and between Grove and Joseph A. Shull.
      10.7   Change of Control Agreement dated July 24, 1997 by and between Grove and Robert J. Sliwa.
      10.8   Change of Control Agreement dated July 24, 1997 by and between Grove and Keith R. Simmons.
      10.9   Change of Control Agreement dated July 24, 1997 by and between Grove and Theodore J. Urbanek.
      10.10  Change of Control Agreement dated July 24, 1997 by and between Grove and G. Fred Heidinger.
      10.11  Grove Investors LLC Management Option Plan.
      10.12  Grove Worldwide LLC Short-Term Incentive Plan.
      10.13  Guarantee and Collateral Agreement by Grove Holdings LLC, Grove, Grove Capital, Inc. and certain of their subsidiaries in favor of Chase Bank of Texas, National Association, as administrative agent.
      10.14  Software License and Support Agreement, dated June 29, 1996, between Baan U.S.A. Inc. and Grove North
               America, Division of Kidde Industries, Inc., and amended by Addendum No. One, dated June 29, 1996.
      10.15  Professional Services Agreement, dated June 26, 1996, between Baan U.S.A. Inc. and Grove North America,
               Division of Kidde Industries, Inc., and amended by Addendum No. One, dated June 29, 1996.
      10.16  Consent Letter, dated April 27, 1998 from Grove to Baan U.S.A. Inc.
      12.1   Statement of Computation of Ratios of Earnings to Fixed Charges.
      21.1   Subsidiaries of the Company.
      23.1   Consent of Price Waterhouse LLP.
      23.2   Consent of Ernst & Young LLP.
      23.3   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in the opinions filed as Exhibits 5.1 and
               8.1 of this Registration Statement).
      24.1   Powers of Attorney (contained on signature pages).

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
-----------  ---------------------------------------------------------------------------------------------------------
      25.1*  Form T-1 Statement of Eligibility of the United States Trust Company of New York to act as trustee under the Indenture.
      27.1   Financial Data Schedule.
      99.1*  Form of Letter of Transmittal.
      99.2*  Form of Notice of Guaranteed Delivery.
      99.3*  Guidelines for Certification of Taxpayer Identification Number of Substitute Form W-9
      99.4*  Form of Securities Dealers, Commercial Banks, Trust Companies and Other Nominees Letter
      99.5*  Form of Client Letter

------------------------

*   To be filed by amendment.

    (B) FINANCIAL STATEMENTS SCHEDULE
      S-1 VALUATION AND QUALIFYING ACCOUNTS

ITEM 22. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

        (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately proceeding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933 and is used in connection with a offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request; and

        (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW
YORK, ON JUNE       , 1998.

                                GROVE WORLDWIDE LLC

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Salvatore
J. Bonanno and Keith R. Simmons, or any one of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE
REGISTRANT AND IN THE CAPACITIES INDICATED, ON JUNE   , 1998.

          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                Chairman and Chief
                                  Executive Officer and
   /s/ SALVATORE J. BONANNO       Member (Principal
------------------------------    Executive Officer,
     Salvatore J. Bonanno         Principal Financial
                                  Officer and Principal
                                  Accounting Officer)

    /s/ J TAYLOR CRANDALL
------------------------------  Member
      J Taylor Crandall

    /s/ MICHAEL L. GEORGE
------------------------------  Member
      Michael L. George

     /s/ GERARD GRINSTEIN
------------------------------  Member
       Gerard Grinstein

          SIGNATURES                       TITLE
------------------------------  ---------------------------

     /s/ STEVEN B. GRUBER
------------------------------  Member
       Steven B. Gruber

     /s/ ROBERT B. HENSKE
------------------------------  Member
       Robert B. Henske

    /s/ GERARD E. HOLTHAUS
------------------------------  Member
      Gerard E. Holthaus

    /s/ ANTHONY P. SCOTTO
------------------------------  Member
      Anthony P. Scotto

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, GROVE CAPITAL, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW
YORK, ON JUNE   , 1998.

                                GROVE CAPITAL, INC.

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Salvatore
J. Bonanno with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE
REGISTRANT AND IN THE CAPACITIES INDICATED, ON JUNE   , 1998.

          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer and
   /s/ SALVATORE J. BONANNO       Director (Principal
------------------------------    Executive Officer,
     Salvatore J. Bonanno         Principal Financial
                                  Officer and Principal
                                  Accounting Officer)

     /s/ ROBERT B. HENSKE
------------------------------  Director
       Robert B. Henske

    /s/ ANTHONY P. SCOTTO
------------------------------  Director
      Anthony P. Scotto

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, GROVE U.S. LLC HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW
YORK, ON JUNE   , 1998.

                                GROVE U.S. LLC

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE
REGISTRANT AND IN THE CAPACITIES INDICATED, ON JUNE   , 1998.

          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ SALVATORE J. BONANNO
------------------------------  Grove Worldwide LLC, Member
     Salvatore J. Bonanno

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, GROVE FINANCE LLC HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW
YORK, ON JUNE   , 1998.

                                GROVE FINANCE LLC

                                BY            /S/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                         CHIEF EXECUTIVE OFFICER AND MEMBER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE
REGISTRANT AND IN THE CAPACITIES INDICATED, ON JUNE   , 1998.

          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ SALVATORE J. BONANNO
------------------------------  Grove Worldwide LLC, Member
     Salvatore J. Bonanno

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, CRANE ACQUISITION CORP. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW
YORK, ON JUNE   , 1998.

                                CRANE ACQUISITION CORP.

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE
REGISTRANT AND IN THE CAPACITIES INDICATED, ON JUNE   , 1998.

          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ SALVATORE J. BONANNO
------------------------------  Director
     Salvatore J. Bonanno

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, CRANE HOLDING INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW
YORK, ON JUNE   , 1998.

                                CRANE HOLDING INC.

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE
REGISTRANT AND IN THE CAPACITIES INDICATED, ON JUNE   , 1998.

          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ SALVATORE J. BONANNO
------------------------------  Director
     Salvatore J. Bonanno

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, NATIONAL CRANE CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK,
STATE OF NEW YORK, ON JUNE   , 1998.

                                NATIONAL CRANE CORPORATION

                                By            /s/ SALVATORE J. BONANNO
                                     -----------------------------------------
                                                Salvatore J. Bonanno
                                              CHIEF EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE
REGISTRANT AND IN THE CAPACITIES INDICATED, ON JUNE   , 1998.

          SIGNATURES                       TITLE
------------------------------  ---------------------------

                                President and Chief
                                  Executive Officer
   /s/ SALVATORE J. BONANNO       (Principal Executive
------------------------------    Officer, Principal
     Salvatore J. Bonanno         Financial Officer and
                                  Principal Accounting
                                  Officer)

   /s/ THEODORE J. URBANEK
------------------------------  Director
     Theodore J. Urbanek

   /s/ SALVATORE J. BONANNO
------------------------------  Director
     Salvatore J. Bonanno

                              GROVE WORLDWIDE LLC
                                  SCHEDULE OF
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                        ADDITIONS
                                                              ------------------------------
                                                 BALANCE AT
                                                  BEGINNING     CHARGED TO      CHARGED TO
                                                     OF          COSTS AND         OTHER        DEDUCTIONS-    BALANCE AT
                                                    YEAR         EXPENSES       ACCOUNTS(A)     DESCRIBE(B)    END OF YEAR
                                                 -----------  ---------------  -------------  ---------------  -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
Year ended September 30, 1995..................   $   2,590             86               5             790      $   1,891
                                                 -----------           ---             ---             ---     -----------
                                                 -----------           ---             ---             ---     -----------
Year ended September 28, 1996..................   $   1,891            688             (14)             12      $   2,553
                                                 -----------           ---             ---             ---     -----------
                                                 -----------           ---             ---             ---     -----------
Year ended September 27, 1997..................   $   2,553            538            (114)            260      $   2,717
                                                 -----------           ---             ---             ---     -----------
                                                 -----------           ---             ---             ---     -----------

------------------------------

(a) Impact of exchange rates

(b) Write-offs

                                      S-1